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                                CREDIT AGREEMENT


                            DATED AS OF JUNE 12, 1996


                                      AMONG


                                   JCAC, INC.,


                            THE LENDERS PARTY HERETO,


                     CHEMICAL BANK, AS ADMINISTRATIVE AGENT,


                     BANQUE PARIBAS, AS DOCUMENTATION AGENT,


                                       AND


                            BANK OF AMERICA ILLINOIS,
                              AS SYNDICATION AGENT

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                                TABLE OF CONTENTS

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                                    ARTICLE I
                                   DEFINITIONS . . . . . . . . . . . . . . . . 1

                                   ARTICLE II
                                   THE CREDITS

   Section 2.1    Revolving Loans. . . . . . . . . . . . . . . . . . . . . .  29
   Section 2.2    Term Loans . . . . . . . . . . . . . . . . . . . . . . . .  29
   Section 2.3    Interest . . . . . . . . . . . . . . . . . . . . . . . . .  31
   Section 2.4    Applicable Margin. . . . . . . . . . . . . . . . . . . . .  32
   Section 2.5    Borrowing Notice . . . . . . . . . . . . . . . . . . . . .  33
   Section 2.6    Disbursement of Funds. . . . . . . . . . . . . . . . . . .  33
   Section 2.7    Interest Periods, etc. . . . . . . . . . . . . . . . . . .  34
   Section 2.8    Mandatory Principal Payments . . . . . . . . . . . . . . .  35
   Section 2.9    Optional Principal Payments and Reductions
                  of Commitments . . . . . . . . . . . . . . . . . . . . . .  39
   Section 2.10   Method and Place of Payment. . . . . . . . . . . . . . . .  39
   Section 2.11   Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   Section 2.12   Notes; Recordkeeping . . . . . . . . . . . . . . . . . . .  40
   Section 2.13   Minimum Advances . . . . . . . . . . . . . . . . . . . . .  40
   Section 2.14   Eurodollar Rate Conversion and Continuation. . . . . . . .  40
   Section 2.15   Lending Offices. . . . . . . . . . . . . . . . . . . . . .  41
   Section 2.16   Non-Receipt of Funds by the Agent. . . . . . . . . . . . .  41
   Section 2.17   Collateral Security. . . . . . . . . . . . . . . . . . . .  41
   Section 2.18   Further Assistance . . . . . . . . . . . . . . . . . . . .  42
   Section 2.19   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . .  43
   Section 2.20   Issuance of Letters of Credit, etc.. . . . . . . . . . . .  43
   Section 2.21   Letter of Credit Fees. . . . . . . . . . . . . . . . . . .  44
   Section 2.22   Obligation of the Company Absolute, etc. . . . . . . . . .  44
   Section 2.23   Cash Collateral. . . . . . . . . . . . . . . . . . . . . .  45

                                   ARTICLE III
                             CHANGE IN CIRCUMSTANCES

   Section 3.1    Yield Protection . . . . . . . . . . . . . . . . . . . . .  45
   Section 3.2.   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .  46
   Section 3.3.   Availability of Rate Options . . . . . . . . . . . . . . .  48
   Section 3.4.   Funding Indemnification. . . . . . . . . . . . . . . . . .  48
   Section 3.5.   Lender Certificates; Survival of Indemnity . . . . . . . .  48

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

   Section 4.1    Conditions Precedent to Initial Loans. . . . . . . . . . .  49
   Section 4.2    Conditions Precedent to All Loans. . . . . . . . . . . . .  57
   Section 4.3    Conditions Precedent to Effectiveness of this
                  Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  59

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

   Section 5.1    Corporate Existence and Standing.. . . . . . . . . . . . .  62
   Section 5.2    Authorization and Validity . . . . . . . . . . . . . . . .  62
   Section 5.3    No Conflict; Government Consent, etc.. . . . . . . . . . .  62
   Section 5.4    Financial Statements . . . . . . . . . . . . . . . . . . .  63
   Section 5.5    Material Adverse Change. . . . . . . . . . . . . . . . . .  64
   Section 5.6    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .  64
   Section 5.7    Litigation and Contingent Obligations. . . . . . . . . . .  64
   Section 5.8    Environmental Matters. . . . . . . . . . . . . . . . . . .  64
   Section 5.9    ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . .  65
   Section 5.10   Accuracy of Information. . . . . . . . . . . . . . . . . .  65
   Section 5.11   Margin Regulations . . . . . . . . . . . . . . . . . . . .  66


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   Section 5.12   Materially Burdensome Agreements . . . . . . . . . . . . .  66
   Section 5.13   Compliance with Laws; Franchises and Licenses. . . . . . .  66
   Section 5.14   Ownership of Properties. . . . . . . . . . . . . . . . . .  67
   Section 5.15   Location of Properties . . . . . . . . . . . . . . . . . .  67
   Section 5.16   Investment Company Act . . . . . . . . . . . . . . . . . .  68
   Section 5.17   Public Utility Holding Company Act . . . . . . . . . . . .  68
   Section 5.18   Capital Structure. . . . . . . . . . . . . . . . . . . . .  68
   Section 5.19   Collateral Assignments . . . . . . . . . . . . . . . . . .  69
   Section 5.20   Excluded Subsidiaries, etc.. . . . . . . . . . . . . . . .  69
   Section 5.21   Labor Matters. . . . . . . . . . . . . . . . . . . . . . .  69
   Section 5.22   Solvency . . . . . . . . . . . . . . . . . . . . . . . . .  69
   Section 5.23   Security Interests and Liens . . . . . . . . . . . . . . .  69
   Section 5.24   Closing Date Transactions. . . . . . . . . . . . . . . . .  70
   Section 5.25   Call Letters; Patents, Trademarks, etc.. . . . . . . . . .  70
   Section 5.26   No Default . . . . . . . . . . . . . . . . . . . . . . . .  71
   Section 5.27   Brokers' Fees. . . . . . . . . . . . . . . . . . . . . . .  71
   Section 5.28   Insurance. . . . . . . . . . . . . . . . . . . . . . . . .  71
   Section 5.29   Representations and Warranties in Noble Documents. . . . .  71
   Section 5.30   Representations and Warranties in Citicasters
                  Documents. . . . . . . . . . . . . . . . . . . . . . . . .  71
   Section 5.31   Subsidiary Agreements. . . . . . . . . . . . . . . . . . .  72

                                   ARTICLE VI
                                    COVENANTS

   Section 6.1    Financial Reporting. . . . . . . . . . . . . . . . . . . .  72
   Section 6.2    Notice of Default, Litigation etc. . . . . . . . . . . . .  73
   Section 6.3    Financial Ratios . . . . . . . . . . . . . . . . . . . . .  74
   Section 6.4    Conduct of Business; Maintenance of Licenses . . . . . . .  75
   Section 6.5    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .  76
   Section 6.6    Insurance. . . . . . . . . . . . . . . . . . . . . . . . .  76
   Section 6.7    Compliance with Laws and FCC Filings in
                  connection with Loan Documents . . . . . . . . . . . . . .  76
   Section 6.8    Maintenance of Properties. . . . . . . . . . . . . . . . .  76
   Section 6.9    Inspection, etc. . . . . . . . . . . . . . . . . . . . . .  76
   Section 6.10   Restricted Payments. . . . . . . . . . . . . . . . . . . .  76
   Section 6.11   Indebtedness . . . . . . . . . . . . . . . . . . . . . . .  77
   Section 6.12   Merger . . . . . . . . . . . . . . . . . . . . . . . . . .  79
   Section 6.13   Sale of Assets . . . . . . . . . . . . . . . . . . . . . .  79
   Section 6.14   Sale and Leaseback . . . . . . . . . . . . . . . . . . . .  80
   Section 6.15   Investments and Acquisitions . . . . . . . . . . . . . . .  80
   Section 6.16   Guaranties . . . . . . . . . . . . . . . . . . . . . . . .  82
   Section 6.17   Liens. . . . . . . . . . . . . . . . . . . . . . . . . . .  82
   Section 6.18   Capital Expenditures . . . . . . . . . . . . . . . . . . .  83
   Section 6.19   Rentals. . . . . . . . . . . . . . . . . . . . . . . . . .  83
   Section 6.20   Affiliates . . . . . . . . . . . . . . . . . . . . . . . .  83
   Section 6.21   Management Fees. . . . . . . . . . . . . . . . . . . . . .  84
   Section 6.22   Interest Rate Protection, etc. . . . . . . . . . . . . . .  84
   Section 6.23   Certain Agreements . . . . . . . . . . . . . . . . . . . .  84
   Section 6.24   Fiscal Year; Fiscal Quarter. . . . . . . . . . . . . . . .  85
   Section 6.25   Amendment to Other Agreements. . . . . . . . . . . . . . .  85
   Section 6.26   Subsidiary Operations. . . . . . . . . . . . . . . . . . .  85
   Section 6.27   FCC Licenses . . . . . . . . . . . . . . . . . . . . . . .  85
   Section 6.28   Deposit Accounts . . . . . . . . . . . . . . . . . . . . .  85
   Section 6.29   Amendments and Waivers to Citicasters Documents,
                  Noble Documents, the Mexican Documents and the
                  Employment Agreements. . . . . . . . . . . . . . . . . . .  85
   Section 6.30   Collateral Assignments . . . . . . . . . . . . . . . . . .  85

                                   ARTICLE VII
                                    DEFAULTS

   Section 7.1    Breach of Representation or Warranty . . . . . . . . . . .  86
   Section 7.2    Failure to Make Payments . . . . . . . . . . . . . . . . .  86


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   Section 7.3    Breach of Certain Covenants. . . . . . . . . . . . . . . .  86
   Section 7.4    Other Defaults . . . . . . . . . . . . . . . . . . . . . .  86
   Section 7.5    Default Under Other Agreements . . . . . . . . . . . . . .  86
   Section 7.6    Bankruptcy, etc. . . . . . . . . . . . . . . . . . . . . .  86
   Section 7.7    Appointment of Receiver. . . . . . . . . . . . . . . . . .  87
   Section 7.8    Condemnation, etc. . . . . . . . . . . . . . . . . . . . .  87
   Section 7.9    Judgments. . . . . . . . . . . . . . . . . . . . . . . . .  87
   Section 7.10   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . .  87
   Section 7.11   Default Under Loan Documents . . . . . . . . . . . . . . .  88
   Section 7.12   Guarantees . . . . . . . . . . . . . . . . . . . . . . . .  88
   Section 7.13   Collateral Documents . . . . . . . . . . . . . . . . . . .  88
   Section 7.14   Licenses . . . . . . . . . . . . . . . . . . . . . . . . .  88
   Section 7.15   Liens. . . . . . . . . . . . . . . . . . . . . . . . . . .  89
   Section 7.16   Change of Control. . . . . . . . . . . . . . . . . . . . .  89
   Section 7.17   Prepayment or Redemption with respect to Certain
                  Indebtedness . . . . . . . . . . . . . . . . . . . . . . .  89
   Section 7.18   Noble Documents and Mexican Documents. . . . . . . . . . .  89
   Section 7.19   Parent Contribution Documents. . . . . . . . . . . . . . .  90

                                  ARTICLE VIII
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

   Section 8.1    Acceleration . . . . . . . . . . . . . . . . . . . . . . .  90
   Section 8.2    Amendments . . . . . . . . . . . . . . . . . . . . . . . .  91
   Section 8.3    Preservation of Rights . . . . . . . . . . . . . . . . . .  92

                                   ARTICLE IX
                               GENERAL PROVISIONS

   Section 9.1    Survival of Representations. . . . . . . . . . . . . . . .  93
   Section 9.2    Governmental Regulation. . . . . . . . . . . . . . . . . .  93
   Section 9.3    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .  93
   Section 9.4    Headings . . . . . . . . . . . . . . . . . . . . . . . . .  93
   Section 9.5    Entire Agreement . . . . . . . . . . . . . . . . . . . . .  93
   Section 9.6    Several Obligations. . . . . . . . . . . . . . . . . . . .  93
   Section 9.7    Expenses; Indemnification. . . . . . . . . . . . . . . . .  93
   Section 9.8    Numbers of Documents . . . . . . . . . . . . . . . . . . .  94
   Section 9.9    Accounting . . . . . . . . . . . . . . . . . . . . . . . .  94
   Section 9.10   Severability of Provisions . . . . . . . . . . . . . . . .  94
   Section 9.11   Non-liability of Lender. . . . . . . . . . . . . . . . . .  94
   Section 9.12   CHOICE OF LAW. . . . . . . . . . . . . . . . . . . . . . .  94
   Section 9.13   CONSENT TO JURISDICTION. . . . . . . . . . . . . . . . . .  94
   Section 9.14   Counterparts . . . . . . . . . . . . . . . . . . . . . . .  95
   Section 9.15   Limitation of Rights . . . . . . . . . . . . . . . . . . .  95
   Section 9.16   Limitation of Liability. . . . . . . . . . . . . . . . . .  95

                                    ARTICLE X
                                   THE AGENTS

   Section 10.1   Appointment. . . . . . . . . . . . . . . . . . . . . . . .  95
   Section 10.2   Powers . . . . . . . . . . . . . . . . . . . . . . . . . .  96
   Section 10.3   General Immunity . . . . . . . . . . . . . . . . . . . . .  96
   Section 10.4   No Responsibility for Loans, Recitals, etc.. . . . . . . .  96
   Section 10.5   Action on Instructions of Lenders. . . . . . . . . . . . .  96
   Section 10.6   Employment of Agents and Counsel . . . . . . . . . . . . .  96
   Section 10.7   Reliance on Documents; Counsel . . . . . . . . . . . . . .  96
   Section 10.8   Agent's Reimbursement and Indemnification. . . . . . . . .  96
   Section 10.9   Rights as a Lender . . . . . . . . . . . . . . . . . . . .  97
   Section 10.10  Lender Decisions . . . . . . . . . . . . . . . . . . . . .  97
   Section 10.11  Successor Agent. . . . . . . . . . . . . . . . . . . . . .  97
   Section 10.12  Collateral Releases. . . . . . . . . . . . . . . . . . . .  97


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                                   ARTICLE XI
                            SETOFF; RATABLE PAYMENTS

   Section 11.1   Setoff . . . . . . . . . . . . . . . . . . . . . . . . . .  98
   Section 11.2   Ratable Payments . . . . . . . . . . . . . . . . . . . . .  98

                                   ARTICLE XII
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

   Section 12.1   Successors and Assigns . . . . . . . . . . . . . . . . . .  98
   Section 12.2   Participations . . . . . . . . . . . . . . . . . . . . . .  98
   Section 12.3   Assignments. . . . . . . . . . . . . . . . . . . . . . . .  99
   Section 12.4   Dissemination of Information . . . . . . . . . . . . . . . 100
   Section 12.5   Confidentiality. . . . . . . . . . . . . . . . . . . . . . 100

                                  ARTICLE XIII
                                     NOTICES

   Section 13.1   Giving Notice. . . . . . . . . . . . . . . . . . . . . . . 101
   Section 13.2   Change of Address. . . . . . . . . . . . . . . . . . . . . 101

                                   ARTICLE XIV
                              WAIVER OF JURY TRIAL . . . . . . . . . . . . . 101


                   EXHIBITS AND SCHEDULES TO CREDIT AGREEMENT
EXHIBITS

Exhibit A-1              -     Form of Revolving Notes
Exhibit A-2              -     Form of Term A Notes
Exhibit A-3              -     Form of Term B Notes
Exhibit B-1              -     Form of Collateral Assignment of the Jacor-Noble
                               Documents
Exhibit B-2              -     Form of Collateral Assignment of the Time
                               Brokerage Agreements
Exhibit B-3              -     Form of Collateral Assignment of the Mexican
                               Agreements
Exhibit B-4              -     Form of Collateral Assignment of the Joint Sales
                               Agreements/Local Marketing Agreements
Exhibit B-5              -     Form of Collateral Assignment of the Citicasters
                               Documents
Exhibit C                -     Form of Mortgage
Exhibit D-1              -     Form of Company Pledge Agreement
Exhibit D-2              -     Form of Subsidiary Primary Pledge Agreement
Exhibit D-3              -     Form of Subsidiary Secondary Pledge Agreement
Exhibit D-4              -     Form of Subsidiary First Amended and Restated
                               Secondary Pledge Agreement
Exhibit D-5              -     Form of Parent Pledge Agreement
Exhibit E-1              -     Form of Company Security Agreement
Exhibit E-2              -     Form of Subsidiary Security Agreement
Exhibit F                -     Form of Compliance Certificate
Exhibit G-1              -     Form of Intercompany Acquisition Demand Note
Exhibit G-2              -     Form of First Amended and Restated Intercompany
                               Acquisition Demand Note
Exhibit H-1              -     Form of Intercompany Demand Note
Exhibit H-2              -     Form of First Amended and Restated Intercompany
                               Demand Note
Exhibit H-3              -     Form of Third Consolidated Amended and Restated
                               Intercompany Demand Note
Exhibit I                -     Form of Third Amended and Restated Intercompany
                               Security Agreement
Exhibit J-1              -     Form of Subsidiary Guaranty
Exhibit J-2              -     Form of Parent Guaranty
Exhibit K                -     Intentionally Deleted


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Exhibit L                -     Accountant's Letter
Exhibit M                -     Form of Assignment and Acceptance Agreement
Exhibit N-1              -     Form of Company Trademark Agreement
Exhibit N-2              -     Form of Subsidiary Trademark Agreement


SCHEDULES

Schedule I               -     Revolving Loan Commitments
Schedule 1.1             -     Citicasters Existing Indebtedness
Schedule 1.2             -     Permitted Acquisitions
Schedule 4.1(x)          -     Governmental Consents, Approvals, Shareholder
                               Consents, etc.
Schedule 5.3             -     No Conflict, Government Consent
Schedule 5.7             -     Litigation and Contingent Obligations
Schedule 5.8(a)          -     Environmental Claims
Schedule 5.8 (b)         -     Presence of Material of Environmental Concern
Schedule 5.9             -     ERISA Matters
Schedule 5.12            -     Materially Burdensome Agreements
Schedule 5.13(b)(i)      -     FCC Broadcast Station Licenses of the Parent, the
                               Company and Subsidiaries
Schedule 5.13(b)(ii)     -     Certain Governmental Requirements
Schedule 5.13(c)         -     Governmental Proceedings
Schedule 5.14            -     Liens
Schedule 5.15(a)         -     Owned Property
Schedule 5.15(b)         -     Other Locations of Tangible Personal Property
Schedule 5.18(a)         -     Capital Stock
Schedule 5.18(b)(i)      -     Existing Debt
Schedule 5.18(b)(ii)     -     Surviving Debt
Schedule 5.18(b)(iii)    -     JCI Existing Debt
Schedule 5.21            -     Labor Matters
Schedule 5.23            -     Interests of Third Parties
Schedule 5.25            -     Patents, Copyrights and Trademarks
Schedule 5.27            -     Brokers' Fees
Schedule 5.28            -     Existing Insurance Policies
Schedule 6.11(e)         -     Existing Indebtedness
Schedule 6.13            -     Permitted Sale of Assets
Schedule 6.15(f)         -     Permitted Investments
Schedule 6.17(i)         -     Existing Liens
Schedule 6.20            -     Permitted Affiliate Transactions


                                       v
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          This Credit Agreement, dated as of June 12, 1996, is among JCAC, Inc., a Florida corporation, the Lenders (as defined below), Chemical Bank, as Administrative Agent, Banque Paribas, as Documentation Agent, and Bank of
America Illinois, as Syndication Agent.  The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          As used in this Agreement:

          "Acquisition" means any transaction, or any series of transactions involving related or affiliated sellers, consummated after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or assets of any Person (other than assets acquired by the Company or any of its Subsidiaries in the ordinary course of its business), whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires at least fifty percent (50%) in number of votes (in one transaction or as the most recent transaction in a series of transactions), of the securities or other ownership interest in any Person, other than, with respect to the Company, a Subsidiary of the Company existing on the date hereof.

          "Acquisition Certificate" means, with respect to any proposed Acquisition, a certificate signed by an Authorized Officer of the Company in the form of a compliance certificate showing the calculations necessary to determine, after giving effect to such Acquisition, compliance with this Agreement on a combined PRO FORMA basis, both at the time of such proposed Acquisition and for the twelve month period immediately following the date of such Acquisition based upon PRO FORMA projections for such twelve month period immediately following the date of such Acquisition, and which shall also certify
(i) the aggregate amount of all Permitted Acquisitions made after the Closing Date (other than the Permitted Acquisitions set forth in sub-clauses (i) and (ii) of the definition thereof), including the amount of such Acquisition currently being made, (ii) the accuracy and completeness of the Acquisition Pro Formas attached to such certificate, (iii) the accuracy of the matters set forth in clauses (c), (e), (f), (g) and (h) of the definition of "Permitted Acquisition", and with respect to the matters set forth in clauses (f) and (g) of such definition, and to the extent applicable, clauses (c) and (h) of such definition, the calculations in support thereof and (iv) that on the date of such proposed Acquisition, both before and after giving effect to such Acquisition, all of the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects (except those representations and warranties that speak only as of a different date), and no Default or Unmatured Default shall exist.

          "Acquisition Pro Formas" shall mean, in connection with any proposed Acquisition by the Company or any of its Subsidiaries of a business engaged primarily in radio or television broadcasting, a consolidated balance sheet, profit and loss statement and cash flow statement of the Company and its Subsidiaries each in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles consistently applied on a combined PRO FORMA basis after giving effect to the proposed Acquisition for the twelve-month period immediately preceding such Acquisition.

          "Administrative Agent" means Chemical Bank in its capacity as administrative agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

          "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Company on the same Borrowing Date, at the same Rate Option and, in the case of Eurodollar Rate borrowings hereunder, for the same Interest Period.

          "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Person specified, whether by contract, understanding or otherwise. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

          "Agents" means the collective reference to the Administrative Agent, the Documentation Agent and the Syndication Agent.

          "Aggregate Commitment" means, at any time of determination, the aggregate of the Aggregate Revolving Loan Commitment, the Aggregate Term A Loan Commitment and the Aggregate Term B Loan Commitment at such time.

          "Aggregate Revolving Loan Commitment" means, at any time of determination, the aggregate of the Revolving Loan Commitments of each of the Lenders at such time.

          "Aggregate Term A Loan Commitment" means, at any time of determination, the aggregate of the Term A Loan Commitments of each of the Lenders at such time.

          "Aggregate Term B Loan Commitment" means, at any time of determination, the aggregate of the Term B Loan Commitments of each of the Lenders at such time.

          "Agreement" means this Credit Agreement, as it may be amended, modified, supplemented or restated and in effect from time to time.

          "Agreement Accounting Principles" means United States generally accepted principles of accounting as in effect on, and applied in a manner consistent with, those used in preparing the audited December 31, 1995 consolidated financial statements of the Parent and its Subsidiaries.

          "Amendments" is defined in Section 8.2.

          "Anniversary Date" shall mean each date which occurs on each annual anniversary of the Closing Date.

          "Annual Capital Contribution" shall mean the capital contribution to be made to the Company by the Parent as provided in the Parent Guaranty and the Parent Contribution Documents in an amount not less than the amount of the Annual Management Fee paid by the Company to the Parent pursuant to Section 6.21(c).

          "Annual Management Fee" is defined in Section 6.21(c).

          "Applicable Margin" means the respective percentages for each Rate Option determined in accordance with the terms of Section 2.4.

          "Article" means an article of this Agreement unless another document is specifically referenced.

          "Australia's Wonderland" shall mean the investment by the Company represented by the Partnership Agreement among James Hardie Industries, Limited, Leighton Holdings Limited, Taft Broadcasting Company (now known as Citicasters Co.) and Bartessa Pty. Limited (now known as Sydney Theme Park Pty. Limited) (together, the "Theme Park Partnership"), dated as of June 6, 1984, and also, the investment by the Theme Park Partnership in the Joint Venture Agreement among State Superannuation Board, the Theme Park Partnership, James Hardie Industries, Limited, Leighton Holdings Limited, Taft Broadcasting Company (now known as Citicasters Co.) and Bartessa Pty. Limited, dated as of June 6, 1984.

          "Authorized Officer" means, with respect to any Person, any of the Chairman of the Board, the President, the Treasurer or the Chief Financial Officer of such Person, acting singly.

          "Bank of America" shall mean Bank of America Illinois in its individual capacity, and its successors and assigns.

          "Banque Paribas" shall mean Banque Paribas in its individual capacity, and its successors and assigns.

          "Base Rate" means a rate per annum at any time equal to the greater of
(i) base rate or prime rate of interest announced by the Administrative Agent from time to time, changing when and as said base rate or prime rate changes and
(ii) the Federal Funds Rate plus 1/2 of 1% per annum.

          "Borrowing Date" means a date on which an Advance is made hereunder.

          "Borrowing Notice" is defined in Section 2.5.

          "Broadcast Cash Flow" shall mean, with respect to the Company and its consolidated Subsidiaries, for any period of calculation the remainder of (x) the revenue for such period which is classified as net revenue (other than barter revenue) in the profit and loss statements delivered pursuant to Sections 6.1(a) and 6.1(b) MINUS (y) those expenses which are classified as operating expenses (other than barter expense, interest expense, depreciation, amortization, corporate general and administrative expense and non-cash extraordinary items) for such period in the profit and loss statements delivered pursuant to Sections 6.1(a) and 6.1(b).

          "Broadcast Finance" means Broadcast Finance, Inc., an Ohio corporation.

          "Business Day" means (i) with respect to any borrowing, payment or selection in respect of any Eurodollar Loan, a day other than Saturday or Sunday on which banks are open for business in Chicago and New York and on which dealings in U.S. Dollars are carried on in the interbank eurodollar market and
(ii) for all other purposes, a day other than Saturday or Sunday on which banks are open for business in Chicago and New York.

          "Capital Expenditures" shall mean, for any period, the sum of expenditures, other than barter expenditures (whether paid in cash or accrued as a liability, including the portion of Capitalized Leases that is capitalized on the consolidated balance sheet of the Company and its Subsidiaries during such period), by the Company and its Subsidiaries during such period that, in conformity with Agreement Accounting Principles, are included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the consolidated financial statements of the Company and its Subsidiaries.

          "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

          "Capitalized Lease" of a Person means any lease of property by such Person as lessee which should be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

          "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which should be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

          "Cash Collateralize" means the pledge and deposit with or delivery to the Administrative Agent, for the benefit of the Agents, the Issuing Banks and the Lenders, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Banks; such documentation shall irrevocably authorize the Administrative Agent to apply such cash collateral to reimbursement of the Issuing Banks for draws under Letters of Credit as and when occurring, and in all cases to payment of other Obligations as and when due. Cash collateral shall be maintained in blocked deposit accounts at the Administrative Agent or a Lender.

          "Cash Equivalents" shall mean (i) securities issued directly or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) or (ii) time deposits and certificates of deposit with, and commercial paper issued by the parent corporation of, any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition.

          "Cash Interest Expense" means, for any fiscal period of the Company, the interest expense (including, without limitation, interest expense attributable to Capitalized Leases in accordance with Agreement Accounting Principles) of the Company and its Subsidiaries for such period, PLUS all expenses incurred by the Company or its Subsidiaries in connection with the payment of fees under any agreement relating to indebtedness during such period (other than fees paid or payable during such period pursuant to Section 2.11(a) or (b)), MINUS, to the extent included in the foregoing, any such interest or fee expense not paid or payable in cash during such period, MINUS interest income earned and received by the Company or its Subsidiaries during such period, PLUS any such interest or fee expense accrued but not paid by the Company or its Subsidiaries during any previous period and paid during such period, in each case determined on a consolidated basis in accordance with Agreement Accounting Principles.

          "Chemical Bank" shall mean Chemical Bank in its individual capacity, and its successors and assigns.

          "Citicasters" means Citicasters Inc., a Florida corporation.

          "Citicasters Agreement" means that certain Agreement and Plan of Merger dated as of February 12, 1996 among the Parent, JCAC, Inc. and Citicasters.

          "Citicasters Change of Control Put" shall mean the right of the holders of the Citicasters Subordinated Debt to require that all or any portion of the Citicasters Subordinated Debt be redeemed or repurchased upon a Change of Control (as defined in the Citicasters Subordinated Debt Indenture) occurring as a result of the transactions contemplated by the Citicasters Agreement.

          "Citicasters Document Assignment" means an assignment agreement providing for the assignment by the Parent and the Company of all of their respective right, title and interest in the Citicasters Documents, in favor of the Administrative Agent for the ratable benefit of the Lenders, substantially in the form of Exhibit B-5 hereto, duly completed, executed and delivered to the Administrative Agent by the Company and certain affiliates of the Company, as the same may be amended, modified, supplemented or restated and in effect from time to time.

          "Citicasters Documents" means the collective reference to the Citicasters Agreement and all agreements and instruments executed and delivered by or in favor of the Parent or the Company in connection with the Citicasters Merger.

          "Citicasters Existing Debt" means all of the Indebtedness of Citicasters and its Subsidiaries existing on the Closing Date before giving effect to the Transactions, as more fully described on Schedule 1.1 hereto.

          "Citicasters L/C Documents" means the collective reference to (i) a letter of credit, in an original principal amount not to exceed $75,000,000, issued by the L/C Provider in favor of Citicasters on March 13, 1996 in connection with the proposed acquisition by the Company of the assets and stock of Citicasters, and (ii) a letter of credit reimbursement agreement between the Parent and the L/C Provider dated as of March 13, 1996 relating to the letter of credit referred to in clause (i) above.

          "Citicasters Merger" means the merger of JCAC, Inc., a Wholly-Owned Subsidiary of the Parent, with and into Citicasters on the terms and conditions set forth in the Citicasters Agreement.

          "Citicasters Put Period" shall mean the period commencing on the Closing Date and ending on the earlier to occur of (i) the date upon which the Citicasters Change of Control Put expires, provided that such date shall not be later than forty days from the date a notice of such Change of Control Put is mailed by the Company pursuant to Section 3.8 of the Citicasters Subordinated Debt Indenture, provided further that the date upon which such notice is deemed to be mailed shall not be later than sixty days after the Closing Date and (ii) the date upon which the Change of Control Put is waived by the holders of the Citicasters Subordinated Debt.

          "Citicasters Subordinated Debt" means all indebtedness represented by the Citicasters Subordinated Notes.

          "Citicasters Subordinated Debt Indenture" means that certain Indenture dated as of February 18, 1994 between Citicasters and Shawmut Bank Connecticut, National Association, as trustee, as amended by that certain First Supplemental Indenture dated as of August 22, 1994 between Citicasters and Shawmut Bank Connecticut, National Association, as trustee.

          "Citicasters Subordinated Debt Maturity Date" means February 15, 2004.

          "Citicasters Subordinated Notes" means the 9 3/4% Senior Subordinated Notes due February 15, 2004 issued pursuant to the Citicasters Subordinated Debt Indenture.

          "Citicasters Transactions" shall mean all of the transactions contemplated by the Citicasters Documents, including, without limitation, the Citicasters Merger.

          "Closing Date" means that date upon which all conditions precedent to the making of the initial Loans have occurred and the initial Loans are made.

          "Collateral" means the collective reference to the "Collateral" under and as defined in each of the Collateral Documents (other than the Mortgages) and the "Property" under and as defined in each of the Mortgages.

          "Collateral Assignment" means, with respect to each Joint Sales Agreement and Local Marketing Agreement, an assignment agreement, substantially in the form of Exhibit B-4 hereto, providing for the assignment by the Company or a Subsidiary of the Company, as the case may be, of all of its right, title and interest in such Joint Sales Agreement or Local Marketing Agreement, in favor of the Administrative Agent for the ratable benefit of the Lenders, duly completed, executed and delivered to the Administrative Agent by the Company and, subject to Section 6.30, duly acknowledged by the other party (or parties) to such Joint Sales Agreement or Local Marketing Agreement, as the same may be amended, modified, supplemented or restated and in effect from time to time.

          "Collateral Documents" means, collectively, the Parent Guaranty, the Parent Pledge Agreement, the Subsidiary Guaranty, the Company Pledge Agreement, the Company Security Agreement, the Mortgages, the Subsidiary Security Agreement, the Subsidiary Pledge Agreements, the Company Trademark Agreement, the Subsidiary Trademark Agreements, the Noble Document Assignment, the Citicasters Document Assignment, the Time Brokerage Assignment, the Parent Account Assignment, the Mexican Assignment Agreement, the Collateral Assignments and the Intercompany Security Agreement and all ancillary documentation and agreements required thereunder or executed and/or delivered by the Parent, the Company or any of its Subsidiaries to the Administrative Agent or any Lender in connection therewith.

          "Commitment Fee Rate" shall mean, at any time of determination, a rate per annum equal to (i) if the Leverage Ratio is greater than or equal to 5.5 to
1.0 at such time, 0.50% and (ii) if the Leverage Ratio is less than 5.5 to 1.0 at such time, 0.375%. The Commitment Fee Rate shall be subject to adjustment (upwards or downwards, as appropriate) based on the Leverage Ratio at the end of each of the first three fiscal quarters and the fiscal year of the Company. For purposes of determining the Commitment Fee Rate, the Leverage Ratio shall be determined (i) for the period from the Closing Date until the Company delivers its monthly financial statements for the period ending as at June 30, 1996, by determining Total Debt on the Closing Date after giving effect to the making of the Loans and the consummation of the other Transactions which are consummated on such date and by determining Operating Cash Flow for the twelve-month period ending April 30, 1996, (ii) in the case of determinations made with respect to the first three fiscal quarters of the Company's fiscal year, by reference to the monthly financial statements for the month ending on the last day of such fiscal quarter and the Compliance Certificate for such fiscal quarter delivered pursuant to Sections 6.1(b) and (d) and (iii) in the case of determinations made with respect to the last fiscal quarter of the Company's fiscal year, by reference to the financial statements and Compliance Certificate delivered by the Company pursuant to Sections 6.1(a) and (d), provided that for the purposes of clauses (i), (ii) and (iii) above, for all periods prior to the purchase of the Noble Stock pursuant to the Noble Stock Purchase and Warrant Redemption Agreement, all calculations shall be made on a combined pro forma basis (excluding the Noble Denver Stations unless they are subject to a Joint Sales Agreement or a Local Marketing Agreement) as if such Noble Stock had been purchased on or prior to the first day of such period, all as certified to by an Authorized Officer of the Company, and attaching to such certificate, combined pro forma financial statements in support of such calculations. The adjustment, if any, to the Commitment Fee Rate shall be effective commencing on the Business Day of the delivery of such quarterly or annual financial statements and Compliance Certificate and shall be effective only for the period subsequent to such date. In the event that the Company shall at any time fail to furnish to the Lenders the financial statements and Compliance Certificate required to be delivered pursuant to Section 6.1(a), (b) or (d), the maximum Commitment Fee Rate shall apply until such time as such financial statements and Compliance Certificate are so delivered to the Administrative Agent.

          "Commitments" means, for each Lender, its Revolving Loan Commitment, its Term A Loan Commitment and its Term B Loan Commitment.

          "Communications Act" means the Communications Act of 1934, as amended.

          "Company" means (i) prior to the consummation of the Citicasters Merger, JCAC, Inc., a Florida corporation, and its successors and assigns and
(ii) on and after the Closing Date and after the consummation of the Citicasters Merger, Citicasters, as the surviving corporation of the Citicasters Merger, and its successors and assigns.

          "Company Mortgages" means collectively any mortgage or deed of trust, each in substantially the form of Exhibit C hereto duly completed, executed and delivered by the Company on the Closing Date pursuant to Section 4.1(a)(vi), and any mortgage or deed of trust duly completed, executed and delivered by the Company pursuant to Section 2.17, as each such mortgage or deed of trust may be amended, modified, supplemented or restated and in effect from time to time.

          "Company Pledge Agreement" means a pledge agreement in substantially the form of Exhibit D-1 hereto, duly completed, executed and delivered to the Administrative Agent by the Company, as the same may be amended, modified, supplemented or restated and in effect from time to time.

          "Company Security Agreement" means the security agreement in substantially the form of Exhibit E-1 hereto, duly completed, executed and delivered to the Administrative Agent by the Company, as the same may be amended, modified, supplemented or restated and in effect from time to time.

          "Company Trademark Agreement" means a trademark security agreement in substantially the form of Exhibit N-1 hereto, duly completed, executed and delivered to the Administrative Agent by the Company, as the same may be amended, modified, supplemented or restated and in effect from time to time.

          "Compliance Certificate" means a compliance certificate in substantially the form of Exhibit F hereto, with appropriate insertions, signed by an Authorized Officer of the Company, showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, describing the nature thereof and any action the Company is taking or proposes to take with respect thereto.

          "Conversion/Continuation Notice" is defined in Section 2.14(b).

          "Current Assets" shall mean, at any time, the current assets (other than barter, deferred tax, cash and cash equivalents of the Company and its Subsidiaries at such time), determined on a consolidated basis in accordance with Agreement Accounting Principles.

          "Current Fiscal Year" is defined in Section 6.10.

          "Current Liabilities" shall mean, at any time, the current liabilities (other than the current portion of all long-term Indebtedness of the Company and its Subsidiaries at such time and other than barter and deferred tax items), determined on a consolidated basis in accordance with Agreement Accounting Principles.

          "Debt Cash Proceeds" means all cash proceeds received by the Company or any of its Subsidiaries from the incurrence of, or the issuance of any instruments relating to, any Indebtedness (other than (i) Qualified Subordinated Indebtedness and (ii) Indebtedness borrowed by the Company under this Agreement), in each case net of underwriting discounts, commissions and other reasonable fees, costs and expenses associated therewith.

          "Default" means the occurrence of an event described in Article VII.

          "Default Rate" is defined in Section 2.3(c).

          "Disposition(s)" is defined in Section 6.13.

          "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any Person, Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the final maturity of the Revolving Loans and the Term A Loans, and (b) with respect to any Subsidiary of any Person (including with respect to any Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

          "Documentation Agent" means Banque Paribas in its capacity as documentation agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Documentation Agent appointed pursuant to Article X.

          "Effective Date" means the date upon which all conditions precedent to the effectiveness of this Agreement have been satisfied.

          "Employment Agreements" means the collective reference to (i) that certain Employment Agreement dated as of February 20, 1996 between the Company and John Lynch, and (ii) that certain Employment Agreement dated as of February 20, 1996 between the Company and Frank DeFrancesco, as each such agreement may be amended, supplemented or otherwise modified from time to time in accordance with Section 6.29.

          "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

          "Equity Interests" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership interests in, such Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means, with respect to the Company or any of its Subsidiaries, any Person (or any trade or business, whether or not incorporated) that is under common control with the Company or such Subsidiary within the meaning of Section 414 of the Internal Revenue Code.

          "Eurodollar Advance" means an Advance which bears interest at the Eurodollar Rate for a particular Interest Period.

          "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Administrative Agent to be the rate at which deposits in U.S. dollars are offered by the Administrative Agent to first-class banks in the interbank eurodollar market at approximately 11 a.m. (New York time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant Eurodollar Loan requested hereunder and having a maturity approximately equal to such Interest Period.

          "Eurodollar Loan" means a Loan, or portion thereof, which bears interest at the Eurodollar Rate for a particular Interest Period.

          "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to that Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to that Interest Period, plus
(ii) the Applicable Margin. The Eurodollar Rate shall be rounded, if necessary, to the next higher 1/100 of 1%.

          "Excess Cash Flow" means, for the period commencing January 1, 1997 and ending December 31, 1997 and thereafter for any fiscal year of the Company, a positive amount, if any, equal to (i) Operating Cash Flow, PLUS (or minus)
(ii) decreases (or increases) in Working Capital from the first day of such period to the last day of such period MINUS (iii) the sum of (without duplication) (A) scheduled principal payments made pursuant to scheduled commitment reductions of the Revolving Loan Commitments with respect to the Revolving Loans during such period, scheduled amortization during such period of the principal portion of the Term A Loans and Term B Loans and other Indebtedness of the Company and its Subsidiaries, (B) Cash Interest Expense and any other fees and expenses paid in cash under the Loan Documents, (C) income and franchise taxes paid or payable in cash during such period (other than taxes on amounts recognized in connection with a sale or other Disposition made by the Company or any of its Subsidiaries), (D) Capital Expenditures (to the extent permitted by Section 6.18(b) through (d)) to the extent paid in cash, (E) payments made to the Parent which are applied by the Parent to Permitted Stock Repurchases to the extent permitted by Section 6.10(i) and (F) Restricted Payments paid in cash (to the extent made pursuant to the terms of Section 6.10(iv) or (v)), all calculated for such fiscal year for the Company and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

          "Excluded Amount" is defined in Section 6.13(c).

          "Excluded Subsidiary" shall mean each of Jacor National Corp., a Delaware corporation, WIBX Incorporated, a New York corporation and Marathon Communications, Inc., a New York corporation.

          "Excluded Television Station Sales" is defined in Section 6.13(f).

          "Existing Debt" is defined in Section 5.18(b).

          "Existing Radio Expenditure Maximum" is defined in Section 6.18(b).

          "Existing Warrants" means the 1,983,966 warrants outstanding as of the Closing Date issued in 1993 to purchase shares of the common stock of the Parent, which warrants are exercisable on or before January 14, 2000 at $8.30 per share.

          "Fair Market Value" and "fair market value" means, with respect to any assets or property, the amount at which such assets or property would change hands between a willing buyer and a willing seller, within a commercially reasonable time, each having reasonable knowledge of the relevant facts, neither being under a compulsion to sell or buy, as such amount is determined by (i) the board of directors of the Company acting in good faith or (ii) an appraisal or valuation firm of national or regional standing selected by the Company, with experience in the appraisal or valuation of properties or assets of the type for which Fair Market Value is being determined.

          "FCC" means the Federal Communications Commission or any other regulatory body which succeeds to the functions of the Federal Communications Commission.

          "FCC Broadcast Station License" means a broadcast station license or series of licenses issued by the FCC for the dissemination of radio or television communications intended to be received by the public.

          "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Chemical Bank and Bank of America Illinois on such day on such transactions as determined by the Administrative Agent in its discretion.

          "Fee Letters" shall mean one or more fee letters entered into between or among the Parent and/or the Company on the one hand, and the Administrative Agent, the Documentation Agent and/or the Syndication Agent on the other hand.

          "Fixed Charges" means, for any fiscal period of the Company, an amount equal to the sum of, without duplication, (i) Cash Interest Expense for such period, PLUS (ii) principal payments due pursuant to (A) scheduled commitment reductions of the Revolving Loan Commitments during such period on the Revolving Loans and (B) scheduled amortization during such period of the principal portion of the Term A Loans and the Term B Loans and (C) scheduled amortization during such period of the principal portion of other Indebtedness of the Company and its Subsidiaries, PLUS (iii) the principal component of all rents accrued during such period in connection with Capitalized Leases under which the Company or any of its Subsidiaries is the lessee, PLUS (iv) income and franchise taxes paid or payable in cash during such period (other than taxes on amounts recognized in connection with Dispositions made by the Company or any of its Subsidiaries) PLUS (v) all cash Capital Expenditures (other than those permitted under Section 6.18(a)) made or required to be made during such period.

          "Floating Rate" means a rate per annum equal to (i) the Base Rate plus
(ii) the Applicable Margin, in each case changing when and as the Base Rate and/or the Applicable Margin changes.

          "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

          "Floating Rate Loan" means a Loan, or portion thereof, which bears interest at the Floating Rate.

          "FTC" means the Federal Trade Commission or any other regulatory body which succeeds to the functions of the Federal Trade Commission.

          "Generally Accepted Accounting Principles" means United States generally accepted principles of accounting as in effect as of the date of determination.

          "Governmental Authority" shall mean any nation, state, sovereign, or government, any federal, regional, state, local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranty" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, any Indebtedness, lease, dividend or other obligation of any other Person in any manner, whether directly or indirectly and whether such obligation is contingent or absolute, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract to such effect, all obligations of such Person for the liabilities or obligations of another under any Joint Sales Agreement, any Local Marketing Agreement and the Mexican Sales Agency Agreement and the actual or contingent liability of such Person in connection with any application for or the issuance of any letter of credit, but shall exclude the endorsement of instruments for deposit or collection in the ordinary course of business.

          "Hanna-Barbera Escrow Account" shall mean the escrow account/holdback account established when Citicasters sold assets known as the Hanna-Barbera assets to HB Entertainment Co., which originally contained approximately $40,000,000, of which $8,000,000 remains to be disbursed (subject to claims of buyer) to Citicasters according to the terms of the Escrow Agreement.

          "Hedged Amount" is defined in Section 6.22(a).

          "HSR Approvals" is defined in Section 4.2(f).

          "Indebtedness" of a Person means, without duplication, such Person's
(i) liabilities and obligations for borrowed money, (ii) liabilities and obligations representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade, (iii) liabilities and payment obligations (contingent or otherwise), whether or not assumed, which are secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) liabilities and obligations which are evidenced by bonds, notes, debentures, banker's acceptances or similar instruments issued or accepted by banks, or other instruments evidencing indebtedness, (v) liabilities and obligations relating to Capitalized Lease Obligations, (vi) payment obligations (contingent or otherwise) arising under Non-Compete Agreements, (vii) payment obligations arising under agreements to repurchase securities (but only when such obligations become due or during any period during which the security holder has the right to cause such payment to become due), (viii) all liabilities and obligations of such Person in respect of letters of credit and, without duplication, all unreimbursed amounts drawn thereunder, (ix) all payment obligations of such Person under any terminated agreements with respect to Interest Swap and Hedging Obligations, (x) any Guaranty of any of the foregoing obligations described in the foregoing clauses
(i) through (ix) and all liabilities and obligations of others described in the foregoing clauses (i) through (ix) that are otherwise such Person's legal liability or which are secured by any assets or property of such Person and all obligations to purchase, redeem or acquire any Equity Interests and (xi) all Disqualified Capital Stock of such Person (valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

          "Intercompany Acquisition Loan" means a loan made by the Company to any of its Subsidiaries, which loan is made by the Company for the purpose of funding (and the proceeds thereof have been applied to fund) a Permitted Acquisition by such Subsidiary.

          "Intercompany Acquisition Note" means an intercompany acquisition demand note and a first amended and restated intercompany acquisition demand note, each in substantially the form of Exhibits G-1 and G-2 hereto, respectively, and duly completed, executed and delivered by any Subsidiary of the Company to evidence Intercompany Acquisition Loans made to such Subsidiary, as the same may be amended, modified, supplemented, restated or replaced from time to time in conformity with the terms of this Agreement and in effect from time to time.

          "Intercompany Demand Note" means an intercompany demand note, a first amended and restated intercompany demand note and a third consolidated amended and restated intercompany demand note, each in substantially the form of Exhibit H-1, Exhibit H-2 and Exhibit H-3 hereto, respectively, and duly completed, executed and delivered by each of the Subsidiaries of the Company (other than the Excluded Subsidiaries), as the same may be amended, modified, supplemented, restated or replaced from time to time in conformity with the terms of this Agreement and in effect from time to time.

          "Intercompany Security Agreement" means the second amended and restated intercompany security agreement and financing statement in substantially the form of Exhibit I hereto and duly completed, executed and delivered by the Company and each of the Subsidiaries of the Company (other than the Excluded Subsidiaries) as the same may be amended, modified, supplemented or restated from time to time in conformity with the terms of this Agreement and in effect from time to time.

          "Interest Period" is defined in Section 2.7(a).

          "Interest Rate Hedge Provider" shall mean any Lender (or any Affiliate thereof) that provides an interest rate protection agreement to the Company pursuant to Section 6.22 and that executes and delivers an agency agreement, in form and substance satisfactory to the Administrative Agent.

          "Interest Swap and Hedging Obligations" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

          "Investment" of a Person means any loan, advance, extension of credit (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension of credit (excluding accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition (whether by purchase, merger, consolidation or otherwise) of, the stock, notes, bonds, debentures or other securities, including options and warrants, of, any partnership interest in, or any other ownership interest in, or any agreement to make any such acquisition of, any other Person made by such Person (whether for cash, property, services, securities or otherwise).

          "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

          "Issuing Bank" means any of Chemical Bank, Banque Paribas or Bank of America in its capacity as issuer of one or more Letters of Credit hereunder.

          "JCI Existing Debt" is defined in Section 5.18(b).

          "Joint Sales Agreement" means an agreement between (or assigned to) the Company or one of its Subsidiaries and the holder of an FCC Broadcast Station License (which holder is not the Parent, the Company, any of its Subsidiaries or an Affiliate of any of them) pursuant to which the Company or such Subsidiary (i) arranges to purchase advertising time for a fee from the radio station owned by such holder of such FCC Broadcast Station License, with such advertising time to be resold by the Company or any such Subsidiary, (ii) provides or furnishes such resold advertising time to be broadcast by such radio station and (iii) does not supply programming material to such radio station.

          "L/C Amendment Application" means an application form for amendment of outstanding Letters of Credit as shall at any time be in use at the applicable Issuing Bank, as such Issuing Bank shall request.

          "L/C Application" means an application form for issuance of standby letters of credit, as appropriate, as shall at any time be in use at the applicable Issuing Bank, as such Issuing Bank shall request.

          "L/C Commitment" means the commitment of the Issuing Banks to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Section 2.20 and under the Revolving Credit Commitment, in an aggregate amount for all Issuing Banks not to exceed on any date the amount of $30,000,000.

          "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, PLUS (b) the aggregate amount of all unreimbursed drawings under all Letters of Credit.

          "L/C Provider" means any financial institution (including, without limitation, any Lender) which provides a letter of credit in connection with the acquisition by the Company (or any of its Affiliates) of the stock and/or assets of Citicasters.

          "L/C Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the applicable Issuing Bank's standard form documents for standby letter of credit issuances, as appropriate.

          "Lenders" means the banks and other Persons, other than the Company, the Administrative Agent (in its capacity as Administrative Agent), the Documentation Agent (in its capacity as Documentation Agent) and the Syndication Agent (in its capacity as Syndication Agent), listed on the signature pages of this Agreement and their respective permitted successors and assigns as may be parties to any Notice of Assignment executed pursuant to Section 12.3.

          "Lending Office" means any office, branch, subsidiary or affiliate of any Lender or the Administrative Agent.

          "Letter of Credit" means any standby letters of credit Issued by the Issuing Bank pursuant to Section 2.20.

          "Leverage Ratio" means, at any time of determination, the ratio of (i) Total Debt as at the date of such determination to (ii) Operating Cash Flow for the four consecutive fiscal quarters then most recently ended (unless otherwise specified herein), all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

          "License" is defined in Section 7.14.

          "Lien" means any security interest, mortgage, pledge, lien (statutory or other), claim, charge, encumbrance, conditional sale or title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument, or preference, privilege or priority (other than a priority of payment) in, of or on any Person's assets or properties in favor of any other Person or the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign, other than financing statements which have lapsed or for which duly executed termination statements have been delivered to the Administrative Agent.

          "Liquid Yield Option Note Documents" means the Liquid Yield Option
Note Indenture, the Liquid Yield Option Notes and all other instruments, documents and agreements executed in connection therewith as delivered to the Administrative Agent pursuant to Section 4.1(af) on or before the Closing Date, the terms of which (including, without limitation, maturity, redemption, amortization, interest, premiums, fees, covenants, events of default and remedies) shall have been approved by the Agents, as the same may be amended, restated, supplemented or otherwise modified in accordance with the Parent Guaranty.

          "Liquid Yield Option Note Indenture" means the indenture pursuant to which the Liquid Yield Option Notes are or will be issued as approved by the Agents pursuant to Section 4.1(af) on or before the Closing Date.

          "Liquid Yield Option Notes" means the Liquid Yield Option Notes due 2011 issued by the Parent in an aggregate principal amount not to exceed $226,000,000 at maturity as approved by the Agents pursuant to Section 4.1(af) on or before the Closing Date.

          "Loan Documents" means this Agreement, the Notes, each Letter of Credit, each L/C Related Document, the Collateral Documents, each Rate Hedging Agreement, each Intercompany Demand Note, each Intercompany Acquisition Note, the Fee Letters, and all other notes, instruments, documentation and agreements required hereunder or thereunder or executed and/or delivered by the Parent, the Company or any of its Subsidiaries to the Administrative Agent, any other Agent or any Lender in connection herewith or therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Loans" means, collectively, the Revolving Loans, the Term A Loans and the Term B Loans.

          "Local Marketing Agreement" means, with respect to any radio station, an agreement between (or assigned to) the Company or one of its Subsidiaries and the holder or sublicensee of the FCC Broadcast Station License relating to such radio station (which holder is not the Parent, the Company, any of its Subsidiaries or an Affiliate of any of them), pursuant to which the Company or such Subsidiary, subject to the control of such holder of such FCC Broadcast Station License, and for the payment of a fee to such holder of such FCC Broadcast Station License, (i) arranges to sell air time for such radio station, and (ii) supplies personnel and programming material to such radio station.

          "Margin Regulations" means the collective reference to Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulations or official interpretations of said Board of Governors relating to the extension of credit or incurrence of indebtedness for the purpose of purchasing or carrying margin stocks.

          "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

          "Mexican Assets Purchase Agreement" means that certain Asset Purchase Agreement between Xetra Comunicaciones, S.A. de C.V. and R.D.P with respect to the purchase of the operating assets of XETRA-AM and XETRA-FM and the Mexican Concession.

          "Mexican Assignment Agreement" means, in respect of the Mexican Guaranty and the Mexican Sales Agency Agreement, an assignment agreement, substantially the form of Exhibit B-3 hereto, providing for the assignment by the Company and certain of its Subsidiaries of all of their right, title and interest in the Mexican Guaranty and the Mexican Sales Agency Agreement, in favor of the Administrative Agent for the ratable benefit of the Lenders, duly completed, executed and delivered to the Administrative Agent by the Company and, subject to Section 4.1(a)(xix), duly acknowledged by each "Guarantor" party to (and as defined in) the Mexican Guaranty and duly acknowledged by the other party (or parties) to the Mexican Sales Agency Agreement, as the same may be amended, modified, supplemented or restated and in effect from time to time.

          "Mexican Concession" means concession titles granted by the Ministry of Communications and Transportation of Mexico and permits from the Ministry of the Interior of Mexico.

          "Mexican Documents" means the collective reference to the Mexican Guaranty, the Mexican Assets Purchase Agreement and the Mexican Sales Agency Agreement.

          "Mexican Guaranty" means that certain joint and several Mexican Guaranty by Conseco, Inc., an Indiana corporation, and John Lynch in favor of the Company, pursuant to which each of the "Guarantors" (as defined therein) agrees, subject to the terms thereof, to pay the Company certain amounts upon the occurrence of certain events.

          "Mexican Guaranty Proceeds" shall have the meaning set forth in
Section 2.8(c).

          "Mexican Sales Agency Agreement" means the Exclusive Sales Agency Agreement dated as of May 12, 1978 between R.D.P. and Noble (which agreement has been assigned to Noble Broadcast of San Diego), including any amendment thereto or replacement thereof (such amendment or replacement, as the case may be, to be in form and substance satisfactory to the Administrative Agent).

          "Mortgages" means, collectively, the Company Mortgages and the Subsidiary Mortgages.

          "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Parent, the Company, any of its Subsidiaries or any ERISA Affiliate is a party and to which more than one employer is obligated to make contributions.

          "Net Cash Proceeds" is defined in Section 2.8(b)(i).

          "Net Non-broadcast Proceeds" is defined in Section 2.8(b)(ii).

          "New Radio Expenditure Maximum" is defined in Section 6.18(c).

          "New Station" is defined in Section 6.18(c).

          "New Station Capex Increase" means, with respect to any fiscal year after the fiscal year in which a New Station is acquired, the product of (i) $200,000 MULTIPLIED BY (ii) the number of New Stations acquired prior to such fiscal year (it being understood that multiple New Stations using a single facility shall be deemed a single New Station for the purposes hereof).

          "New World Escrow Account" shall mean the escrow account of $500,000 established in connection with the sale by Citicasters of Television

Stations to entities affiliated with New World Communications Group Incorporated in 1994.

          "New World Warrants" shall mean the Class D Warrant Number WD-1 granted by New World Communications Group Incorporated, a Delaware corporation, to Citicasters Co., dated September 9, 1994, to purchase from New World Communications Group Incorporated 5,000,000 shares of its Class A Common Stock, $.01 par value per share, at a price per share of $16.00, subject to adjustment as provided in the Warrants.

          "Noble" means Noble Broadcast Group, Inc., a Delaware corporation.

          "Noble Approval" means the approval by all governmental and regulatory authorities (including, without limitation, the FCC) of (i) the acquisition by the Parent or its assigns of the equity interests of Noble (as holder, through its indirect Subsidiary, Noble Broadcast License, Inc., of the FCC Broadcast Station Licenses for the Noble Stations) pursuant to the Noble Stock Purchase and Warrant Redemption Agreement and (ii) the conversion of the Noble Warrants, at the Parent's or its assigns' option, into voting Noble Stock pursuant to the Noble Stock Purchase and Warrant Redemption Agreement.

          "Noble Broadcast" means Noble Broadcast Center, Inc., a California corporation.

          "Noble Broadcast of San Diego" means Noble Broadcast of San Diego, Inc., a California corporation.

          "Noble-Company Credit Agreement" means that certain Credit Agreement dated as of February 20, 1996 between Broadcast Finance (as "Lender") and Noble Holdings (as "Borrower") pursuant to which Broadcast Finance (i) effected a term loan to Noble Holdings, on February 20, 1996, of up to $40,000,000, and (ii) has made or will make, from time to time, revolving loans to Noble Holdings in an aggregate amount not to exceed $1,000,000.

          "Noble-Company Credit Agreement Guaranty" means that certain subsidiary guaranty dated as of February 20, 1996 by Noble Broadcast, Noble Broadcast of Colorado, Inc., Noble Broadcast of St. Louis, Inc., Noble Broadcast of Toledo, Inc., Nova Marketing Group, Inc., Noble Broadcast Licenses, Inc., Noble Broadcast of San Diego, Sports Radio, Inc. and Sports Radio Broadcasting, Inc. in favor of Broadcast Finance.

          "Noble-Company Security Documents" means the collective reference to the Noble-Company Credit Agreement Guaranty and the Noble Pledge Agreement.

          "Noble Denver Stations" means the following stations located in Denver, Colorado: KBCO-FM, KHIH-FM, KHOW-AM and KBCO-AM.

          "Noble Document Assignment" means an assignment agreement providing for the assignment by the Company and certain of its Subsidiaries of all of their right, title and interest in certain of the Noble Documents, in favor of the Administrative Agent for the ratable benefit of the Lenders, substantially in the form of Exhibit B-1 hereto, duly completed, executed and delivered to the Administrative Agent by the Company and, subject to Section 4.1(a)(xviii), duly acknowledged by Noble and certain affiliates of Noble, as the same may be amended, modified, supplemented or restated and in effect from time to time.

          "Noble Documents" means the collective reference to the Noble Warrants, the Noble Stock Purchase and Warrant Redemption Agreement, the Noble Indemnification and Escrow Agreement, the Noble Stock Escrow and Security Agreement, the Noble Registration Rights Agreement, the Noble Investment Agreement, all Local Marketing Agreements and Joint Sales Agreements with respect to the Noble Stations, the Noble-Company Credit Agreement, the Noble-Company Security Documents and the San Diego Asset Purchase Agreement.

          "Noble Holdings" means Noble Broadcast Holdings, Inc., a Delaware corporation.

          "Noble Indemnification and Escrow Agreement" means that certain Indemnification and Escrow Agreement dated as of February 20, 1996 by and among (or assigned to) the Company, Prudential Venture Partners II, L.P., Northeast Ventures, II, John T. Lynch, Frank A. DeFrancesco, CIHC, Inc., Bankers Life Holding Corporation, Noble, Noble Broadcast of San Diego and The Fifth Third Bank.

          "Noble Investment Agreement" means that certain Investment Agreement dated as of February 20, 1996 by and between (or assigned to) the Company, Noble, John T. Lynch, Frank A. DeFrancesco, Thomas R. Jimenez and William R. Arbenz relating to the purchase by the Company of the Noble Warrants.

          "Noble Pledge Agreement" means that certain Pledge Agreement dated as of February 20, 1996 by Noble Broadcast, Noble Broadcast Holdings, Inc., Noble Broadcast of Colorado, Inc., Noble Broadcast of St. Louis, Inc., Noble Broadcast of Toledo, Inc., Nova Marketing Group, Inc., Noble Broadcast Licenses, Inc., Noble Broadcast of San Diego, Sports Radio, Inc. and Sports Radio Broadcasting, Inc. in favor of Broadcast Finance.

          "Noble Registration Rights Agreement" means that certain registration Rights Agreement dated as of February 20, 1996 by and between (or assigned to) the Company and Noble.

          "Noble Stations" means XETRA-FM, San Diego, California; XETRA-AM, San Diego, California; KMJM-FM, St. Louis, Missouri; KATZ-FM, St. Louis, Missouri; KNJZ-FM, St. Louis, Missouri; WVKS-FM, Toledo, Ohio; WRVF-FM, Toledo, Ohio; WSPD-AM, Toledo, Ohio; and the Noble Denver Stations.

          "Noble Stock" means all of the outstanding common stock (including, without limitation, all Class A common stock and all Class B common stock) of Noble.

          "Noble Stock Escrow and Security Agreement" means that certain Stock Escrow and Security Agreement dated as of February 20, 1996 by and among (or assigned to) the Company, Prudential Venture Partners II, L.P., Northeast Ventures, II, John T. Lynch, Frank A. DeFrancesco, Thomas R. Jimenez, William R. Arbenz and The Fifth Third Bank.

          "Noble Stock Purchase and Warrant Redemption Agreement" means that certain Stock Purchase and Stock and Warrant Redemption Agreement dated as of February 20, 1996 by and among (or assigned to) the Company, Prudential, Venture Partners II, L.P., Northeast Ventures, II, John T. Lynch, Frank A. DeFrancesco, Thomas R. Jimenez, William R. Arbenz, CIHC, Inc., Bankers Life Holding Corporation, and Noble, as the same may be amended in accordance with the provisions of Section 6.29.

          "Noble Transactions" shall mean all of the transactions contemplated by the Noble Documents.

          "Noble Warrants" means warrants with respect to 75% of the non-voting stock of Noble.

          "Nobro" means Nobro, S.A. de C.V., a Mexican corporation.

          "Non-broadcast Assets" shall mean the collective reference to (i) the New World Warrants, (ii) amounts maintained in the Hanna-Barbera Escrow Account or the New World Escrow Account, (iii) the assets constituting the investment in Australia's Wonderland and (iv) up to $5,000,000 in the aggregate of incidental assets acquired from time to time in connection with the Permitted Acquisition of a business engaged primarily in radio or television broadcasting which are not necessary for or useful to the operation of the business or property so acquired.

          "Non-broadcast Proceeds Application Period" means, with respect to any Permitted Non-broadcast Proceeds Application, a period of up to 450 days from the date of any sale, transfer or other disposition of any Non-broadcast Asset by the Parent, the Company or any of its Subsidiaries.

          "Non-broadcast Revolver Reserve" is defined in Section 2.8(b)(ii).

          "Non-Compete Agreement" means any agreement under which the Company or any of its Subsidiaries agrees to pay money to Persons in exchange for agreements from such Persons to refrain from competing with the Company or any of its Subsidiaries in a certain line of business in a specific geographical area for a certain time period, but shall not include any employment agreement which contains a non-compete clause with respect to which no payment or other consideration from the Company or any of its Subsidiaries is or will at any time be due and owing, payable or otherwise contemplated or required.

          "Notes" means, collectively, the Revolving Notes, the Term A Notes and the Term B Notes.

          "Notice of Assignment" is defined in Section 12.3.1.

          "Obligations" means (i) all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all other obligations, liabilities and indebtedness of every kind, nature and description of the Parent, the Company and/or its Subsidiaries to the Lenders or to any Lender, the Administrative Agent, any Interest Rate Hedge Provider, any other Agent or any other Person from time to time arising under the Loan Documents whether direct or indirect, primary or secondary, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired including, without limitation, all amounts accrued on or after the institution of any proceeding for relief under the Federal Bankruptcy Code and (ii) all obligations of the Company (or any of its Affiliates) to the L/C Provider arising under the Citicasters L/C Documents.

          "Operating Cash Flow" means, with respect to the Company and its consolidated Subsidiaries, for any period of calculation, the remainder of (A) Broadcast Cash Flow MINUS (B) those expenses (excluding barter expense) classified as corporate general and administrative expenses for such period in the profit and loss statements delivered pursuant to Sections 6.1(a) and 6.1(b), all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied. For purposes of determining the Leverage Ratio and the Senior Leverage Ratio hereunder, unless otherwise agreed to by the Required Lenders and the Company,
(i) in the case of any Subsidiary or Radio Station acquired by the Company or any Subsidiary during any period of calculation, Operating Cash Flow shall be adjusted to give effect to such acquisition, as if such acquisition occurred on the first day of such period, by increasing, if positive, or decreasing, if negative, Operating Cash Flow by the Operating Cash Flow of such newly acquired Subsidiary or derived from such Radio Station during such period prior to the date of such acquisition on a combined PRO FORMA basis (as adjusted to eliminate costs which would be non-recurring expense items after giving effect to such acquisition, PROVIDED such adjustments shall be specified in reasonable detail in a certificate executed by an Authorized Officer of the Company), and (ii) in the case of any Subsidiary or Radio Station sold, transferred or otherwise disposed of by the Company or any Subsidiary during any period of calculation, Operating Cash Flow shall be adjusted to give effect to such sale, transfer or other disposition, as if such sale, transfer or other disposition occurred on the first day of such period, by decreasing, if positive, or increasing, if negative, Operating Cash Flow by the Operating Cash Flow of such Subsidiary or derived from such Radio Station during such period prior to the date of such sale, transfer or other disposition.

          "PBGC" means the Pension Benefit Guaranty Corporation and its successors and assigns.

          "Parent" means Jacor Communications, Inc., an Ohio corporation, and its successors and assigns.

          "Parent Account" is defined in Section 4.1(a)(xxii).

          "Parent Account Assignment" is defined in Section 4.1(a)(xxii).

          "Parent Contribution" shall mean the transfer and assignment by the Parent to the Company of all of the assets of the Parent owned by the Parent immediately prior to such transfer and assignment (other than the stock of the Company and other than immaterial assets of the Parent necessary for corporate administrative purposes), including, without limitation, the Intercompany Acquisition Loans, the Intercompany Acquisition Notes, the Intercompany Demand Notes, the Intercompany Security Agreement, the Noble Documents, the Citicasters Documents, the Mexican Documents, all trademarks, the capital stock and all equity interests owned by the Parent in all of its Subsidiaries and any other Persons (other than stock of the Company), the Joint Sales Agreements, the Local Marketing Agreements and all rights with respect to each of the foregoing.

          "Parent Contribution Documents" shall mean all instruments, agreements and other documents executed and/or delivered in connection with the Parent Contribution and all instruments, agreements and other documents executed and/or delivered in connection with the Annual Capital Contribution, in each case as delivered to the Agents pursuant to Section 4.1(a)(xv) and as each may be amended, restated, supplemented or otherwise modified in accordance with Section 6.25.

          "Parent Guaranty" means a parent guaranty in substantially the form of Exhibit J-2 hereto, duly completed, executed and delivered to the Administrative Agent by the Parent, as the same may be amended or modified and in effect from time to time.

          "Parent Plan" means a Plan that is sponsored, maintained, or contributed to, by the Parent or any of its Subsidiaries, or to which the Parent or any of its Subsidiaries has an obligation to contribute, for employees of the Parent or any of its Subsidiaries.

          "Parent Pledge Agreement" means a parent pledge agreement in substantially the form of Exhibit D-5 hereto, duly completed, executed and delivered to the Administrative Agent by the Parent, as the same may be amended or modified and in effect from time to time.

          "Participants" is defined in Section 12.2.1.

          "Permitted Acquisition" means, collectively, (i) the Acquisitions contemplated by the Noble Documents and by the Citicasters Documents, (ii) the Acquisitions set forth on Schedule 1.2 hereto, and (iii) at any time of determination, any other Acquisition by the Company or any of its Subsidiaries
(a) of a business engaged primarily in radio or television broadcasting, or (b) constituting a Television Swap Acquisition, with respect to which, in the case of any Acquisition pursuant to sub-clauses (iii)(a) and (iii)(b), each of the following requirements is then met:

     (a) Such Acquisition has been approved by the board of directors of the entity to be acquired or, if such entity is in bankruptcy, by the bankruptcy court having jurisdiction over the estate.

     (b) As soon as available prior to consummation of such Acquisition, the Company shall have furnished to the Administrative Agent for distribution to each Lender (1) written notice describing such Acquisition, (2) all term sheets and other material draft and definitive documentation relating to such Acquisition together with all subsequent material revisions thereto and (3) Acquisition Pro-Formas relating to such Acquisition.

     (c) The conditions set forth in any one of the following clauses (1), (2) or (3) shall have been satisfied: (1) the amount of such Acquisition, when aggregated with all other Permitted Acquisitions made after the Closing Date (other than the Permitted Acquisitions set forth in sub-clauses (i) and (ii) of this definition) shall not exceed the sum of
          (A) $100,000,000 PLUS (B) the aggregate net cash proceeds received by the Parent from the issuance of its common stock after the Closing Date to the extent such proceeds are contributed to the capital of the Company for the purpose of making any such Acquisition, (2) the Leverage Ratio would be less than 5.5 to 1.00 and the Senior Leverage Ratio would be less than 4.00 to 1.00, in each case after giving effect to such Acquisition (with, for the purposes thereof, Operating Cash Flow calculated on a combined PRO FORMA basis for the twelve-month period most recently ended prior to consummation of such Acquisition for which financial statements have been delivered pursuant to Section 6.1), or (3) the Required Lenders shall have given an initial written consent to such Acquisition after their receipt of initial draft documentation and Acquisition Pro Formas relating to such Acquisition and, if such draft documentation or Acquisition Pro Formas shall change in any material respect prior to the consummation of such Acquisition, the Required Lenders shall have given their written consent to such changes, provided that each Lender agrees to use its reasonable best efforts to respond to a Permitted Acquisition for which its consent is required under this clause (c) within seven Business Days of its receipt of initial documentation conforming to the requirements hereof and Acquisition Pro Formas pursuant to clause
          (b) above and to respond to any subsequent revisions thereto within three Business Days of its receipt thereof.

     (d) The Company, such Subsidiary and/or the entity to be acquired, as appropriate, shall have executed and delivered and furnished to the Administrative Agent and the Lenders, concurrently with the consummation of such Acquisition, such documents as shall be required pursuant to Section 2.17 and, if such Acquisition is to be consummated by a Subsidiary, such Subsidiary shall have executed and delivered to the Company an Intercompany Acquisition Note in a principal amount equal to the amount, if any, of any Intercompany Acquisition Loan made by the Company to such Subsidiary to fund such Acquisition, and such Intercompany Acquisition Note shall have been duly pledged by the Company to the Administrative Agent pursuant to the Company Pledge Agreement.

     (e) Prior to and after giving effect to such Acquisition, no Default or Unmatured Default exists or will exist.

     (f) In the case of an Acquisition of a business engaged primarily in television broadcasting, such Acquisition would not cause Broadcast Cash Flow, on a combined PRO FORMA basis for the most recent twelve-month period after giving effect to such Acquisition, attributable to all television stations then owned by the Company and its Subsidiaries to exceed 35% of all PRO FORMA Broadcast Cash Flow of the Company and its Subsidiaries on a consolidated basis.

     (g) After giving effect to such Acquisition, the Company would not be in violation of any financial covenant contained in Section 6.3, in each case measured as at the effective date of such Acquisition, and on a projected PRO FORMA basis for the remaining term of this Agreement, and in the case of calculations of the Leverage Ratio and Senior Leverage Ratio, with Operating Cash Flow measured on a combined PRO FORMA basis for the twelve month period most recently ended for which financial statements have been delivered pursuant to Section 6.1.

     (h) To the extent such Acquisition is, or series of related Acquisitions involving related or affiliated sellers are, in an amount in excess of $50,000,000, such Acquisition shall have been approved in writing by the Required Lenders, unless the Leverage Ratio would be less than 5.5 to 1.00 and the Senior Leverage Ratio would be less than 4.00 to 1.00, in each case after giving effect to such Acquisition (with, for the purposes thereof, Operating Cash Flow calculated on a combined PRO FORMA basis for the twelve-month period most recently ended for which financial statements have been delivered pursuant to Section 6.1).

     (i) The Administrative Agent and the Lenders shall have received (1) an executed Acquisition Certificate prior to the date of such Acquisition and (2) evidence satisfactory to the Administrative Agent and the Lenders and their respective counsel that the Parent, the Company and its Subsidiaries, as the case may be, shall have made all applications, filings and registrations with, and obtained all necessary approvals, orders, authorizations, licenses, certificates and permits from, the FCC and other federal, state and local regulatory or governmental bodies or authorities that are or may be required in connection with the consummation of such Acquisition, provided that the time for appeal or reconsideration of any such approval, order, authorization, license, certificate or permit need not have expired or lapsed in order to satisfy this condition (i).

          "Permitted Non-broadcast Proceeds Application" shall mean application of Net Non-broadcast Proceeds to a Permitted Acquisition (other than notes, bonds, obligations and securities (other than securities that represent a controlling interest in the Capital Stock of an entity acquired pursuant to a Permitted Acquisition)), to Capital Expenditures to the extent permitted under Sections 6.18(b) through (d) or to other assets of the Company or any of its Subsidiaries, in each case only to the extent any such assets acquired will immediately constitute or be a part of a business that in the good faith judgment of the board of directors of the Company is a materially related business.

          "Permitted Stock Repurchases" means repurchases by the Parent of the Parent's stock which do not exceed, on an aggregate basis during the term of this Agreement, an amount equal to, (a) $25,000,000 to the extent the Leverage Ratio is below 5.00 to 1.00 (after giving effect to any dividends or distribution by the Company related to such proposed repurchase) on a PRO FORMA consolidated basis for a period of two consecutive quarters preceding such repurchase, or (b) $40,000,000 to the extent the Leverage Ratio is below 4.00 to
1.00 (after giving effect to any dividends or distributions by the Company related to such proposed repurchase) on a PRO FORMA consolidated basis for a period of two consecutive quarters preceding such repurchase, PROVIDED THAT no repurchases by the Parent of the Parent's stock shall occur at any time when the Leverage Ratio is at or above 5.00 to 1.00.

          "Person" means any corporation, natural person, firm, joint venture, limited liability company, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

          "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and which is sponsored or maintained by the Parent, the Company, any of its Subsidiaries or any ERISA Affiliate for employees of the Parent, the Company, any of its Subsidiaries or any ERISA Affiliate.

          "Proceeds Application Period" means, with respect to any Permitted Acquisition, a period of up to 275 days from the date of any sale, transfer or other disposition of any property, asset or business or issuance of any Equity Interest, in each case as described in Section 2.8(b)(i), which 275 day period may be extended up to an additional 175 days (the "Extended Period") if the consummation of such Permitted Acquisition is subject only to the approval of the FCC and/or the FTC and, prior to the 275th day after any such sale, transfer or other disposition, the Company or its applicable Subsidiary, (a) has received a duly executed letter of intent with respect to such Permitted Acquisition, and
(b) is diligently proceeding with the preparation of all applications and other documents necessary to obtain (and at all times during the Extended Period continues to actively pursue) FCC approval for such Permitted Acquisition.

          "Pro Rata Share" means, at any time,

                         (i) with respect to all payments, computations and determinations relating to the Term A Loan Commitment or the Term A Loan of any Lender, the percentage obtained by dividing (A) the outstanding principal balance of such Lender's Term A Loan (or the amount of such Lender's Term A Loan Commitment, if the Term A Loans have not been made) by (B) the aggregate outstanding principal balance of the Term A Loans (or the Aggregate Term A Loan Commitment, if the Term A Loans have not been made),

                         (ii) with respect to all payments, computations and determinations relating to the Term B Loan Commitment or the Term B Loan of any Lender, the percentage obtained by dividing (A) the outstanding principal balance of such Lender's Term B Loan (or the amount of such Lender's Term B Loan Commitment if the Term B Loans have not been made) by
    (B) the aggregate outstanding principal balance of the Term B Loans (or the Aggregate Term B Loan Commitment if the Term B Loans have not been made),

                         (iii) with respect to all payments, computations and determinations relating to the Revolving Loan Commitment or the Revolving Loans of any Lender, or such Lender's interest in Letters of Credit (including without limitation determinations of the commitment fee under Section 2.11(b) and Letter of Credit fees under Section 2.21), the percentage obtained by dividing (A) such Lender's Revolving Loan Commitment (or the outstanding principal balance of such Lender's Revolving Loans, if the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement) by (B) the Aggregate Revolving Loan Commitment (or the aggregate outstanding principal balance of the Revolving Loans, if the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement), and

                         (iv) for all other purposes with respect to each Lender, the percentage obtained by dividing (A) the sum of (1) the outstanding principal balance of such Lender's Term A Loan (or such Lender's Term A Loan Commitment if the Term A Loans have not been made),
    (2) the outstanding principal of such Lender's Term B Loan (or such Lender's Term B Loan Commitment if the Term B Loans have not been made) and (3) such Lender's Revolving Loan Commitment (or the outstanding principal balance of such Lender's Revolving Loans and all L/C Obligations in which such Lender has an interest, if the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement) by (B) the sum of (1) the aggregate outstanding principal balance of the Term A Loans (or the Aggregate Term A Loan Commitment if the Term A Loans have not been made), (2) the aggregate outstanding principal balance of the Term B Loans (or the Aggregate Term B Loan Commitment if the Term B Loans have not been made) and (3) the Aggregate Revolving Loan Commitment (or the aggregate out-standing principal balance of the Revolving Loans and all L/C Obligations, if the Revolving Loan Commitments have been terminated pursuant to the terms of this Agreement).

                      "Purchasers" is defined in Section 12.3.1.

                      "Qualified Subordinated Indebtedness" shall mean Subordinated Debt of the Company which is issued within six months after the expiration of the Citicasters Put Period and the proceeds of which are used contemporaneously upon the issuance thereof to repurchase or redeem all or any portion of the Citicasters Subordinated Debt, PROVIDED that any such Indebtedness is on terms (including maturity, amortization, interest rate, premiums, fees, covenants, events of default, remedies and subordination) not less favorable to the Lenders, in the reasonable judgment of the Agents, than the terms of any Subordinated Debt of the Company issued on or before the Closing Date.

                      "Radio Stations" means, collectively, the radio stations and radio network and any other broadcast radio stations or information services now or hereafter owned, acquired or operated pursuant to a Joint Sales Agreement, a Local Marketing Agreement or the Mexican Sales Agency Agreement, as the case may be, by the Company and one or more of its Subsidiaries or by the Company or one or more of its Subsidiaries and shall include, without limitation, the following: WGST-AM, Atlanta, Georgia; WGST-FM, Atlanta, Georgia; WPCH-FM, Atlanta, Georgia; WLW-AM, Cincinnati, Ohio; WEBN-FM, Cincinnati, Ohio; WCKY-AM, Cincinnati, Ohio; WSAI-AM, Cincinnati, Ohio; WOFX-FM, Cincinnati, Ohio; WAQZ-FM, Cincinnati, Ohio; WAOZ-AM, Cincinnati, Ohio; KOA-AM, Denver, Colorado; KRFX-FM, Denver, Colorado; KBPI-FM, Denver, Colorado; KTLK-AM, Denver, Colorado; KTCL-FM, Denver, Colorado; WQIK-FM, Jacksonville, Florida; WSOL-FM, Jacksonville, Florida; WJBT-FM, Jacksonville, Florida; WZAZ-AM, Jacksonville, Florida; WJGR-AM, Jacksonville, Florida; KHTS-FM, San Diego, California; WFLA-AM, Tampa, Florida; WFLZ-FM, Tampa, Florida; WDUV-FM, Tampa, Florida; WBRD-AM, Tampa, Florida; WKRQ-FM, Cincinnati, Ohio; WWNK-FM, Cincinnati, Ohio; WLVQ-FM, Columbus, Ohio; WLLD-FM, Columbus, Ohio; WHOK-FM, Columbus, Ohio; WLOH-AM, Columbus, Ohio; WTVN-AM, Columbus, Ohio; KYYS-FM, Kansas City, Missouri; WDAF-AM, Kansas City, Missouri; WKLS-FM, Atlanta, Georgia; KSLX-FM, Phoenix, Arizona; KEX-AM, Portland, Oregon; KKRZ-FM, Portland, Oregon; KKCW-FM, Portland, Oregon; KSEG-FM, Sacramento, California; KRXQ-FM, Sacramento, California; WXTB-FM, Tampa, Florida; WTBT-FM, Tampa, Florida; KSLX-AM, Phoenix, Arizona; the Georgia News Network, Inc.; Critical Mass Media, Inc., and the Noble Stations (other than the Noble Denver Stations except to the extent set forth in the immediately succeeding sentence). The term "Radio Stations" shall also include the Noble Denver Stations to the extent (but only to the extent) that the Company and its Subsidiaries, or the Company or any of its Subsidiaries, currently owns or is operating (whether pursuant to a Joint Sales Agreement, a Local Marketing Agreement or otherwise) the Noble Denver Stations.

                      "Rate Hedging Agreement(s)" means the collective reference to those interest rate protection agreements entered into by the Company pursuant to Section 6.22(a) as the same may be amended, modified, supplemented or restated from time to time.

                      "Rate Option" means the Eurodollar Rate or the Floating Rate, as the case may be.

                      "R.D.P." means Radiodifursora del Pacifico, S.A., a Mexican corporation.

                      "Receivables" means and shall include all of the Company's and its Subsidiaries' present and future rights to payment for services rendered or products sold.

                      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of

Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

                      "Rentals" of a Person means the aggregate fixed amounts (other than taxes, insurance, maintenance, utility and other operating expenses) payable by such Person under any lease of real or personal property having an original term (including any required renewals or any renewals at the option of the lessor or lessee, provided, however, that in those cases in which the lessee has the option to renew the lease, the amount payable pursuant to such lease is counted only when the lessee exercises its option to renew) of one year or more but does not include any amounts payable under Capitalized Leases of such Person.

                      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standards of Section 412 of the Internal Revenue Code and of Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Internal Revenue Code.

                      "Required Lenders" means Lenders whose Pro Rata Shares, in the aggregate, are at least 66-2/3%.

                      "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on eurocurrency liabilities.

                      "Restricted Payments" is defined in Section 6.10.

                      "Revolver Reserve" is defined in Section 2.8(b)(i).

                      "Revolving Loan Commitment" means, for each Lender, the obligation of such Lender to make Revolving Loans in an aggregate principal amount at any time not exceeding the amount set forth opposite its name on
Schedule I hereto under the column titled "Revolving Loan Commitment," as such amount may be modified from time to time pursuant to the terms of this Agreement.

                      "Revolving Loan Commitment Reduction Amount" means, for each Revolving Loan Commitment Reduction Date and subject to Section 2.8(h), the amount set forth opposite such Revolving Loan Commitment Reduction Date:


      On each Revolving Loan                         Revolving Loan
Commitment Reduction Date Occurring:           Commitment Reduction Amount
- ------------------------------------           ---------------------------

After the Anniversary Date which                      $12,500,000
occurs two years after the Closing
Date but on or prior to the
Anniversary Date which occurs six
years after the Closing Date

After the Anniversary Date which                      $50,000,000
occurs six years after the Closing
Date but on or prior to the
Anniversary Date which occurs seven
years after the Closing Date

                      "Revolving Loan Commitment Reduction Date" means each Anniversary Date and each Semi-Annual Anniversary Date, commencing with the Semi-Annual Anniversary Date occurring immediately prior to the third Anniversary Date, provided that the last Revolving Loan Commitment Reduction Date shall occur on the Anniversary Date which occurs seven years after the Closing Date.

                      "Revolving Loan Termination Date" shall mean the Anniversary Date which occurs seven years after the Closing Date or such earlier date as the Revolving Loan Commitments of the Lenders shall be terminated pursuant to the terms of this Agreement.

                      "Revolving Loans" is defined in Section 2.1(a).

                      "Revolving Notes" means the collective reference to the several promissory notes, each in substantially the form of Exhibit A-1 hereto, duly completed, executed and delivered to the Administrative Agent by the Company and payable to the order of each Lender in the amount of its original Revolving Loan Commitment, as each such note may be amended, modified, supplemented, restated or replaced from time to time.

                      "San Diego Asset Purchase Agreement" means that certain Asset Purchase Agreement dated as of February 20, 1996 by and among Jacor Broadcasting of San Diego, Inc., Noble Broadcast of San Diego (formerly known as Chesapeake Securities, Inc.), Sports Radio, Inc., Noble Broadcast Center, Inc. and Nobro, relating to the purchase by Jacor Broadcasting of San Diego, Inc. of the San Diego Property as such agreement may be amended in accordance with the provisions of Section 6.29.

                      "San Diego Property" means the office and studio building, land, towers, equipment, furniture and fixtures, contracts (including, without limitation, the Mexican Sales Agency Agreement) and employment agreements of Noble Broadcast of San Diego Sports Radio, Inc., Noble Broadcast Center, Inc.
and Nobro.

                      "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

                      "Semi-Annual Anniversary Date" shall mean each date which occurs six months prior to each Anniversary Date.

                       "Senior Debt" means, at any time of determination and without duplication, the sum of all Indebtedness of the Company and its Subsidiaries other than Subordinated Debt and the aggregate amount of any due and unpaid interest thereon.

                      "Senior Leverage Ratio" means at any time of determination, the ratio of (i) Senior Debt as at the date of determination to the extent such Indebtedness as of such date of determination would be classified (or required to be classified) in whole or in part as a liability in accordance with Agreement Accounting Principles to (ii) Operating Cash Flow for the four consecutive fiscal quarters then most recently ended, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

                      "Senior Leverage Step-Up Period" shall mean any period of time during which the Company has made a timely request for a leverage step-up to the Administrative Agent (which verbal request is promptly followed in writing delivered to each Agent), provided that such period shall commence on the date such verbal request is made to the Administrative Agent and end on the earlier to occur of (a) the date which is six months after the last day of the Citicasters Put Period or (b) cancellation of such request by the Company.

                      "Senior Subordinated Note Documents" means the Senior Subordinated Notes, the Senior Subordinated Note Indenture and all other instruments, documents and agreements executed in connection therewith as delivered to the Administrative Agent and approved by the Agents pursuant to
Section 4.1(af) on or before the Closing Date, the terms of which (including, without limitation, maturity, redemption, amortization, interest, subordination, premiums, fees, covenants, events of default and remedies) shall have been approved by the Agents, as the same may be amended, restated, supplemented or otherwise modified in accordance with Section 6.25.

                      "Senior Subordinated Note Indenture" means the indenture executed and delivered by the Company pursuant to which the Senior Subordinated Notes are or will be issued, as approved by the Agents pursuant to Section 4.1(af) on or before the Closing Date.

                      "Senior Subordinated Notes" means the Senior
Subordinated Notes due 2006 issued by the Company in an aggregate principal amount not to exceed $100,000,000 as approved by the Agents on or before the Closing Date.

                      "Solvent" as to any Person shall mean that (i) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities,
(ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

                      "Station Broadcast Cash Flow" is defined in Section
 6.13(c).

                      "Subordinated Debt" means the collective reference to
(i) Indebtedness of the Company (a) which by its terms is expressly subject and subordinate to the Obligations and (b) which is not secured by any assets of the Company or any of its Subsidiaries and (ii) the Citicasters Subordinated Debt.

                      "Subsidiary" of any Person means (i) any corporation more than 50% of the voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person and/or by one or more of its Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more of its Subsidiaries is either a general partner or has a 50% or more equity interest at the time.

                      "Subsidiary Guaranty" means a guaranty in substantially the form of Exhibit J-1 hereto, duly completed, executed and delivered to the Administrative Agent by each Subsidiary of the Company (other than the Excluded Subsidiaries), as the same may be amended or modified and in effect from time to time.

                      "Subsidiary Mortgages" means, collectively, (i) the mortgages in substantially the form of Exhibit C hereto, duly completed, executed and delivered to the Administrative Agent by Jacor Broadcasting of Florida, Inc., Jacor Broadcasting of Tampa Bay, Inc., Jacor Broadcasting of Atlanta, Inc., Jacor Broadcasting of Colorado, Inc., and Jacor Broadcasting Corporation, covering the real property located in Duval County, Florida, Hillsborough County, Florida, St. Johns County, Florida, Manatee County, Florida, Fulton County, Georgia, Douglas County, Colorado, Weld County Colorado and Warren County, Ohio, Hamilton County, Ohio, respectively, and
(ii) any other mortgage or deed of trust hereafter delivered by a Subsidiary of the Company pursuant to Section 2.17 or Section 4.1(a)(xiii), as each such mortgage or deed of trust may be amended, modified, supplemented or restated and in effect from time to time.

                      "Subsidiary Pledge Agreements" means, collectively, (i) a subsidiary primary pledge agreement in the form of Exhibit D-2 hereto, duly completed, executed and delivered to the Administrative Agent by Jacor Broadcasting of Atlanta, Inc., (ii) a subsidiary secondary pledge agreement in the form of

Exhibit D-3 hereto, duly completed, executed and delivered to the Administrative Agent by each Subsidiary of the Company as required pursuant to Section 4.1(a)(xi) and (iii) a subsidiary first amended and restated secondary pledge agreement in the form of Exhibit D-4 hereto, duly completed, executed and delivered to the Administrative Agent by Jacor Broadcasting of Atlanta, Inc. and (iv) any other subsidiary pledge agreement substantially in the form of Exhibit D-2 or D-3 hereto, as the case may be, duly completed, executed and delivered by a Subsidiary of the Company pursuant to Section 2.17 or Section 4.1(a)(xi), as the same may be amended, modified, supplemented or restated from time to time.

                      "Subsidiary Security Agreement" means a security agreement in substantially the form of Exhibit E-2 hereto, duly completed, executed and delivered to the Administrative Agent by each Subsidiary of the Company (other than the Excluded Subsidiaries) as the same may be amended, modified, supplemented or restated and in effect from time to time.

                      "Subsidiary Trademark Agreements" means, collectively,
(i) the subsidiary trademark security agreement in the form of Exhibit N-2 hereto, duly completed, executed and delivered to the Administrative Agent by Jacor Broadcasting of Tampa Bay, Inc. and (ii) any other subsidiary trademark security agreement substantially in the form of Exhibit N-2 hereto, duly completed, executed and delivered by a Subsidiary of the Company pursuant to
Section 2.17 or Section 4.1(a)(xii), as the same may be amended, modified, supplemented or restated from time to time.

                      "Surviving Debt" is defined in Section 5.18(b).

                      "Syndication Agent" means Bank of America Illinois in its capacity as syndication agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Syndication Agent appointed pursuant to Article X.

                      "Taxes" is defined in Section 3.2.

                      "Television Station" means any broadcast television station or any business primarily engaged in television broadcasting owned by the Company or any of its Subsidiaries as of the Closing Date or acquired by the Company or any of its Subsidiaries after the Closing Date and shall include, without limitation, WTSP in Tampa, Florida and WKRC in Cincinnati, Ohio.

                      "Television Swap Acquisition" means an Acquisition pursuant to which the Company or any of its Subsidiaries acquires a business primarily engaged in television broadcasting with the intention of immediately (and in any case not later than 90 days after the date of such Acquisition) conveying such business to a Person which is not an Affiliate of the Parent, the Company or any of its Subsidiaries in exchange for a conveyance to the Company or any of its Subsidiaries of a business primarily engaged in radio broadcasting.

                      "Term A Loan Commitment" means, for each Lender, the obligation of such Lender to make a Term A Loan in a principal amount at any time not exceeding the amount set forth opposite its name on Schedule I hereto under the column titled "Term A Loan Commitment".

                      "Term A Loan Maturity Date" shall mean the Anniversary Date which occurs seven years after the Closing Date.

                      "Term A Loans" is defined in Section 2.2(a).

                      "Term A Notes" means the collective reference to the several promissory notes, each in substantially the form of Exhibit A-2 hereto, duly completed, executed and delivered to the Administrative Agent by the Company and payable to the order of each Lender in the amount of its original Term A Loan Commitment, as each such note may be amended, modified, supplemented, restated or replaced from time to time.

                      "Term B Loan Commitment" means, for each Lender, the obligation of such Lender to make a Term B Loan in a principal amount at any time not exceeding the amount set forth opposite its name on Schedule I hereto under the column titled "Term B Loan Commitment".

                      "Term B Loan Maturity Date" shall mean at any date of determination, the earliest to occur of (i) the Anniversary Date which occurs eight years after the Closing Date, (ii) the date which is three months prior to the Citicasters Subordinated Debt Maturity Date (if the Citicasters Subordinated Debt is outstanding at such time) and (iii) the date which is one year prior to the maturity date of any Subordinated Debt (other than the Citicasters Subordinated Debt), but in no event prior to the Term A Loan Maturity Date.

                      "Term B Loans" is defined in Section 2.2(b).

                      "Term B Notes" means the collective reference to the several promissory notes, each in substantially the form of Exhibit A-3 hereto, duly completed, executed and delivered to the Administrative Agent by the Company and payable to the order of each Lender in the amount of its original Term B Loan Commitment, as each such note may be amended, modified, supplemented, restated or replaced from time to time.

                      "Term Loan Payment Date" shall mean any Anniversary Date and any Semi-Annual Anniversary Date.

                      "Time Brokerage Assignment" means, with respect to each Local Marketing Agreement and each Joint Sales Agreement with Noble (or any Affiliate of Noble), an assignment agreement, substantially in the form of Exhibit B-2 hereto, providing for the assignment by the Company or a Subsidiary of the Company, as the case may be, of all of its right, title and interest in such Local Marketing Agreement and such Joint Sales Agreement, in favor of the Administrative Agent for the ratable benefit of the Lenders, duly completed, executed and delivered to the Administrative Agent by the Company and, subject to Section 4.1(a)(xx), duly acknowledged by the other party (or parties) to such Local Marketing Agreement or such Joint Sales Agreement, as the case may be, as the same may be amended, modified, supplemented or restated and in effect from time to time.

                      "Total Debt" means, at any time of determination and without duplication, the sum of the aggregate amount of Indebtedness and Disqualified Capital Stock of the Company and its Subsidiaries as of such date of determination on a consolidated basis in accordance with Agreement Accounting Principles and the aggregate amount of any past due and unpaid interest thereon.

                      "Transaction Documents" shall mean the Loan Documents, the Noble Documents, the Citicasters Documents, the Senior Subordinated Note Documents, the Citicasters Subordinated Debt Indenture, the Citicasters Subordinated Notes, the Liquid Yield Option Note Documents and the Parent Contribution Documents.

                      "Transactions" is defined in Section 4.1(l).

                      "Transferee" is defined in Section 12.4.

                      "Unfunded Liabilities" means (i) in the case of Plans that are not Multiemployer Plans, the amount (if any) by which the present value of all benefit liabilities (as defined in Section 4001(a) of ERISA) under such Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, all determined as of the then most recent valuation date for such Plans, and (ii) in the case of Multiemployer Plans, the withdrawal liability of the Parent, the Company and its Subsidiaries.

                      "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

                      "Warrant Repurchase Cap" means the lesser of (A) $25,000,000 and (B) the aggregate amount of net cash proceeds received by the Parent from the issuance by the Parent of capital stock of the Parent and the Liquid Yield Option Notes from and after June 1, 1996 in excess of $325,000,000 which excess net cash proceeds have been contributed to the capital of the Company by the Parent on or after June 1, 1996 (but prior to the making of any dividend pursuant to Section 6.10(v)) but only to the extent such excess net cash proceeds have been so contributed.

                      "Wholly-Owned Subsidiary" means any Subsidiary all of the outstanding voting securities and other Equity Interests of which shall at the time be owned and controlled, directly or indirectly, by the Company and/or one or more Wholly-Owned Subsidiaries.

                      "Working Capital" shall mean at any time an amount equal to Current Assets minus Current Liabilities at such time.

                      "Z/C" means Zell/Chilmark Fund, L.P., a Delaware limited partnership, and its successors and assigns.

                      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                                   THE CREDITS

                      Section 1  REVOLVING LOANS.

                           (a)  From and including the Closing Date to but
excluding the Revolving Loan Termination Date, each Lender severally agrees, on the terms and subject to the conditions set forth in this Agreement, to make Loans to the Company from time to time (the "Revolving Loans") in an aggregate amount outstanding at any time not to exceed its Revolving Loan Commitment minus (i) such Lender's Pro Rata Share of the L/C Obligations at such time and (ii) such Lender's Pro Rata Share of any Revolver Reserve and any Non-broadcast Revolver Reserve in effect at such time; PROVIDED that each Lender with a Revolving Loan Commitment severally agrees, on the terms and subject to the conditions set forth in this Agreement (including Section 2.8), to make Revolving Loans in an amount equal to its Pro Rata Share of any Revolver Reserve and any Non-broadcast Revolver Reserve in effect at such time. The Revolving Loan Commitment of each Lender shall be automatically and permanently reduced (i) on each Revolving Loan Commitment Reduction Date in an amount equal to such Lender's Pro Rata Share of the applicable Revolving Loan Commitment Reduction Amount for such Revolving Loan Commitment Reduction Date, (ii) in accordance with the terms and provisions of Section 2.8(h) and (iii) to zero on and after January 1, 1997 if the Closing Date has not occurred on or prior to December 31, 1996.

                           (b)  The Revolving Loans shall be evidenced by the
Revolving Notes.

                           (c)  The Revolving Loans of each Lender shall be
Floating Rate Loans or, at the Company's option and subject to the terms hereof, Eurodollar Loans.

                           (d)  Subject to the mandatory repayment
obligations of the Company provided for in this Agreement, the Revolving Loans shall be repaid to the Lenders in full on the Revolving Loan Termination Date. Within the limits and subject to the terms and conditions herein set forth, Revolving Loans may be borrowed, repaid and reborrowed from time to time.

                      Section 2  TERM LOANS.

                           (a)  TERM A LOANS.

                         (i) On the Closing Date, each Lender severally agrees, on the terms and subject to the conditions set forth in this Agreement, to make a single loan to the Company in a sum requested by the Company not to exceed the Term A Loan Commitment of such Lender (all such loans of all of the Lenders collectively, the "Term A Loans"). All unutilized Term A Loan Commitments shall expire (A) simultaneously with the making of the Term A Loans on the Closing Date and (B) after December 31, 1996 if the Closing Date has not occurred on or prior to December 31, 1996.

                         (ii) The Term A Loans shall be evidenced by the Term A Notes.

                         (iii) The Term A Loan of each Lender shall be Floating Rate Loans or, at the Company's option and subject to the terms hereof, Eurodollar Loans.

                         (iv)  Once repaid, Term A Loans may not be
     reborrowed. The Term A Loans shall mature on the Term A Loan Maturity Date and shall be repaid, without premium or penalty, by the Company, in amounts equal to the installments set forth below, on each of the Term Loan Payment Dates specified below for each such installment.

               Each Term                               Amount of
               Loan Payment                           Term A Loan
               Date Occurring:                        Installment
               ---------------                        -----------

               After the Anniversary Date which       $12,500,000
               occurs one year after the Closing
               Date but on or prior to the
               Anniversary Date which occurs two
               years after the Closing Date

               After the Anniversary Date which       $15,000,000
               occurs two years after the Closing
               Date but on or prior to the
               Anniversary Date which occurs three
               years after the Closing Date

               After the Anniversary Date which       $20,000,000
               occurs three years after the
               Closing Date but on or prior to the
               Anniversary Date which occurs four
               years after the Closing Date

               After the Anniversary Date which       $27,500,000
               occurs four years after the Closing
               Date but on or prior to the
               Anniversary Date which occurs five
               years after the Closing Date

               After the Anniversary Date which       $35,000,000
               occurs five years after the Closing
               Date but on or prior to the
               Anniversary Date which occurs six
               years after the Closing Date

               The Semi-Annual Anniversary Date       $40,000,000
               which occurs immediately prior to
               the seven year Anniversary Date

               The Term A Loan Maturity Date          The remaining
                                                      outstanding
                                                      principal balance of
                                                      the Term A Loans

                       (b)  TERM B LOANS.

                             (i) On the Closing Date, each Lender severally agrees, on the terms and subject to the conditions set forth in this Agreement, to make a single loan to the Company in a sum requested by the Company not to exceed the Term B Loan Commitment of such Lender (all such loans of all of the Lenders collectively, the "Term B Loans"). All unutilized Term B Loan Commitments shall expire (A) simultaneously with the making of the Term B Loans on the Closing Date and (B) after December 31, 1996 if the Closing Date has not occurred on or prior to December 31, 1996.

                             (ii) The Term B Loans shall be evidenced by the Term B Notes.

                             (iii) The Term B Loan of each Lender shall be Floating Rate Loans or, at the Company's option and subject to the terms hereof, Eurodollar Loans.

                             (iv)  Once repaid, Term B Loans may not be
     reborrowed. The Term B Loans shall mature on the Term B Loan Maturity Date and shall be repaid, without premium or penalty, by the Company, in amounts equal to the installments set forth below, on each of the Term Loan Payment Dates specified below for each such installment.

     Each Term                                Amount of
     Loan Payment                           Term B Loan
     Date Occurring:                        Installment
     ---------------                        -----------

     After the Anniversary Date which       $500,000
     occurs two years after the Closing
     Date but on or prior to the
     Anniversary Date which occurs six
     years after the Closing Date

     After the Anniversary Date which       $10,000,000
     occurs six years after the Closing
     Date but on or prior to the
     Anniversary Date which occurs seven
     years after the Closing Date

     The Semi-Annual Anniversary Date       $38,000,000
     which occurs immediately prior to
     the eight year Anniversary Date

     The Term B Loan Maturity Date          The remaining outstanding
                                            principal balance of
                                            the Term B Loans
                      Section 3  INTEREST.

                         (a)  The Company agrees to pay interest in respect
of the unpaid principal amount of each Floating Rate Loan from the date of the making or conversion of such Loan until such Loan shall be paid in full at a rate per annum equal to the Floating Rate, such interest to be computed on the basis of a 365- or 366-day year, as appropriate.

                         (b)  The Company agrees to pay interest in respect
of the unpaid principal amount of each Eurodollar Loan from the date of the making, continuation or conversion of such Loan until such Loan shall be paid in full at a rate per annum which shall be equal to the Eurodollar Rate, such interest to be computed on the basis of a 360-day year.

                         (c)  In the event that, and for so long as, any
Default shall have occurred and be continuing, the outstanding principal amount of all Loans and, to the extent permitted by law, overdue interest in respect of all

Loans, shall bear interest at a rate per annum (the "Default
Rate") equal to the sum of two percent (2%) plus the interest rate otherwise applicable hereunder to such principal amount in effect from time to time.

                         (d)  Interest on each Loan shall accrue from and
including the date of the borrowing thereof to but excluding the date of any repayment thereof (provided that any Loan borrowed and repaid on the same day shall accrue one day's interest) and shall be payable (i) in respect of each Floating Rate Loan, quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the last day of the first calendar quarter ending after the Closing Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable to such Loan and, in the case of an Interest Period of six months, on the date occurring three months from the first day of such Interest Period and on the last day of such Interest Period, and (iii) in the case of all Loans, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                      Section 4 Applicable Margin. The Applicable Margin shall be subject to adjustment (upwards or downwards, as appropriate) based on the Leverage Ratio at the end of each of the first three fiscal quarters of each fiscal year of the Company and at the end of each fiscal year of the Company. The Leverage Ratio shall be determined (i) for the period from the Closing Date until the Company delivers the monthly financial statements required to be delivered pursuant to Section 6.1(b) for the period ending as at June 30, 1996, by determining Total Debt on the Closing Date after giving effect to the making of the Loans and the consummation of the other Transactions which are consummated on such date and by determining Operating Cash Flow for the twelve-month period ending April 30, 1996, (ii) in the case of determinations made with respect to the first three fiscal quarters of the Company's fiscal year thereafter, by reference to the monthly financial statements for the month ending on the last day of such fiscal quarter and the Compliance Certificate for such fiscal quarter delivered pursuant to Sections 6.1(b) and (d) and (iii) in the case of determinations made with respect to the last fiscal quarter of the Company's fiscal year, by reference to the financial statements and Compliance Certificate delivered by the Company pursuant to Sections 6.1(a) and (d), provided that for the purposes of clauses (i), (ii) and (iii) above, for all periods prior to the purchase of the Noble Stock pursuant to the Noble Stock Purchase and Warrant Redemption Agreement, all calculations shall be made on a combined pro forma basis (excluding the Noble Denver Stations other than, to the extent applicable, the Noble Denver Stations which are subject to a Local Marketing Agreement) as if such Noble Stock had been purchased on or prior to the first day of such period, all as certified to by an Authorized Officer of the Company, and attaching to such certificate, combined pro forma financial statements in support of such calculations. The adjustment, if any, to the Applicable Margin shall be effective commencing on the fifth Business Day after the delivery of such monthly financial statements (for the last month of each fiscal quarter of the Company) or annual financial statements and Compliance Certificate and shall be effective only for the period subsequent to such date. In the event that the Company shall at any time fail to furnish to the Lenders the financial statements and Compliance Certificate required to be delivered pursuant to Section 6.1(a), (b) or (d), the maximum Applicable Margin shall apply until such time as such financial statements and Compliance Certificate are so delivered to the Administrative Agent.


                                            Applicable Margin
                          ----------------------------------------------------
                             Revolving Loans/
                               Term A Loans                  Term B Loans
                          ----------------------      ------------------------
                           Floating   Eurodollar       Floating   Eurodollar
Leverage Ratio               Rate        Rate            Rate         Rate
                          ----------  ----------      ----------  -----------

Greater than or             1.375%      2.625%          1.875%      3.125%
equal to 6.5:1.0

Less than 6.5:1.0           1.250%      2.500%          1.750%      3.000%
but greater than or
equal to 6.0:1.0

Less than 6.0:1.0           1.000%      2.250%          1.500%      2.750%
but greater than or
equal to 5.5:1.0

Less than 5.5:1.0           0.750%      2.000%         1.250%       2.500%
but greater than or
equal to 5.0:1.0

Less than 5.0:1.0           0.500%      1.750%         1.250%       2.500%
but greater than or
equal to 4.5:1.0

Less than 4.5:1.0           0.250%      1.500%         1.250%       2.500%
but greater than or
equal to 4.0:1.0

Less than 4.0:1.0           0.000%      1.250%         1.250%       2.500%
but greater than or
equal to 3.5:1.0

Less than 3.5:1.0           0.000%      1.000%         1.250%       2.500%
but greater than or
equal to 3.0:1.0

Less than 3.0:1.0           0.000%      0.750%         1.250%       2.500%


                      Section 5 BORROWING NOTICE. Whenever the Company desires to borrow Revolving Loans, Term A Loans or Term B Loans hereunder, it shall give the Administrative Agent at or prior to 10:00 A.M., New York time, at least one Business Day's prior facsimile or telephonic notice (promptly confirmed in writing) of each Floating Rate Loan, and at least three Business Days' prior facsimile or telephonic notice (promptly confirmed in writing) of each Eurodollar Loan to be made hereunder. Each such notice (a "Borrowing Notice") shall be irrevocable and shall specify (i) the aggregate principal amount of the requested Loans, (ii) whether such Loans shall be Revolving Loans, Term A Loans or Term B Loans, (iii) the date of borrowing (which shall be a Business Day), and (iv) whether such Loans shall consist of Floating Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. Promptly after its receipt of a Borrowing Notice, the Administrative Agent shall provide each Lender with a copy thereof and inform each Lender as to its Pro Rata Share of the Advance requested thereunder.

                      Section 6  DISBURSEMENT OF FUNDS.

                            (a)  No later than noon, New York time, on the
date specified in each Borrowing Notice, each Lender will make available its Pro Rata Share of the Advance requested to be made on such date, in U.S. dollars and immediately available funds, to the Administrative Agent. After the Administrative Agent's receipt of the proceeds of such Loans, the Administrative Agent will make available to the Company the aggregate of the amounts so made available in the type of funds actually received.

                            (b)  Unless the Agent shall have been notified by
any Lender prior to the date of a borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, in reliance upon such assumption, make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made such amount available to the Company, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company and the Company shall immediately repay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Company to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to, with respect to the Company, the then applicable rate of interest, calculated in accordance with Section 2.3, for the respective Loans and with respect to the Lenders, the Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Company may have against any Lender as a result of any default by such Lender hereunder. Notwithstanding anything contained herein or in any other Loan Document to the contrary, the Administrative Agent may apply all funds received from the Company and proceeds of Collateral available for the payment of any Obligations first to repay any amount owing by any Lender to the Administrative Agent as a result of such Lender's failure to fund its Loans hereunder.

                      Section 7  INTEREST PERIODS, ETC.

                           (a)  The Company shall, in each Borrowing Notice
or Conversion/Continuation Notice in respect of the making of, conversion into or continuation of a Eurodollar Loan, select the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Company, be either a one-month, two-month, three-month or six-month period, provided that:

                                (i)  the initial Interest Period for any
     Eurodollar Loan shall commence on the date of the making of such Loan (including the date of any conversion from a Floating Rate Loan) and each Interest Period occurring thereafter in respect of such Loan shall commence on the date on which the next preceding Interest Period expires;

                                (ii)  if any Interest Period would otherwise
     expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED, HOWEVER, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                                (iii)  if any Interest Period begins on a day
     for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                                (iv)  no Interest Period in respect of any
     Revolving Loan, Term A Loan or Term B Loan shall extend beyond the Revolving Loan Termination Date, Term A Loan Maturity Date or the Term B Loan Maturity Date, as the case may be; and

                                (v)  no Interest Period applicable to any
     Revolving Loan, any Term A Loan or any Term B Loan shall extend beyond any Revolving Loan Commitment Reduction Date, any date upon which a repayment of the Term A Loans is required to be made pursuant to Section 2.2(a) or any date upon which a repayment of the Term B Loans is required to be made pursuant to Section 2.2(b), respectively, unless the aggregate principal amount of Revolving Loans, Term A Loans or Term B Loans, respectively, repre-sented by Floating Rate Loans or by Eurodollar Loans having Interest Periods which will not expire on or before such date equals or is less than the amount of the Revolving Loan Commitment, the Term A Loans or the Term B Loans, respectively, in effect or outstanding, as the case may be, immediately after the Revolving Loan Commitment Reduction Date, any such date upon which a repayment of the Term A Loans is required to be made pursuant to Section 2.2(a) or any such date upon which a repayment of the Term B Loans is required to be made pursuant to Section 2.2(b), respectively.

                       (b) If upon the expiration of any Interest Period, the Company has failed to repay the Eurodollar Loans expiring on such day or has failed to elect a new Interest Period to be applicable to the respective Eurodollar Loan as provided above, the Company shall be deemed to have elected to convert such Eurodollar Loans into Floating Rate Loans effective as of the expiration date of such current Interest Period.

                       (c) Notwithstanding anything contained herein to the contrary, the Company may not borrow any Eurodollar Loan if, at the time of such borrowing, a Default or Unmatured Default shall have occurred and be continuing on such date either before or after giving effect to such Borrowing.

                 Section 8  MANDATORY PRINCIPAL PAYMENTS.

                       (a) If on any day the aggregate principal amount of the Revolving Loans plus the aggregate L/C Obligations then outstanding exceeds the Aggregate Revolving Loan Commitment minus the aggregate amount of any Revolver Reserve and any Non-broadcast Revolver Reserve in effect at such time, the Company shall immediately repay the Revolving Loans in an amount equal to such excess. In addition, to the extent at any time and for any reason, the Aggregate Revolving Loan Commitment minus the aggregate amount of Revolving Loans outstanding at such time minus any Revolver Reserve and any Non-broadcast Revolver Reserve in effect at such time is at any time less than the amount of contingent L/C Obligations outstanding at such time, the Company shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which such L/C Obligations exceed such Aggregate Revolving Loan Commitment.

                       (b) (i) Promptly, but in any event within two Business Days after the sale, transfer or other disposition by the Parent, the Company or any of its Subsidiaries after the Closing Date (including, without limitation, any disposition accomplished by way of a merger, consolidation or a series of transactions) of any property, asset or business (including, without limitation, any Radio Station) to any Person other than the Company or any of its Subsidiaries (excluding any sale, transfer or other disposition of (A) inventory in the ordinary course of business, (B) used, worn-out or obsolete equipment no longer useful to the business in the ordinary course of business to the extent that an amount equal to the net cash proceeds realized therefrom is used to purchase replacement or substitute equipment within 180 days and (C) any Non-broadcast Asset), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company, whether by the Company or a Subsidiary thereof, the Company shall make a mandatory payment in respect of the Obligations in an amount equal to 100% of the net cash proceeds (after taxes, reasonable fees and commissions and reasonable and customary expenses incurred directly in connection therewith) realized from such sales, transfers, issuances or other dispositions occurring after the Closing Date, all as certified to by an Authorized Officer of the Company (collectively, "Net Cash Proceeds") in accordance with the terms of this
Section 2.8(b)(i); provided that, if any Cash Equivalents are received as proceeds from any such sale, transfer, issuance or other disposition, the Parent, the Company or such Subsidiary, as the case may be, shall cause all such Cash Equivalents to be converted into or reduced to cash within two Business Days after the date of any such sale, transfer, issuance or other disposition and all such cash proceeds of such Cash Equivalents shall be deemed to be "Net Cash Proceeds" for all purposes of this
Section 2.8(b)(i). The Company shall apply such Net Cash Proceeds within such two Business Days as set forth above to repay the principal amount of the Revolving Loans outstanding at such time to the extent such Net Cash Proceeds are not reinvested in a Permitted Acquisition (other than notes, bonds, obligations and securities (other than securities that represent a controlling interest in the Capital Stock of an entity acquired pursuant to a Permitted Acquisition)) and a corresponding reserve against the Aggregate Revolving Loan Commitment in an amount equal to the Net Cash Proceeds applied to the Revolving Loans (the "Revolver Reserve") shall be created; PROVIDED that if no Revolving Loans are outstanding on such date or if the amount of the Net Cash Proceeds so received exceeds the amount of Revolving Loans outstanding on such date, then the Company may, so long as no Default shall have occurred and be continuing, retain such proceeds in an amount equal to the excess of the Net Cash Proceeds over the Revolving Loans then outstanding until such proceeds are reinvested in accordance with the terms of this Section 2.8(b)(i); PROVIDED that if a Default shall have occurred and be continuing on or after the date such excess proceeds would have been required to have been applied to repay the Revolving Loans, the Company shall apply such excess proceeds to repay the Obligations in accordance with Section 2.8(h). During the Proceeds Application Period, the Company may provide one or more Borrowing Notices of Revolving Loans to the Administrative Agent in accordance with Section 2.5 which shall specify that the proceeds of such Revolving Loans will be invested in a Permitted Acquisition (as all or a portion of the purchase price thereof), and subject to and upon the terms and conditions set forth in this Agreement (including without limitation, Section 4.2) the Lenders shall make such Revolving Loans in accordance with
Section 2.1 in an aggregate amount necessary to finance such Permitted Acquisition in an amount not greater than the Revolver Reserve then in effect and the Revolver Reserve shall be reduced during the Proceeds Application Period each time a Revolving Loan is made in accordance with this Section 2.8(b)(i) by the amount of such Revolving Loan; PROVIDED that, should the Proceeds Application Period have expired before such a Revolving Loan is made with respect to the applicable portion of the Revolver Reserve as set forth above in this Section 2.8(b)(i), then an amount equal to such applicable portion of the Revolver Reserve (as adjusted as described above) shall be applied to prepay the Obligations in accordance with the provisions of Section 2.8(h) and Section 2.8(b)(iii). If any Net Cash Proceeds are retained by the Company as provided above, then to the extent such Net Cash Proceeds are not applied within the Proceeds Application Period to a Permitted Acquisition, the Company shall apply such Net Cash Proceeds to repay the Obligations in accordance with the provisions of
Section 2.8(h). Upon expiration of the Proceeds Application Period, any unused Net Cash Proceeds amounts shall constitute Net Cash Proceeds and shall be applied as a mandatory prepayment of the Obligations in accordance with Section 2.8(h) and Section 2.8(b)(iii).

                                (ii)  Promptly, but in any event within two
     Business Days after the sale, transfer or other disposition by the Parent, the Company or any of its Subsidiaries after the Closing Date (including, without limitation, any disposition accomplished by way of a merger, consolidation or a series of transactions) of any Non-broadcast Asset to any Person other than the Company or any of its Subsidiaries, the Company shall make a mandatory payment in respect of the Obligations in an amount equal to 100% of the net cash proceeds (after taxes, reasonable fees and reasonable and customary expenses incurred directly in connection therewith) realized from such sales, transfers or other dispositions occurring after the Closing Date, all as certified to by an Authorized Officer of the Company (collectively, "Net Non-broadcast Proceeds") in accordance with the terms of this Section 2.8(b)(ii); provided that, if any Cash Equivalents are received as proceeds from any such sale, transfer or other disposition, the Parent, the Company or such Subsidiary, as the case may be, shall cause all such Cash Equivalents to be converted into or reduced to cash within two Business Days after the date of any such sale, transfer or other disposition and all such cash proceeds of such Cash Equivalents shall be deemed to be "Net Non-broadcast Proceeds" for all purposes of this Section 2.8(b)(ii). The Company shall apply such Net Non-broadcast Proceeds within such two Business Days as set forth above to repay the principal amount of


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

    the Revolving Loans outstanding at such time to the extent such and a corresponding reserve against the Aggregate Revolving Loan Commitment in an amount equal to the Net Non-broadcast Proceeds applied to the Revolving Loans (the "Non-broadcast Revolver Reserve") shall be created; PROVIDED that if no Revolving Loans are outstanding on such date or if the amount of the Net Non-broadcast Proceeds so received exceeds the amount of Revolving Loans outstanding on such date, then the Company may, so long as no Default shall have occurred and be continuing, retain such proceeds in an amount equal to the excess of the Net Non-broadcast Proceeds over the Revolving Loans then outstanding until such proceeds are reinvested in accordance with the terms of this Section 2.8(b)(ii); PROVIDED that if a Default shall have occurred and be continuing on or after the date such excess proceeds would have been required to have been applied to repay the Revolving Loans, the Company shall apply such excess proceeds to repay the Obligations in accordance with Section 2.8(h). During the Non- broadcast Proceeds Application Period, the Company may provide one or more Borrowing Notices of Revolving Loans to the Administrative Agent in accordance with
    Section 2.5 which shall specify that the proceeds of such Revolving Loans will be invested in a Permitted Non-broadcast Proceeds Application (as all or a portion of the purchase price thereof), and subject to and upon the terms and conditions set forth in this Agreement (including without limitation, Section 4.2) the Lenders shall make such Revolving Loans in accordance with Section 2.1 in an aggregate amount necessary to finance such Permitted Non- broadcast Proceeds Application in an amount not greater than the Non- broadcast Revolver Reserve then in effect and the Non-broadcast Revolver Reserve shall be reduced during the Non-broadcast Proceeds Application Period each time a Revolving Loan is made in accordance with this Section 2.8(b)(ii) by the amount of such Revolving Loan; PROVIDED that, should the Non-broadcast Proceeds Application Period have expired before such a Revolving Loan is made with respect to the applicable portion of the Non-broadcast Revolver Reserve as set forth above in this Section 2.8(b)(ii), then an amount equal to such applicable portion of the Non-broadcast Revolver Reserve (as adjusted as described above) shall be applied to prepay the Loans in accordance with the provisions of Section 2.8(h) and Section 2.8(b)(iii). If any Net Non-broadcast Proceeds are retained by the Company as provided above, then to the extent such Net Non-broadcast Proceeds are not applied within the Non-broadcast Proceeds Application Period to a Permitted Non-broadcast Proceeds Application, the Company shall apply such excess Net Non-broadcast Proceeds to prepay the Obligations in accordance with the provisions of Section 2.8(h). Upon expiration of the Non-broadcast Proceeds Application Period, any unused Net Non- broadcast Proceeds amounts shall constitute Net Non-broadcast Proceeds and shall be applied as a mandatory prepayment of the Obligations in accordance with Section 2.8(h) and Section 2.8(b)(iii).

                             (iii)  If the Revolver Reserve or the
    Non-broadcast Revolver Reserve is to be applied as provided in this Section 2.8(b) as a mandatory prepayment in accordance with Section 2.8(h), the Company shall be deemed to have requested Revolving Loans in an amount equal to the Revolver Reserve or the Non-broadcast Revolver Reserve, as the case may be, and such Loans shall be made regardless of any failure of the Company to meet the conditions precedent set forth in Section 4.2.

                        (c) Within two Business days of the receipt by the Parent, the Company or any of its Subsidiaries of any proceeds from the Mexican Guaranty, the Company shall make a mandatory prepayment with respect to the Obligations in an amount equal to 100% of the net cash proceeds (after taxes, reasonable fees and reasonable expenses incurred directly in connection therewith) realized from such Mexican Guaranty, all as certified to by an Authorized Officer of the Company (the "Mexican Guaranty Proceeds"). Any prepayment of the Obligations pursuant to this subsection (c) shall be applied as set forth in subsection (h) below.

                        (d) Within seven Business Days of the receipt by the Company or any of its Subsidiaries of any Debt Cash Proceeds, the Company shall make a mandatory prepayment with respect to the Obligations in an amount equal to 50% of such Debt Cash Proceeds in excess of $100,000,000 in the aggregate; provided that if a Default shall have occurred and be continuing on the date any Debt Cash Proceeds are received or on the date any Indebtedness with respect thereto is issued or would result from the issuance of any such Indebtedness, then the Company shall make a mandatory prepayment with respect to the Obligations in an amount equal to 100% of such Debt Cash Proceeds (irrespective of the $100,000,000 limitation). Any prepayment of the Obligations pursuant to this subsection (d) shall be applied as set forth in subsection (h) below.

                        (e) Within 90 days of the end of any fiscal year of the Company, commencing with the fiscal year ending December 31, 1997, the Company shall make a mandatory prepayment with respect to the Obligations in an amount equal to 50% of the Excess Cash Flow of the Company, PROVIDED, HOWEVER, with respect to Excess Cash Flow, no such mandatory prepayment shall be required if, for the two consecutive quarters ending on the last day of such fiscal year
(i) the Leverage Ratio shall have been less than 5.5 to 1.00 and (ii) the Senior Leverage Ratio shall have been less than 4.0 to 1.00. Any prepayment of the Obligations pursuant to this subsection (e) shall be applied as set forth in subsection (h) below.

                        (f) For the purposes of determining Net Cash Proceeds, Net Non- broadcast Proceeds, Mexican Guaranty Proceeds and Debt Cash Proceeds, the Parent, the Company or any of its Subsidiaries shall be deemed to have received in cash the aggregate amount of all payments received by the Parent, the Company or any of its Subsidiaries on any contract, promissory note or other instrument taken or effected in connection with any sale, transfer or other disposition of any property asset or business or equity securities, as the case may be, at the time such cash payment is received.

                        (g) The Company shall make a mandatory payment with respect to the Obligations in an amount equal to any proceeds received by the Parent, the Company or any of its Subsidiaries from casualty, damage, boiler, machinery and business interruption insurance or from any condemnation claim or award if and to the extent that such proceeds, claims or awards are not promptly applied to the restoration, repair or replacement of the properties so affected, and in any event to the extent that such proceeds, claims or awards have not been so applied in full within 180 days of receipt thereof. Within two Business Days of receipt of any tax refund by the Parent, the Company or any of its Subsidiaries, the Company shall make a mandatory payment with respect to the Obligations in an amount equal to any proceeds from such tax refund. Any prepayment of the Obligations pursuant to this subsection (g) shall be applied as set forth in subsection (h) below.

                        (h)  Mandatory payments made pursuant to subsections
(b) (except as otherwise provided therein), (c), (d), (e) and (g) of this
Section 2.8 shall be applied FIRST to prepay the Term A Loans and the Term B Loans pro rata based on the aggregate outstanding principal amount of Term A Loans and Term B Loans on the date such prepayment is made until such Term A Loans and Term B Loans shall have been repaid in full, together with accrued and unpaid interest thereon, SECOND, to prepay the Revolving Loans until such Revolving Loans shall have been repaid in full, together with accrued and unpaid interest thereon, THIRD, to Cash Collateralize the then outstanding Letters of Credit, FOURTH, to all other outstanding Obligations. Simultaneously with any prepayment of the principal amount of the Revolving Loans pursuant to the preceding sentence, each Lender's Revolving Loan Commitment shall be permanently reduced by such Lender's Pro Rata Share of such prepayment. All prepayments of the Term A Loans and Term B Loans shall be applied pro rata to


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


the scheduled installments of principal thereof. With respect to any such mandatory reduction of the Revolving Loan Commitment, the Revolving Loan Commitment Reduction Amount for each Revolving Loan Commitment Reduction Date occurring after the date of such mandatory payment shall be reduced in an amount equal to the product of the amount of such mandatory reduction TIMES the ratio (expressed as a percentage) that such Revolving Loan Commitment Reduction Amount bears to the sum of all of the Revolving Loan Commitment Reduction Amounts remaining prior to the Revolving Loan Termination Date.

                        (i)  Mandatory payments made pursuant to this Section
2.8 of the Term A Loans, the Term B Loans or the Revolving Loans shall be accomplished by the payment first of such Loans or portion thereof constituting Floating Rate Loans and second by the payment of such Loans or portion thereof constituting Eurodollar Loans.

          Section 9  OPTIONAL PRINCIPAL PAYMENTS AND REDUCTIONS OF COMMITMENTS.

                        (a) The Company may from time to time pay all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000, or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Floating Rate Advances, upon one Business Day's prior notice to the Administrative Agent as described below, without penalty or premium. The Company may from time to time pay all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000, or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Eurodollar Advances, upon three Business Days' prior written notice to the Administrative Agent as described below, provided, however, (i) such optional prepayment shall only be made on the last day of the Interest Period relevant to such Eurodollar Advances, and (ii) after giving effect to such optional prepayment, each outstanding Eurodollar Advance shall be in a minimum amount of $1,500,000. Any such notice given by the Company to the Administrative Agent shall be written notice (or telephonic notice promptly confirmed in writing), which notice shall be irrevocable, and shall specify the amount of such prepayment and whether such Loans being prepaid are Revolving Loans or Term A Loans and Term B Loans and whether such Advances being prepaid are Floating Rate Advances or Eurodollar Advances. All such prepayments of the Term A Loans and the Term B Loans shall be applied pro rata to the scheduled repayments thereof. All prepayments made pursuant to this
Section 2.9(a) which are not designated by the Company in the notice required to be delivered pursuant to this Section 2.9(a) to be applied to the Term A Loans or the Term B Loans shall be applied to the Revolving Loans. All prepayments made pursuant to this Section 2.9(a) which are not applied to repay the Revolving Loans in accordance with the terms of this Section 2.9(a) shall be applied to prepay the Term A Loans and the Term B Loans pro rata based on the aggregate outstanding principal amount of Term A Loans and Term B Loans on the date such prepayment is made.

                        (b) Upon at least one Business Day's prior irrevocable written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Company shall have the right, without premium or penalty, to permanently reduce each Lender's Pro Rata Share of the Aggregate Revolving Loan Commitment, provided that any such partial reduction shall be in a minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and each such reduction shall be applied pro rata to reduce the Revolving Loan Commitment Reduction Amount for each Revolving Loan Commitment Reduction Date.

                    Section 10  METHOD AND PLACE OF PAYMENT.

                        (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Notes shall be made to the Administrative Agent for the account of the Lenders entitled thereto not later than 12:00 noon, New York time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Administrative Agent's office specified pursuant to Article XIII, and any funds received by the Administrative Agent after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day. Except as otherwise specifically provided herein, the Administrative Agent shall thereafter cause to be distributed on the date of receipt thereof to each Lender in like funds its Pro Rata Share of payments so received.

                        (b) Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                        (c) All payments made by the Company hereunder and under the other Loan Documents shall be made irrespective of, and without any reduction for, any setoff or counterclaims.

                   Section 11  FEES.

                        (a) The Company agrees to pay to the Administrative Agent for the account of the Persons entitled thereto, fees in the amounts and at the times set forth in the Fee Letters.

                        (b) The Company agrees to pay to the Administrative Agent for the pro-rata account of the Lenders in accordance with their respective Pro Rata Shares of the Revolving Loan Commitments a commitment fee, computed at the Commitment Fee Rate on the average daily unused portion of the Aggregate Revolving Loan Commitment accruing from the Effective Date until the Aggregate Revolving Loan Commitment has been terminated, payable quarterly in arrears and on the Revolving Loan Termination Date, or such earlier date, if any, on which the Aggregate Revolving Loan Commitment shall terminate in accordance with the terms hereof and calculated on the basis of a 365- or 366-day year, as appropriate, for the number of actual days elapsed.

                   Section 12 NOTES; RECORDKEEPING. Each Lender is hereby authorized to record the principal amount of its Revolving Loans, its Term A Loan and its Term B Loan and each repayment thereof on the schedule attached to its applicable Note or to record the same on its books and records and the Company agrees that such schedules or books and records shall constitute binding and conclusive evidence of the accuracy of the information contained therein absent manifest error, provided, however, that the failure of any Lender to so record such information shall not affect the Company's obligations hereunder or under such Notes.

                   Section 13 MINIMUM ADVANCES. Each Floating Rate Advance shall be in a minimum amount of $1,000,000 or in an integral multiple of $500,000 in excess thereof, provided, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Loan Commitment. Each Eurodollar Rate Advance and all conversions to and continuations of Eurodollar Loans shall be in a minimum amount of $2,000,000 or in an integral multiple of $1,000,000 in excess thereof, PROVIDED that at no time may there be more than fifteen (15) Eurodollar Rate Advances outstanding at any time.

                   Section 14  EURODOLLAR RATE CONVERSION AND CONTINUATION.

                        (a) Subject to the other provisions hereof, the Company shall have the option (i) to convert at any time all or any part of outstanding Floating Rate Loans which comprise part of the same Advance to Eurodollar Loans, (ii) to convert all or any part of outstanding Eurodollar Loans which comprise part of the same Advance to Floating Rate Loans, on the expiration date of the Interest Period applicable thereto, or (iii) to continue all or any part of outstanding Eurodollar Loans which comprise part of the same Advance as Eurodollar Loans for an additional Interest Period, on the expiration of the Interest Period applicable thereto; PROVIDED that no Loan may be continued as, or converted into, a Eurodollar Loan when any Default or Unmatured Default has occurred and is continuing.

                        (b) In order to elect to convert or continue a Loan under this Section 2.14, the Company shall deliver an irrevocable notice thereof (a "Conversion/Continuation Notice") to the Administrative Agent no later than 10:00 A.M., New York time, (i) at least one Business Day in advance of the proposed conversion date in the case of a conversion to a Floating Rate Loan and
(ii) at least three Business Days in advance of the proposed conversion or continuation date in the case of a conversion to, or a continuation of, a Eurodollar Loan. A Conversion/Continuation Notice shall specify (w) the requested conversion or continuation date (which shall be a Business Day), (x) the amount and the type of Loan to be converted or continued, (y) whether a conversion or continuation is requested, and (z) in the case of a conversion to, or a continuation of, a Eurodollar Loan, the requested Interest Period.
Promptly after receipt of a Conversion/Continuation Notice under this Section 2.14(b), the Administrative Agent shall provide each Lender with a copy thereof.

                   Section 15 LENDING OFFICES. Each Lender may book all or any portion of any Loan at any Lending Office selected by such Lender and may change its Lending Office from time to time. All terms of this Agreement shall apply to any such Lending Office and the Notes shall be deemed held by each Lender for the benefit of such Lending Office. Each Lender may, by written or telex notice to the Administrative Agent and the Company, designate a Lending Office through which and for whose account payments in respect of the Obligations are to be made.

                   Section 16 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Company notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the Company has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate.

                   Section 17  COLLATERAL SECURITY.

                        (a) As security for the payment of the Obligations, the Company shall cause to be granted to the Administrative Agent, for the ratable benefit of the Lenders, a Lien on and security interest in all of the following, whether now or hereafter existing or acquired: (i) all of the shares of capital stock of its Subsidiaries now or hereafter directly owned by the Company and all proceeds thereof, all as more specifically described in the Company Pledge Agreement; (ii) certain of the assets of the Company and all proceeds thereof, all as more specifically described in the Company Security Agreement, the Company Trademark Agreement, the Company Mortgages, the Noble Document Assignment, the Citicasters Document Assignment, the Mexican Assignment Agreement, and the Time Brokerage Assignment and each Collateral Assignment to which the Company is a party; (iii) certain of the assets of its Subsidiaries now or hereafter directly or indirectly owned by such Subsidiaries and all proceeds thereof, all as more specifically described in the Subsidiary Security Agreement, the Subsidiary Trademark Agreement, the Subsidiary Pledge Agreements, the Subsidiary Mortgages, the Time Brokerage Assignment and each Collateral Assignment to which each Subsidiary of the Company is a party; and (iv) certain assets of the Parent, including without limitation, the shares of capital stock of the Company and all the proceeds thereof, all as more specifically described in the Parent Pledge Agreement.

                        (b) Concurrently with the consummation of any Permitted Acquisition or the formation of any new Subsidiary of the Company which is permitted hereunder, the Company shall

                             (i)  in the case of a Permitted Acquisition of
    stock by the Company or any of its Subsidiaries or the formation of a new Subsidiary of the Company: (A) deliver or cause to be delivered to the Administrative Agent all of the certificates representing the capital stock (or other instruments or securities evidencing ownership) of such new Subsidiary which is being acquired or formed, beneficially owned by the Company or such Subsidiary, as additional collateral for the Obligations, to be held by the Administrative Agent in accordance with the terms of the Company Pledge Agreement or a Subsidiary Pledge Agreement, as the case may be; and (B) cause such new Subsidiary which is being acquired or formed to deliver to the Administrative Agent (1) duly executed counterpart signature pages to each of the Subsidiary Guaranty, the Subsidiary Security Agreement and the Intercompany Security Agreement, in the forms attached respectively thereto as Annex I, together with the authorization to the Administrative Agent and the Lenders to attach such signature pages to the Subsidiary Guaranty, the Subsidiary Security Agreement and the Intercompany Security Agreement, respectively, the effect of which shall be that as of the date set forth on such signature pages such new Subsidiary shall become a party to each such agreement and be bound by the terms thereof, (2) if such Subsidiary owns any capital stock of any other Subsidiary of the Company, a Subsidiary Pledge Agreement, (3) if such Subsidiary owns any U.S. registered trademarks, a Subsidiary Trademark Agreement, (4) an Intercompany Demand Note, duly endorsed, pledged and delivered to the Administrative Agent under the Company Pledge Agreement, (5) such Uniform Commercial Code financing statements as shall be required to perfect the security interest of the Administrative Agent and the Lenders in the Collateral being pledged by such new Subsidiary pursuant to the Subsidiary Security Agreement and (6) unless otherwise agreed to in writing by the Required Lenders, a Subsidiary Mortgage, together with such title insurance policies, surveys and appraisals as the Required Lenders may have reasonably requested;

                             (ii)  in the case of a Permitted Acquisition of
    assets or the acquisition of any interest in real property (other than any such property deemed immaterial by the Administrative Agent) by the Company or any of its Subsidiaries, deliver or cause to be delivered by the Company or such Subsidiary acquiring such assets, (A) such Uniform Commercial Code financing statements as shall be required to perfect the security interest of the Administrative Agent and the Lenders in the assets being so acquired and (B) unless otherwise agreed to in writing by the Required Lenders, a Company Mortgage or Subsidiary Mortgage, as the case may be, together with such title insurance policies, surveys and appraisals as the Required Lenders may have reasonably requested; and

                             (iii)  in any case, provide such other
    documentation, including, without limitation, one or more opinions of counsel reasonably satisfactory to the Required Lenders, articles of incorporation, by-laws and resolutions, which in the reasonable opinion of the Required Lenders is necessary or advisable in connection with such Permitted Acquisition or formation of such new Subsidiary.

                   Section 18 FURTHER ASSISTANCE. In connection with any exercise by the Administrative Agent or any Lender of its rights and remedies under the Collateral Documents, it may be necessary to obtain the prior consent or approval of certain Persons, including but not limited to the FCC and other public utility regulatory agencies and governmental authorities. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to any Collateral Document, applicable law or otherwise which requires any consent, approval, registration, qualification or


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


authorization of any Person, the Company will, upon request by the Administrative Agent, execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, and other documents and papers that the Administrative Agent or such Lender determines may be required to obtain for such consent, approval, registration, qualification or authorization. Without limiting the generality of the foregoing, the Company will use its best efforts to obtain from the appropriate Persons the necessary consents and approvals, if any: (1) for the transfer of control, if required for the effectuation of clause (2) below, to the Administrative Agent, the Lenders or their respective nominees or transferees upon the occurrence of a Default, of any permit, license or authorization in respect of the operation of any Radio Station; (2) for the effectuation of any sale or sales of Pledged Stock (as defined in the Parent Pledge Agreement, the Company Pledge Agreement and/or the Subsidiary Pledge Agreements) upon the occurrence of a Default; and
(3) for the exercise of any other right or remedy of the Administrative Agent or any Lender under any Collateral Document, applicable law or otherwise. The Administrative Agent and the Lenders will cooperate with the Company in preparing the filing with the FCC and any other Persons of all requisite applications required to be obtained by the Company under this Section 2.18.

                   Section 19 USE OF PROCEEDS. The Company shall use the proceeds of the Loans for the following purposes: (i) to fund a portion of the acquisition of Citicasters, (ii) to repay Citicasters Existing Debt of Citicasters Co., (iii) to redeem (if necessary) the Citicasters Subordinated Debt and (iv) to fund the consummation of the Noble Transactions. In addition, the Revolving Loans may be used for working capital and other general corporate purposes, and for Permitted Acquisitions made after the Closing Date.

                   Section 20  ISSUANCE OF LETTERS OF CREDIT, ETC.  (a)
Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the day prior to the Revolving Loan Termination Date, each Issuing Bank shall issue such Letters of Credit as the Company may request by an L/C Application; PROVIDED that, after giving effect to such Letter of Credit, (x) the SUM of the aggregate L/C Obligations then outstanding PLUS the then outstanding aggregate principal amount of the Revolving Loans shall not exceed the Aggregate Revolving Loan Commitment MINUS any Revolver Reserve and any Non- broadcast Revolver Reserve in effect at such time, and (y) the aggregate L/C Obligations then outstanding shall not exceed the L/C Commitment. Unless all the Lenders with a Revolving Loan Commitment and the applicable Issuing Bank otherwise consent in writing, the term of any Letter of Credit shall not exceed 12 months. No Letter of Credit shall expire by its terms after the Revolving Loan Termination Date. No Letter of Credit shall be issued except in the ordinary course of business of the Company or any of its Subsidiaries or in connection with Permitted Acquisitions.

                        (b) The Company shall submit the L/C Application for the Issuance of any Letter of Credit to the applicable Issuing Bank at least three Business Days prior to the date when required. Upon Issuance of a Letter of Credit, the applicable Issuing Bank shall promptly notify the Lenders of the amount and terms thereof.

                        (c) Upon the Issuance of a Letter of Credit, each Lender that has made a Revolving Loan Commitment shall be deemed to have purchased a pro rata participation, from the applicable Issuing Bank in an amount equal to that Lender's Pro Rata Share, in such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the applicable Issuing Bank has not been reimbursed by the Company for any payment required to be made by such Issuing Bank under any Letter of Credit, each Lender shall, pro rata according to its Pro Rata Share, reimburse such Issuing Bank promptly upon demand for the amount of such payment. The obligation of each Lender to so reimburse such Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Unmatured Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Company to reimburse the applicable Issuing Bank for the amount of any


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


payment made by such Issuing Bank under any Letter of Credit together with interest as hereinafter provided.

                        (d) Upon the making of any payment with respect to any Letter of Credit by the applicable Issuing Bank, the Company shall be deemed to have submitted a Borrowing Notice for a Revolving Loan consisting of a Floating Rate Loan in the amount of such payment, and the Administrative Agent shall without notice to or the consent of the Company cause Revolving Loans to be made by the Lenders in an aggregate amount equal to the amount paid by such Issuing Bank on that Letter of Credit, but not exceeding the Aggregate Revolving Loan Commitment MINUS the then aggregate outstanding principal amount of Revolving Loans and MINUS any Revolver Reserve and any Non-broadcast Revolver Reserve, and for this purpose, the conditions precedent set forth in Section 4 shall not apply. The proceeds of such Revolving Loans shall be paid to the applicable Issuing Bank to reimburse it for the payment made by it under such Letter of Credit. Promptly following any Revolving Loans made under this Section 2.20, the Administrative Agent shall notify the Company thereof. Each Lender that has reimbursed an Issuing Bank pursuant to Section 2.20(c) for its Pro Rata Share of any payment made by such Issuing Bank under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of such Issuing Bank against the Company under this Section 2.20.

                        (e)  To the extent that any Loans made pursuant to
Section 2.20(d) are insufficient to reimburse the applicable Issuing Bank in full, the Company agrees to pay to such Issuing Bank with respect to each Letter of Credit, within one Business Day after demand therefor, a principal amount equal to such unreimbursed portion of any payment made by such Issuing Bank under that Letter of Credit, together with interest on such amount from the date of any payment made by such Issuing Bank through the date of payment by the Company at the Default Rate. The principal amount of any such payment made by the Company to any Issuing Bank shall be used to reimburse such Issuing Bank for the payment made by it under the related Letter of Credit.

                        (f) The Issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the Issuance of a new Letter of Credit.

                   Section 21  LETTER OF CREDIT FEES.  The Company shall pay
(i) a letter of credit fee to the Administrative Agent equal to the product of
(A) the Applicable Margin with respect to Eurodollar Loans for the Revolving Loans minus 0.125%, multiplied by (B) the stated amount of each Letter of Credit per annum for the term of each Letter of Credit, payable in advance, for the account of the Lenders who have made Revolving Loan Commitments, according to their respective Pro Rata Shares and (ii) an issuance fee to the Administrative Agent of 0.125% of the stated amount of each Letter of Credit, payable in advance for the account of the applicable Issuing Bank. Upon (A) the issuance of each Letter of Credit, the Company shall also pay to the Administrative Agent for the account of the applicable Issuing Bank an amount equal to the greater of
(i) $500 or (ii) the issuance fees; (B) the amendment of each Letter of Credit, the Company shall pay to the Administrative Agent for the account of the applicable Issuing Bank the amendment fees, in each case, as the applicable Issuing Bank normally charges in connection with a Letter of Credit and activity pursuant thereto, in either case which fees shall be solely for the account of the applicable Issuing Bank; and (C) the incurrence of any reasonable out-of-pocket costs and expenses in connection with the maintenance of any Letter of Credit, the Company shall pay to the Administrative Agent for the account of the applicable Issuing Bank the amount of such out-of-pocket costs and expenses so incurred.

                   Section 22 OBLIGATION OF THE COMPANY ABSOLUTE, ETC. (a) The obligation of the Company to pay to the applicable Issuing Bank the amount of any payment made by such Issuing Bank under any Letter of Credit shall be absolute, unconditional and irrevocable. Without limiting the foregoing, such obligation of the Company shall not be affected by any of the following circumstances:

                             (1)  any lack of validity or enforceability of any
    Letter of Credit, this Agreement or any other agreement or instrument relating thereto;

                             (2)  any amendment or waiver of or any consent to
    departure from any Letter of Credit, this Agreement or any other agreement or instrument relating thereto;

                             (3)  the existence of any claim, setoff, defense
    or other rights which the Company may have at any time against any Issuing Bank, any Lender, the Administrative Agent, any beneficiary of any Letter of Credit (or any Persons for whom any such beneficiary may be acting) or any other Person, whether in connection with any Letter of Credit, this Agreement or any other agreement or instrument relating thereto, or any unrelated transactions;

                             (4)  any demand, statement or any other document
    presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of such Letter of Credit;

                             (5)  payment by any Issuing Bank in good faith
    under any Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of such Letter of Credit;

                             (6)  the solvency or financial responsibility of
    any party issuing any documents in connection with a Letter of Credit;

                             (7)  any error in the transmission of any message
    relating to a Letter of Credit not caused by the applicable Issuing Bank, or any delay or interruption in any such message;

                             (8)  any error, neglect or default of any
    correspondent of any Issuing Bank in connection with a Letter of Credit;

                             (9)  any consequence arising from acts of God,
    war, insurrection, disturbances, labor disputes, emergency conditions or other causes beyond the control of any Issuing Bank;

                             (10)  the form, accuracy, genuineness or legal
    effect of any contract or document referred to in any document submitted to the applicable Issuing Bank in connection with a Letter of Credit; and

                             (11)  any other circumstances whatsoever.

                        (b) Each Issuing Bank shall be entitled to the protection accorded to the Agents pursuant to Section 10, MUTATIS MUTANDIS.

                   Section 23 CASH COLLATERAL. Notwithstanding anything to the contrary herein or in any L/C Application, after the occurrence and during the continuance of Default, the Company shall, upon the Administrative Agent's demand, deliver to the Administrative Agent for the benefit of the Lenders cash, or other collateral of a type satisfactory to the Required Lenders, having a value (if other than cash), as determined by such Lenders, equal to the aggregate outstanding L/C Obligations.

                                     ARTICLE III

                               CHANGE IN CIRCUMSTANCES

                   Section 1 YIELD PROTECTION. If any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any regulatory interpretation thereof, or compliance by any Lender with such (which has been adopted or changed after the date hereof),

                             (i)  imposes or increases or deems applicable any
    reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Office (other than reserves and assessments taken into account in determining the interest rate applicable to any Eurodollar Loan), or

                             (ii)  imposes any other condition the result of
    which is to increase the cost to any Lender or any applicable Lending Office of making, funding or maintaining any Eurodollar Loan or reduces any amount receivable by any Lender or any applicable Lending Office in connection with any Eurodollar Loan, or requires any Lender or any applicable Lending Office to make any payment calculated by reference to the amount of any Eurodollar Loan made or interest received by it, by an amount deemed material by such Lender, or

                             (iii)  affects the amount of capital required or
    expected to be maintained by any Lender or Lending Office or any corporation controlling any Lender and such Lender determines the amount of capital required is increased by or based upon the existence of this Agreement, the Loans, any Letters of Credit or commitments of this type, then, within 15 days of demand by such Lender made together with the presentation to the Company of a certificate of such Lender complying with
Section 3.5 hereof, the Company shall pay such Lender that portion of such increased expense incurred (including, in the case of Section 3.1(iii), any reduction in the rate of return on capital to an amount below that which it or its controlling corporation could have achieved but for such change in regulation after taking into account such Lender's or its controlling corporation's policies as to capital adequacy) or reduction in an amount received which such Lender reasonably determines is attributable to making, funding and maintaining its Obligations and Commitments.

                   Section 3.2.  TAXES.

                        (a) Except as required by law, all payments made by the Company under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings, imposed, levied, collected, withheld or assessed by any Governmental Authority after the Closing Date as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of such Governmental Authority, BUT EXCLUDING (i) net income, franchise and branch profits taxes imposed on the Administrative Agent or a Lender by (x) the United States of America or any taxing authority thereof or therein, (y) the jurisdiction under the laws of which the Administrative Agent or such Lender is organized or in which it has its principal office or is managed and controlled or any political subdivision or taxing authority thereof or therein, or (z) any jurisdiction in which the Lending Office of any Lender making and maintaining Loans to the Company, is located or any political subdivision or taxing authority thereof or therein, and (ii) any taxes, levies, imposts, duties, charges, fees, deductions or withholdings arising after the date of this Agreement, solely as the immediate result of such Lender (x) changing its designated Lending Office as of the Closing Date to a Lending Office located in any other jurisdiction or (y) designating an additional Lending Office located in any other jurisdiction (such non-excluded taxes, levies, imposts, duties, charges, fees, deduction and withholdings being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Taxes, including Taxes attributable to such increase, and free and clear of all liability, including, without limitation, interest and penalties, in respect of such Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall pay such Taxes. If the Company fails to pay Taxes when due to the appropriate taxing authority the Company shall indemnify the Administrative Agent and any Lender for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure together with any expenses payable by the Administrative Agent or any such Lender in connection therewith. If the Company is required to make any additional payment to the Administrative Agent or any Lender pursuant to this Section 3.2, and any such Lender receives, or is entitled to receive, a credit against or relief or remission for, or repayment of, any tax paid or payable by it in respect of, or calculated with reference to, the Taxes giving rise to such payment, such Lender shall, within a reasonable time of the earlier of the date that it receives or is entitled to receive such credit, relief, remission or repayment, use its reasonable efforts to reimburse the Company the amount of any such credit, relief, remission or repayment to the extent not inconsistent with such Lender's internal policies. If any Taxes constituting a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable, after the Closing Date, to such payments by the Company to a Lender, such Lender shall to the extent not inconsistent with such Lender's internal policies use its reasonable efforts to make, fund and maintain its Loans through a Lending Office of such Lender located in another jurisdiction so as to reduce the Company's liability hereunder, and if, as determined by such Lender, in its sole discretion, the making, funding or maintenance of such Loans through such other Lending Office does not otherwise materially adversely affect such Loans or such Lender.

                        (b) Prior to or at the Closing Date, each Lender that is not incorporated under the laws of the United States of America or a state thereof shall deliver to the Administrative Agent (and the Administrative Agent agrees that it will deliver to the Company) in the case of a Lender that is a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code two duly completed copies of the United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and
(ii) each Lender will deliver to the Administrative Agent (and the Administrative Agent will deliver to the Company) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. In the case of any Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, such Lender shall deliver (i) a representation letter to the Administrative Agent (for the benefit of the Administrative Agent and the Company) stating that such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code and (ii) two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8, certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender that is a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code which delivers to the Company and the Administrative Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes, if requested by the Company, to deliver to the Company and the Administrative Agent two further copies of said statement or Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such statement or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent statement or form previously delivered by it to the Company, and such extension or renewals thereof as may reasonably be requested by the Company, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent a Lender or the Administrative Agent from duly completing and delivering any such statement or form with respect to it and such Lender or Administrative Agent advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. Each Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code will (for the benefit of the Administrative Agent and the Company), to the extent legally entitled to do so, and if requested by the Company, provide to the Company two further copies of Internal Revenue Service Form W-8 and an updated representation letter stating that such Lender is not a "bank" under Section 881(c)(3)(A) of the Internal Revenue Code and such other forms as may be required in order to establish the legal entitlement of such Lender to an exemption from withholding tax with respect to payments under this Agreement. The Company shall not be required to pay any increased amount on account of Taxes pursuant to this Section 3.2 to any Lender, Transferee or Administrative Agent that fails to furnish any form or statement that it was required to furnish in accordance with this Section 3.2 or
Section 12.3.3, and, to the extent required by law, the Company shall be entitled to deduct Taxes from the payments owed to such Lender, Transferee or Administrative Agent.

                   Section 3.3. AVAILABILITY OF RATE OPTIONS. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Office would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or determines that (i) deposits of a type and maturity appropriate to match fund any Eurodollar Loan are not available or (ii) the Eurodollar Rate does not accurately reflect the cost of making or maintaining any Eurodollar Loan, then (unless such unavailability or inaccuracy results solely from a deterioration in the creditworthiness of such Lender subsequent to the date hereof) the Administrative Agent shall suspend the availability of Eurodollar Loans from such Lender and require the interest rate applicable to any Eurodollar Loan by such Lender then outstanding to be changed to the Floating Rate and each such Lender's Pro Rata Share shall be adjusted as applicable in accordance therewith.

                   Section 3.4. FUNDING INDEMNIFICATION. If any payment or conversion in respect of any Eurodollar Loan occurs on a date which is not the last day of the applicable Eurodollar Interest Period, whether because of acceleration, prepayment or otherwise, or if an Advance related to, or conversion from or into or in continuation of, Eurodollar Loans does not occur on a date specified therefor in a Borrowing Notice or a Conversion/Continuation Notice, the Company will indemnify each Lender for any loss or cost incurred by it resulting therefrom upon request by such Lender accompanied by a certificate complying with Section 3.5 below.

                   Section 3.5.  LENDER CERTIFICATES; SURVIVAL OF INDEMNITY.
To the extent reasonably possible, so long as the Company has any liquidated liability to any Lender under Section 3.1, such Lender shall designate an alternate Lending Office with respect to its Eurodollar Loans to reduce any such liability, so long as such designation is not disadvantageous to such Lender. A certificate of a Lender as to the amount due under Section 3.1 or 3.4 (which certificate shall, if so requested by the Company, include an explanation of the basis used by such Lender in calculating such amount) shall be delivered within 120 days after a responsible account officer of the Lender obtains actual knowledge of the event giving rise thereto and shall be final, conclusive and binding on the Company in the absence of manifest error. Determination of amounts payable under such Sections in connection with any Lender's Eurodollar Loans shall be calculated as though each Lender funded its Pro Rata


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


Share of any Eurodollar Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Eurodollar Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the certificate shall be payable on demand after receipt by the Company of the certificate. The obligations of the Company under Sections 3.1 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

                                      ARTICLE IV

                                 CONDITIONS PRECEDENT

                   Section 1 CONDITIONS PRECEDENT TO INITIAL LOANS. The obligations of the Lenders to make their initial Loans hereunder and of the Issuing Bank to Issue any Letter of Credit on the Closing Date are subject to the satisfaction on the Closing Date of the following conditions precedent:

                        (a)  LOAN DOCUMENTS.

                             (i)  CREDIT AGREEMENT.  The Company shall have
    duly executed and delivered this Agreement to the Administrative Agent.

                             (ii)  NOTES.  The Company shall have duly executed
    and delivered to each of the Lenders the appropriate Revolving Note, Term A Note and Term B Note in the amount, maturity and as otherwise provided herein.

                             (iii)  COMPANY SECURITY AGREEMENT.  The Company
    shall have duly executed and delivered to the Administrative Agent the Company Security Agreement.

                             (iv)  COMPANY PLEDGE AGREEMENT.  The Company shall
    have duly executed and delivered to the Administrative Agent the Company Pledge Agreement.

                             (v)  COMPANY TRADEMARK AGREEMENT.  The Company
    shall have duly executed and delivered to the Administrative Agent the Company Trademark Agreement.

                             (vi)  COMPANY MORTGAGES.  The Company shall have
    duly executed and delivered to the Administrative Agent the Company Mortgages with respect to each interest in real property owned by the Company, if any, after giving effect to the consummation of the Transactions which are closed on or prior to the Closing Date.

                             (vii)  PARENT GUARANTY.  The Parent shall have
    duly executed and delivered to the Administrative Agent the Parent
    Guaranty.

                             (viii)  PARENT PLEDGE AGREEMENT.  The Parent shall
    have duly executed and delivered to the Administrative Agent the Parent Pledge Agreement.

                             (ix)  SUBSIDIARY GUARANTY.  Each Subsidiary of the
    Company (other than the Excluded Subsidiaries) shall have duly executed and delivered to the Administrative Agent the Subsidiary Guaranty.

                             (x)  SUBSIDIARY SECURITY AGREEMENT.  Each
    Subsidiary of the Company (other than the Excluded Subsidiaries) shall have duly executed and delivered to the Administrative Agent the Subsidiary Security Agreement.


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


                             (xi)  SUBSIDIARY PLEDGE AGREEMENTS.  Each of Jacor
    Broadcasting of Atlanta, Inc. and each of the other Subsidiaries of the Company (other than the Excluded Subsidiaries) that own any Equity Interests as of the Closing Date shall have duly executed and delivered to the Administrative Agent a Subsidiary Pledge Agreement.

                             (xii)  SUBSIDIARY TRADEMARK AGREEMENT.  Jacor
    Broadcasting of Tampa Bay, Inc. and each of the other Subsidiaries of the Company (other than the Excluded Subsidiaries) that own any material trademarks as of the Closing Date shall have duly executed and delivered to the Administrative Agent the Subsidiary Trademark Agreement.

                             (xiii)  SUBSIDIARY MORTGAGES.  Each  of the
    Subsidiaries of the Company (other than the Excluded Subsidiaries) that own any real property interest (other than any such property deemed immaterial by the Agents) as of the Closing Date shall have duly executed and delivered to the Administrative Agent a Subsidiary Mortgage.

                             (xiv)  INTERCOMPANY NOTES.  Each of the
    Subsidiaries of the Company (other than the Excluded Subsidiaries) shall have duly executed and delivered to the Company the appropriate Intercompany Demand Note and the Intercompany Acquisition Note (if applicable) to which it is a party, and the Company shall have delivered each such Intercompany Demand Note and Intercompany Acquisition Note, duly endorsed in blank, to the Administrative Agent pursuant to the terms of the Company Pledge Agreement.

                             (xv)  PARENT CONTRIBUTION.  The Company shall have
    delivered evidence satisfactory to the Agents that the Parent and the Company have completed the Parent Contribution, in compliance with all laws, rules and regulations and that title to such assets transferred pursuant to the Parent Contribution has been transferred to the Company under applicable state law. The Administrative Agent shall have received copies of all Parent Contribution Documents, certified as of the Closing Date by Authorized Officers of the Parent and the Company to be true, correct and complete copies of each such document and all of the terms of all such documents shall have been approved by the Agents.

                             (xvi)  INTERCOMPANY SECURITY AGREEMENT.  Each of
    the Subsidiaries of the Company (other than the Excluded Subsidiaries) shall have duly executed and delivered to the Company the Intercompany Security Agreement.

                             (xvii)  FEE LETTER.  The Company and the Parent
    shall have duly executed and delivered to the appropriate Agents the Fee Letters in form and substance satisfactory to the appropriate Agents.

                             (xviii)  NOBLE DOCUMENT ASSIGNMENT.  The Company
    and any applicable Subsidiaries of the Company shall have duly executed and delivered to the Administrative Agent, and the Parent and the Company shall have used their best efforts to cause Noble to have duly acknowledged, the Noble Document Assignment.

                             (xix)  MEXICAN ASSIGNMENT AGREEMENT.  The Company
    and each applicable Subsidiary of the Company shall have duly executed and delivered the Mexican Assignment Agreement to the Administrative Agent, and the Parent and the Company shall have used their best efforts to cause the other parties to each document assigned pursuant thereto to have duly acknowledged and delivered the Mexican Assignment Agreement to the Administrative Agent.


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


                             (xx)  TIME BROKERAGE ASSIGNMENT.  The Time
    Brokerage Assignment shall have been duly executed and delivered by the Company and each applicable Subsidiary of the Company to the Administrative Agent and the Parent and the Company shall have used their best efforts to cause the other parties to each Local Marketing Agreement and each Joint Sales Agreement assigned pursuant thereto to have duly acknowledged and delivered the Time Brokerage Assignment to the Administrative Agent.

                             (xxi)     COLLATERAL ASSIGNMENT.  The Company and
    its appropriate Subsidiaries shall have executed and delivered to the Administrative Agent, with respect to each Local Marketing Agreement and each Joint Sales Agreement to which the Company and/or any of its Subsidiaries is a party, a Collateral Assignment and the Company and its Subsidiaries shall have used their respective best efforts to have all of the other parties to each such Local Marketing Agreement and Joint Sales Agreement duly acknowledge and deliver each such Collateral Assignment to the Administrative Agent.

                             (xxii)  PARENT ACCOUNT ASSIGNMENT.  The Parent and
    each other party thereto shall have duly executed and delivered to the Administrative Agent an assignment agreement in form and substance satisfactory to the Agents pursuant to which the Parent will, among other things, grant a security interest to the Administrative Agent for the benefit of the Agents and the Lenders in a deposit account of the Parent maintained by the Parent in the State of Illinois (or such other state as agreed to by the Agents) (the "Parent Account") into which the Annual Management Fee paid by the Company pursuant to Section 6.21 shall be deposited (the "Parent Account Assignment").

                        (b)  OPINIONS OF COUNSEL.

                             (i)  The Administrative Agent and each Lender
    shall have received a legal opinion, each dated the Closing Date, from Graydon, Head and Ritchey, from Rosenberg & Liebentritt, from Weil, Gotshal & Manges LLP and from Maguire, Voorhis & Wells, P.A., each counsel to the Parent, the Company and its Subsidiaries, each in form and substance acceptable to the Agents.

                             (ii)  The Administrative Agent and each Lender
    shall have received a legal opinion, dated the Closing Date, from FCC counsel to the Parent, the Company and its Subsidiaries, from FCC counsel for Citicasters and Noble (if applicable) and from Mexican communications counsel, each in form and substance reasonably acceptable to the Agents.

                             (iii)  The Administrative Agent and each Lender
    shall have received legal opinions, each dated the Closing Date, from counsel to the Company and/or its Subsidiaries in the States of Georgia, Florida, Tennessee, Colorado and California and all other states in which real property subject to a Mortgage is located, each in form and substance reasonably acceptable to the Agents.

                             (iv)  The Administrative Agent and each Lender
    shall have received a legal opinion, dated the Closing Date, from local counsel to the Company and the Parent with respect to the Parent Contribution Documents, including, without limitation, with respect to transfer of title to the Company with respect to the assets transferred, in form and substance reasonably acceptable to the Agents.

                             (v)  The Administrative Agent and each Lender
    shall have received a legal opinion, dated the Closing Date, from Juan Gonzalez, Mexican counsel to the Company, in form and substance reasonably acceptable to the Agents.

                             (vi)  The Administrative Agent and each Lender
    shall have received legal opinions (A) issued by the Company's counsel issued in connection with the Transactions, each of which opinions shall either provide that it may be relied upon by the Agents and the Lenders or shall be accompanied by a letter to such effect addressed to the Agents and the Lenders by the counsel issuing such opinions, (B) issued by the Company's counsel to the effect that the execution and delivery by each of the Parent, the Company and each of its Subsidiaries of, and the performance of its respective obligations under, the Transaction Documents to which it is or will be a party, including consummation of the Transactions, do not conflict with the Citicasters Subordinated Debt Indenture, the Senior Subordinated Note Documents or the Liquid Yield Option Note Documents, and (C) required to be delivered pursuant to the Citicasters Subordinated Debt Indenture in connection with consummation of the Transactions, each in form and substance acceptable to the Agents.

                   (c) NOBLE DOCUMENTS AND MEXICAN DOCUMENTS. The Administrative Agent and each Lender shall have received a certificate from an Authorized Officer of the Company, dated the Closing Date, certifying the accuracy and completeness of the attached duly executed copies of each of the Noble Documents, each of the Mexican Documents and each of the Employment Agreements.

                   (d) CORPORATE DOCUMENTS AND CORPORATE STRUCTURE. The Administrative Agent and each Lender shall have received copies of the certificate of incorporation of the Parent, the Company and each of its Subsidiaries (other than the Excluded Subsidiaries), each as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than 90 days prior to the Closing Date (or, in the case of the Parent and the Company, 15 days), together with a copy of a good standing certificate from each such Secretary of State and a good standing certificate from the Secretary of State (or the equivalent thereof) of each other State in which each of them is required to be qualified to transact business, each to be dated a date not more than 90 days prior to the Closing Date (or, in the case of the Parent and the Company, 15 days). The Administrative Agent shall have received a corporate structure chart with respect to the Company and all of its Subsidiaries (such corporate structure chart to be certified by a duly Authorized Officer of the Company) after giving effect to the Noble Transactions, the Citicasters Transactions and the Parent Contribution and such corporate structure of the Company and its Subsidiaries shall be satisfactory to the Lenders.

                   (e) CERTIFIED RESOLUTIONS, ETC. The Administrative Agent and each Lender shall have received a certificate of the Secretary or Assistant Secretary of each of the Parent, the Company and each of its Subsidiaries (other than the Excluded Subsidiaries) dated the Closing Date certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the applicable Loan Documents, (ii) the bylaws of such Person as in effect on the Closing Date, (iii) the resolutions of such Person's board of directors approving and authorizing the execution, delivery and performance of all Transaction Documents executed by such Person and (iv) that there have been no changes in the certificate of incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State.

                   (f) GOVERNMENTAL CONSENTS, APPROVALS, SHAREHOLDER CONSENTS, ETC. Except as set forth in Schedule 4.1(f) hereto, the Administrative Agent shall have received evidence satisfactory to the Administrative Agent and the Lenders and their respective counsel that the Parent, the Company and all of


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

its Subsidiaries shall have made all applications, filings and registrations with, and obtained all necessary approvals, orders, authorizations, consents, licenses, certificates and permits from, the FCC and other federal, state and local regulatory or governmental bodies and authorities (including, without limitation, all HSR Approvals) and all shareholder consents and consents of other Persons that are or may be required prerequisites to consummation of the Transactions, the validity, enforceability or nonvoidability of, each of the Transaction Documents or the pledge of the capital stock of the Company and Subsidiaries of the Company required to be delivered pursuant to the Parent Pledge Agreement, the Company Pledge Agreement and the Subsidiary Pledge Agreements (except to the extent that the exercise by the Administrative Agent of its rights under the Collateral Documents after a Default may require the consent of the FCC pursuant to Section 310 of the Communications Act and except for approvals, orders, authorizations and consents necessary in connection with the Noble Transactions which are not required to have been obtained on or prior to the Closing Date, if the Noble Transactions have not been consummated as of the Closing Date), and the Administrative Agent and the Lenders shall have received copies of each such filing, registration, approval, order, authorization, consent, license, certificate and permit and all of the foregoing shall be in full force and effect. The Company shall have delivered to the Administrative Agent such evidence as the Administrative Agent shall have requested, evidencing compliance by the Parent, the Company and its Subsidiaries with all applicable laws, rules and regulations (including, without limitation, ERISA, environmental and health and safety laws, rules and regulations).

                   (g) EXISTING DEBT. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent and the Lenders and their respective counsel that (i) the Parent, the Company and its Subsidiaries shall have paid, or concurrently with the making of the initial Loans hereunder will pay, in full the Existing Debt (other than Surviving Debt), (ii) all agreements, instruments or other documents governing or evidencing the Existing Debt (other than Surviving Debt) shall have been, or concurrently with the making of the initial Loans hereunder will be, terminated, (iii) the Parent shall have paid, or concurrently with the making of the initial Loans hereunder will pay, in full the JCI Existing Debt and (iv) all Liens granted to secure the Existing Debt and the JCI Existing Debt (other than Surviving Debt) shall have been, or concurrently with the making of the initial Loans hereunder will be, released. The Agents shall be satisfied that the execution and delivery of, and the performance by each of the Parent, the Company and each of its Subsidiaries of its respective obligations under, each Transaction Document to which it is a party and consummation of the Transactions does not violate, conflict with or cause a default under any document or instrument evidencing Existing Debt, other than Existing Debt or JCI Existing Debt being repaid on the Closing Date.

                   (h) INSURANCE. The Administrative Agent shall have received a certificate of insurance and binders demonstrating insurance coverage in respect of each of the Parent, the Company and each of its Subsidiaries of types, in amounts, with insurers and with other terms required under the Loan Documents, which certificate shall indicate that the Administrative Agent and the Lenders are named additional insureds as their interests may appear and shall contain a lender's loss payee endorsement in form and substance satisfactory to the Administrative Agent in favor of the Administrative Agent on behalf of itself and the Lenders.

                   (i) LIEN SEARCH REPORTS. The Administrative Agent shall have received satisfactory reports of UCC, tax lien, judgment and litigation searches conducted by a search firm acceptable to the Administrative Agent and the Lenders with respect to the Parent, the Company and each of its Subsidiaries under each of the names and in each of the locations required by the Administrative Agent.

                   (j) UCC-1 FINANCING STATEMENTS, TRADEMARK FILINGS, ETC. The Administrative Agent shall have received originals, duly executed and delivered by the Company and each Subsidiary party to the Subsidiary Security


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

Agreement, of each UCC-1 financing statement required by the Administrative Agent to be delivered by the Company and each such Subsidiary, in each case listing the Company or the relevant Subsidiary as debtor and naming the Administrative Agent as secured party for filing in the proper jurisdictions for the locations set forth in Exhibits A and B to the Company Security Agreement or the Subsidiary Security Agreement, as the case may be. The Administrative Agent shall have received such amendments to the UCC financing statements filed with respect to the Intercompany Demand Notes, the Intercompany Acquisition Notes and the Intercompany Security Agreement as the Administrative Agent shall request. The Administrative Agent shall have received originals, duly executed and delivered by the Parent and the Company, of all filings required to be made in the U.S. Patent and Trademark Office in connection with the Parent Contribution.

                   (k) UCC-3 TERMINATION STATEMENTS, TRADEMARK RELEASES, ETC. The Administrative Agent shall have received originals of each UCC-3 termination statement, trademark lien release, mortgage release and other lien release required by the Administrative Agent in form and substance acceptable to the Administrative Agent to be filed in connection with the termination of all Liens securing Existing Debt, JCI Existing Debt and any other existing Liens identified by the Administrative Agent, in each case duly executed and delivered by the appropriate Person in favor of which such Liens were granted by the Company or any of its Subsidiaries.

                   (l) PRO FORMA BALANCE SHEET, ETC. The Administrative Agent and each Lender shall have received PRO FORMA consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the Closing Date, giving effect to the transactions to be effected on or prior to the Closing Date (including, without limitation, the funding of the initial Loans, the repayment of the Existing Debt, consummation of the Noble Transactions, consummation of the Citicasters Transactions, consummation of the Parent Contribution, issuance of the Senior Subordinated Notes, assumption of the Citicasters Subordinated Debt, issuance of the Liquid Yield Option Notes and issuance of equity of the Parent on or after the Effective Date (collectively, the "Transactions") and the payment or accrual of all costs and expenses incurred in connection therewith, certified, to the best of such officer's knowledge and belief, by an Authorized Officer of the Company and a pro-forma calculation, certified by an Authorized Officer of the Company, showing compliance with each of the financial ratios set forth in Section 6.3 hereof after giving effect to such Transactions).

                   (m) SOLVENCY. The Administrative Agent and each Lender shall have received a certificate signed by an Authorized Officer of each of the Parent and the Company, as applicable, containing conclusions as to the Solvency of the Parent, the Company and each of its Subsidiaries (other than the Excluded Subsidiaries) after giving effect to the initial Loans and the Transactions.

                   (n) PLEDGED STOCK. The Administrative Agent shall have received the original stock certificates evidencing the stock pledged pursuant to the Parent Pledge Agreement, the Company Pledge Agreement and each Subsidiary Pledge Agreement, together with undated stock powers duly executed in blank in connection therewith.

                   (o) TITLE INSURANCE; SURVEY. The Administrative Agent shall have received (i) a commitment for mortgagee title insurance with respect to the real property encumbered by the respective Mortgages, in an amount satisfactory to the Lenders, and issued by a title insurance company satisfactory to the Lenders, and (ii) the most recent survey (if any) with respect to each such property in the possession of the Parent, the Company or any of its Subsidiaries.

                   (p) CITICASTERS MERGER AND CITICASTERS DOCUMENTS. The Citicasters Merger and the other Citicasters Transactions shall have been consummated on the terms set forth in the Citicasters Documents and all conditions precedent set forth in, and all of the transactions to be consum-


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

mated on or before the Closing Date pursuant to the terms and provisions of, each of the Citicasters Documents, shall have been satisfied or shall have occurred. The Administrative Agent and each Lender shall have received a certificate from an Authorized Officer of the Company, dated the Closing Date, certifying the accuracy and completeness of attached duly executed copies of each of the Citicasters Documents, which agreements shall be in form and substance satisfactory to the Administrative Agent and its counsel. All final consents, approvals, orders, authorizations, licenses, certificates and permits from the FCC and other federal, state and local regulatory or governmental bodies and authorities required in connection with consummation of the Citicasters Transactions shall have been obtained (including, without limitation, all HSR Approvals), shall be in full force and effect and copies thereof shall have been delivered to the Administrative Agent.

                   (q) ISSUANCE OF DEBT AND EQUITY OF PARENT AND SUBORDINATED DEBT OF THE COMPANY. The Agents shall have received evidence satisfactory to the Agents that the Parent shall (i) have received cash proceeds from (A) the issuance of Liquid Yield Option Notes in an amount not less than $100,000,000 before deduction of commissions and other reasonable fees, costs and expenses associated with the issuance thereof, issued on terms (including, without limitation, maturity, redemption, amortization, interest, premium, fees, covenants, events of default and remedies) satisfactory to the Agents, and (B) the issuance of equity of the Parent issued on terms satisfactory to the Agents in an amount not less than $225,000,000 (net of the amount of Existing Warrants repurchased on the Closing Date and underwriting commissions) and (ii) have applied such proceeds (A) as a contribution to the capital of the Company to be used by the Company to acquire Citicasters and consummate the Citicasters Transactions and (B) to repay the JCI Existing Debt. The Agents shall have received evidence satisfactory to the Agents that the Company shall have received cash proceeds from the issuance of the Senior Subordinated Notes issued on terms (including, without limitation, maturity, redemption, amortization, interest, premium, fees, covenants, subordination, events of default and remedies) satisfactory to the Agents, in an aggregate amount not less than $100,000,000 before deduction of commissions and other reasonable fees, costs and expenses associated with the issuance thereof and that the aggregate principal amount of Subordinated Debt of the Company (including the Senior Subordinated Notes and the Citicasters Subordinated Debt) outstanding on the Closing Date shall not be less than $225,000,000.

                   (r) FINANCIAL STATEMENTS. The Administrative Agent and each Lender shall have received the audited financial statements of the Parent for the fiscal years ending December 31, 1993, December 31, 1994, and December 31, 1995 and of Noble and Citicasters for the fiscal year for each of Noble and Citicasters, ending December 31, 1995 and the unaudited financial statements of the Parent and the Company for the fiscal period ending on the last day of the two consecutive calendar quarters ended immediately prior to the Closing Date.

                   (s) ENVIRONMENTAL MATTERS. The Administrative Agent and the Lenders shall (i) be satisfied that each of the Parent, the Company and its Subsidiaries is in compliance with all applicable environmental, health and safety statutes and regulations, (ii) be satisfied that neither the Parent, the Company nor any of its Subsidiaries is subject to any present or contingent environmental liability or the subject of any state or federal environmental investigation that could, in either case, have a material adverse effect on the business, properties, prospects, financial condition, profits or results of operations of the Parent and its Subsidiaries or the Company and its Subsidiaries and (iii) have received copies of all environmental audit reports (if any) prepared by independent environmental consultants with respect to the properties and business of the Parent, the Company and each of its Subsidiaries.

                   (t) FUNDS FLOW INSTRUCTIONS. The Administrative Agent and the Lenders shall have received detailed instructions satisfactory to them describing the funds flow in connection with the funding of the initial Loans and the consummation of the other Transactions.


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

                   (u) FEES AND EXPENSES. The Administrative Agent shall have received, for its account and for the account of each Lender, as applicable, all fees payable on the Closing Date pursuant to the terms of the Fee Letters and all expenses due and payable hereunder on or before the Closing Date, including, without limitation, the reasonable fees and expenses accrued through the Closing Date of Skadden, Arps, Slate, Meagher & Flom and any other counsel retained by any Agent.

                   (v) Z/C EQUITY INVESTMENT. The Administrative Agent and the Lenders shall have received evidence satisfactory to them that Z/C owns at least 40% of the common stock of the Parent on the Closing Date.

                   (w) PROJECTIONS. The Administrative Agent and the Lenders shall have received projections prepared by the Company demonstrating the projected consolidated financial condition and results of operations of the Company and its Subsidiaries after giving effect to the Transactions, for the period commencing on the Closing Date and ending on the Term B Loan Maturity Date, which projections shall be in form and substance satisfactory to the Administrative Agent and the Lenders, shall indicate that the financial condition and assets of the Company shall be sufficient (in the opinion of the Administrative Agent and the Lenders) to provide the Company with adequate working capital to profitably operate its consolidated businesses and shall be accompanied by a written statement of the assumptions underlying such projections.

                   (x) PROCESS AGENT. Each of the Parent, the Company and each of its Subsidiaries (other than the Excluded Subsidiaries) shall have appointed in writing CT Corporation System as agent for service of process in connection with any action or proceeding arising under or relating to the Loan Documents, and such agent shall have accepted such appointment in writing.

                   (y) NOBLE FCC PREPARED FILINGS AND MEXICAN FILINGS. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent and the Lenders and their respective counsel that the Parent and the Company have filed (i) all applications, filings, consent requests and registrations with the FCC necessary for the Company's acquisition of the capital stock and assets of Noble under the Noble Documents and (ii) all applications, filings, consent requests and registrations with the Mexican Secretaria de Comunicaciones y Transportes necessary for the acquisition by Xetra Comunicaciones, S.A. de C.V. of the capital stock and assets of XETRA-AM and XETRA-FM, and the Mexican Concession relating thereto, all as contemplated by the Mexican Documents.

                   (z) LITIGATION. The Lenders shall have determined that there exists no material pending or threatened litigation or other proceedings involving the Parent, the Company or any of its Subsidiaries except for such material litigation or proceedings disclosed on Schedule 5.7 and with respect to which the Parent or the Company has established full reserves in its financial statements and projections delivered to the Administrative Agent and the Lenders pursuant to Sections 4.1(r) and (w).

                   (aa) ERISA MATTERS. The Company shall have provided to the Administrative Agent evidence satisfactory to the Administrative Agent and the Lenders that the Parent, the Company and each of its Subsidiaries are in compliance with ERISA and all of the regulations promulgated thereunder.

                   (bb) OFFICER'S CERTIFICATE. The Administrative Agent and each Lender shall have received a certificate executed by an Authorized Officer of the Company dated the Closing Date (i) stating that (A) all of the representations and warranties of the Company and its Subsidiaries contained in the Loan Documents are true and correct (other than representations and warranties that expressly speak only as of a different date), (B) after giving effect to the execution and delivery of the Transaction Documents by the Parent, the Company and its Subsidiaries, the funding of the initial Loans and the consummation of the other Transactions that have been consummated on or before the Closing Date, no Default or Unmatured Default shall have occurred and be continuing and (ii) demonstrating that the Company is in compliance with all financial covenants set forth in Section 6.3 hereof (each determined on a PRO FORMA consolidated basis after giving effect to the Transactions for the four consecutive fiscal quarters ended immediately prior to the Closing Date). The Administrative Agent and each Lender shall have received a certificate executed by an Authorized Officer of the Parent dated the Closing Date stating that all of the representations and warranties of the Parent contained in the Loan Documents to which it is a party are true and correct (other than representations and warranties that expressly speak only as of a different date).

                   (cc) FCC LICENSES. The Administrative Agent shall have received copies of all of the principal FCC licenses for the operation of the Radio Stations and Television Stations (whether pursuant to a Joint Sales Agreement, a Local Marketing Agreement, or otherwise) certified by the Secretary or Assistant Secretary of the Company.

                   (dd) CERTAIN FINANCIAL RATIOS AS OF THE CLOSING DATE. For the 12 month period ended June 30, 1996, the Leverage Ratio (on a PRO FORMA consolidated basis after giving effect to the Transactions) is less than or equal to 6.5 to 1.00 and the Senior Leverage Ratio (on a PRO FORMA consolidated basis after giving effect to the Transactions) is less than or equal to 5.0 to 1.00.

                   (ee) TERMINATION OF CITICASTERS L/C DOCUMENTS. The Administrative Agent shall have received evidence satisfactory to the Agents and the Lenders and their respective counsel that the Citicasters L/C Documents have been surrendered to the L/C Provider for cancellation and that the Parent has been released from all obligations under the Citicasters L/C Documents.

                   (ff) SENIOR SUBORDINATED NOTES AND LIQUID YIELD OPTION NOTES. The Administrative Agent shall have received copies of all Senior Subordinated Note Documents, certified as of the Closing Date by an Authorized Officer of the Company to be true, correct and complete copies of each such document and all of the terms (including, without limitation, subordination, redemption, amortization, interest, premiums, fees, covenants, events of default and remedies) of all such documents entered into on or prior to the Closing Date shall have been approved by the Agents. The Administrative Agent shall have received copies of all Liquid Yield Option Note Documents, certified as of the Closing Date by an Authorized Officer of the Parent to be true, correct and complete copies of each such document and all of the terms (including, without limitation, redemption, amortization, interest, premiums, fees, covenants, events of default and remedies) of all such documents entered into on or prior to the Closing Date shall have been approved by the Agents.

                   (gg) CLOSING DATE. The Closing Date shall have occurred on or before December 31, 1996.

                   (hh) EFFECTIVE DATE. The Effective Date shall have occurred.

                   (ii) ADDITIONAL MATTERS. The Administrative Agent and each Lender shall have received such other certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by the Administrative Agent or any Lender, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be satisfactory in form and substance to the Administrative Agent and the Lenders.

              Section 2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of each Lender to make any Loan (including the initial Loans made on the Closing
Date) and of each Issuing Bank to Issue any Letter of Credit is subject to the


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

satisfaction on the date such Loan is made or such Letter of Credit is Issued of the following conditions precedent:

                   (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the other Loan Documents (other than representations and warranties that expressly speak only as of a different date) shall be true and correct in all material respects on such date both before and after giving effect to the making of such Loans or the Issuance of such Letter of Credit.

                   (b) NO DEFAULT OR UNMATURED DEFAULT. No Default or Unmatured Default shall have occurred and be continuing on such date either before or after giving effect to the making of such Loans or the Issuance of such Letter of Credit.

                   (c) NO INJUNCTION. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, that would enjoin, prohibit or restrain the making or repayment of the Loans or the Issuance of such Letter of Credit or the consummation of the Transactions which have been or are to be consummated on or before such date.

                   (d) NO MATERIAL ADVERSE CHANGE. No event, act or condition shall have occurred after December 31, 1995 that has had a material adverse effect on the business, properties, financial condition or results of operations of the Parent and its Subsidiaries, of the Company and its Subsidiaries, of Noble and its Subsidiaries or of Citicasters and its Subsidiaries, as the case may be, and if any such material adverse effect shall have occurred, the Required Lenders shall have waived the same in writing.

                   (e) BORROWING NOTICE. The Administrative Agent shall have received a duly executed Borrowing Notice or L/C Application, as appropriate, in respect of the Loans to be made or Letters of Credit to be Issued on such date.

                   (f) ACQUISITION. To the extent the proceeds of the Loan will be used for any Acquisition, the Company shall have delivered to the Administrative Agent and the Lenders copies of all final federal, state and local regulatory or governmental approvals, orders, authorizations, licenses, certificates and permits necessary for the consummation of such Acquisition ("Final Orders"), including, without limitation, any consents and approvals required by the FCC and any filings with the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (collectively, the "HSR Approvals") (other than the HSR Approvals required in connection with the Permitted Acquisitions contemplated by the Noble Documents).
Notwithstanding the foregoing, the Company shall be permitted to deliver to the Administrative Agent and the Lenders copies of FCC orders which are not final and are subject to reconsideration by the FCC or appeal to a court with respect to any aforementioned Acquisition if and only if, (i) the Company or its Subsidiaries (if applicable) shall have negotiated an unwind agreement with respect to the business and assets (or related voting securities) subject to such Acquisition which provides for the reconveyance for full value to the seller of all such business and assets (or related voting securities) in the event a final FCC order is not reasonably attainable with respect to such business and assets (or related voting securities) and (ii) such business and assets (or related voting securities) subject to such Acquisition shall be subject to an escrow agreement whereby such business and assets (or related voting securities) are maintained in escrow arrangements until the receipt of an FCC final order with respect thereto, PROVIDED solely with respect to the creation or maintenance of such escrow arrangements, the Required Lenders may expressly agree that such escrow arrangements are not required; PROVIDED further that such escrow arrangements shall only be required with respect to Acquisitions to the extent the amount of Acquisitions with respect to which the Company and/or its Subsidiaries have entered into purchase agreements but have not yet consummated or have not yet received Final Orders, and with respect to which proceeds of any Loans are to be used or have been used to pay all or a portion of the purchase price, exceeds $15,000,000 individually for any one Acquisition or $20,000,000 in the aggregate at any one time outstanding. The requirements set forth in this Section 4.2(f) are in addition to any other requirements and restrictions set forth in this Agreement which are applicable to such an Acquisition.

              The acceptance of the proceeds of each such Loan and the Issuance of such Letter of Credit shall constitute a representation and warranty by the Company to each of the Lenders that all of the conditions required to be satisfied under this Article IV in connection with the making of such Loan and the Issuance of such Letter of Credit have been satisfied.

              All of the Notes, certificates, agreements, legal opinions and other documents and papers referred to in this Article IV, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders, and shall be satisfactory in form and substance to each Lender in its sole discretion.

              Section 3 CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective upon the satisfaction of the following conditions precedent:

                   (a)  LOAN DOCUMENTS.

                        (i) CREDIT AGREEMENT. The Company shall have duly executed and delivered this Agreement to the Administrative Agent.

                        (ii) COMPANY SECURITY AGREEMENT. The Company shall have duly executed and delivered to the Administrative Agent the Company Security Agreement.

                        (iii) PARENT GUARANTY. The Parent shall have duly executed and delivered to the Administrative Agent the Parent Guaranty.

                        (iv) PARENT PLEDGE AGREEMENT. The Parent shall have duly executed and delivered to the Administrative Agent the Parent Pledge Agreement.

                        (v) FEE LETTER. The Company and the Parent shall have duly executed and delivered to the appropriate Agents the Fee Letters in form and substance satisfactory to the appropriate Agents.

                        (vi) CITICASTERS DOCUMENT ASSIGNMENT. The Company and the Parent shall have duly executed and delivered to the Administrative Agent the Citicasters Document Assignment, and shall have used their best efforts to cause Citicasters to duly acknowledge the Citicasters Document Assignment.

                   (b) OPINIONS OF COUNSEL. The Administrative Agent and each Lender shall have received a legal opinion, each dated the Effective Date, from Graydon, Head and Ritchey, from Rosenberg & Liebentritt, from Weil, Gotshal & Manges LLP and from Maguire, Voorhis & Wells, P.A., each counsel to the Parent and the Company, each in form and substance acceptable to the Agents.

                   (c) CORPORATE DOCUMENTS AND CORPORATE STRUCTURE. The Administrative Agent and each Lender shall have received copies of the certificate of incorporation of the Parent and the Company, each as amended, modified or supplemented to the Effective Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than 10 days prior to the Effective Date, together with a copy of a good standing


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

certificate from each such Secretary of State and a good standing certificate from the Secretary of State (or the equivalent thereof) of each other State in which each of them is required to be qualified to transact business, each to be dated a date not more than 10 days prior to the Effective Date.

                   (d) CERTIFIED RESOLUTIONS, ETC. The Administrative Agent and each Lender shall have received a certificate of the Secretary or Assistant Secretary of each of the Parent and the Company dated the Effective Date certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the applicable Loan Documents, (ii) the bylaws of such Person as in effect on the Effective Date, (iii) the resolutions of such Person's board of directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by such Person and (iv) that there have been no changes in the certificate of incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State.

                   (e) GOVERNMENTAL CONSENTS, APPROVALS, SHAREHOLDER CONSENTS, ETC. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent and the Lenders and their respective counsel that the Parent and the Company shall have made all applications, filings and registrations with, and obtained all necessary approvals, orders, authorizations, consents, licenses, certificates and permits from, the FCC and other federal, state and local regulatory or governmental bodies and authorities (including, without limitation, all HSR Approvals) and all shareholder consents and consents of other Persons that are or may be required prerequisites to the validity, enforceability or nonvoidability of, each of the Loan Documents executed as of the Effective Date or the pledge of the capital stock of the Company required to be pledged pursuant to the Parent Pledge Agreement (except to the extent that the exercise by the Administrative Agent of its rights under the Collateral Documents after a Default may require the consent of the FCC pursuant to Section 310 of the Communications Act), and the Administrative Agent and the Lenders shall have received copies of each such filing, registration, approval, order, authorization, consent, license, certificate and permit and all of the foregoing shall be in full force and effect. The Company shall have delivered to the Administrative Agent such evidence as the Administrative Agent shall have requested, evidencing compliance by the Parent and the Company with all applicable laws, rules and regulations (including, without limitation, ERISA, environmental and health and safety laws, rules and regulations).

                   (f) UCC-1 FINANCING STATEMENTS. The Administrative Agent shall have received originals, duly executed and delivered by the Company, of each UCC-1 financing statement required by the Administrative Agent to be delivered by the Company, in each case listing the Company as debtor and naming the Administrative Agent as secured party for filing in the proper jurisdictions for the locations set forth in Exhibits A and B to the Company Security Agreement.

                   (g) LIEN SEARCH REPORTS. The Administrative Agent shall have received satisfactory reports of UCC, tax lien, judgment and litigation searches conducted by a search firm acceptable to the Administrative Agent and the Lenders with respect to the Company under each of the names and in each of the locations required by the Administrative Agent.

                   (h) PRO FORMA BALANCE SHEET, ETC. The Administrative Agent and each Lender shall have received PRO FORMA consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the Effective Date, certified, to the best of such officer's knowledge and belief, by an Authorized Officer of the Company.

                   (i) SOLVENCY. The Administrative Agent and each Lender shall have received a certificate signed by an Authorized Officer of each of the Parent and the Company, as applicable, containing conclusions as to the Solvency of the Parent and the Company.


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

                   (j) PLEDGED STOCK. Notice shall have been delivered to and acknowledged by the Agent under the Existing Credit Facility with respect to the stock pledged pursuant to the Parent Pledge Agreement.

                   (k) FINANCIAL STATEMENTS. The Administrative Agent and each Lender shall have received the audited financial statements of the Parent for the fiscal years ending December 31, 1993, December 31, 1994, and December 31, 1995 and of Noble and Citicasters for the fiscal year for each of Noble and Citicasters, ending December 31, 1995 and the unaudited financial statements of the Parent and the Company for the fiscal period ending on the last day of the fiscal quarter ended March 31, 1996.

                   (l) FEES AND EXPENSES. The Administrative Agent shall have received, for its account and for the account of each Lender, as applicable, all fees payable on the Effective Date pursuant to the terms of the Fee Letters and all expenses due and payable hereunder on or before the Effective Date, including, without limitation, the reasonable fees and expenses accrued through the Effective Date of Skadden, Arps, Slate, Meagher & Flom.

                   (m) PROCESS AGENT. Each of the Parent and the Company shall have appointed in writing CT Corporation System as agent for service of process in connection with any action or proceeding arising under or relating to the Loan Documents, and such agent shall have accepted such appointment in writing.

                   (n) OFFICER'S CERTIFICATE. The Administrative Agent and each Lender shall have received a certificate executed by an Authorized Officer of the Company dated the Effective Date stating that (A) all of the representations and warranties of the Company contained in the Loan Documents are true and correct and (B) after giving effect to the execution and delivery of the Loan Documents by the Parent and the Company, no Default or Unmatured Default shall have occurred and be continuing. The Administrative Agent and each Lender shall have received a certificate executed by an Authorized Officer of the Parent dated the Closing Date stating that all of the representations and warranties of the Parent contained in the Loan Documents to which it is a party are true and correct.

                   (o) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the other Loan Documents (other than representations and warranties that expressly speak only as of a different date) shall be true and correct in all material respects on the Effective Date.

                   (p) NO DEFAULT OR UNMATURED DEFAULT. No Default or Unmatured Default shall have occurred and be continuing on the Effective Date

                   (q) NO INJUNCTION. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, that would enjoin, prohibit or restrain the execution and delivery of the Loan Documents by the Company or the Parent to which it is a party or the performance of their respective obligations thereunder or the making or repayment of the Loans or the Issuance of any Letter of Credit or the consummation of the Transactions.

                   (r) NO MATERIAL ADVERSE CHANGE. No event, act or condition shall have occurred after December 31, 1995 that has had a material adverse effect on the business, properties, financial conditions or results of operations of the Parent and its Subsidiaries, of the Company and its Subsidiaries or of Noble and its Subsidiaries or of Citicasters and its Subsidiaries, as the case may be, and if any such material adverse effect shall have occurred, the Required Lenders shall have waived the same in writing.

                   (s) ADDITIONAL MATTERS. The Administrative Agent and each Lender shall have received such other certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by the Administrative Agent or any Lender, and all corporate and other


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proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be satisfactory in form and substance to the Administrative Agent and the Lenders.

                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES

              The Company represents and warrants to the Lenders that:

              Section 1 CORPORATE EXISTENCE AND STANDING. Each of the Parent, the Company and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

              Section 2 AUTHORIZATION AND VALIDITY. Each of the Parent, the Company and each of its Subsidiaries has the corporate power and authority and legal right to execute and deliver the Transaction Documents to which each is a party and to perform their obligations thereunder and to consummate the Transactions. The execution and delivery by each of the Parent, the Company and each of its Subsidiaries of the Transaction Documents to which each is a party, and the performance of their obligations thereunder and consummation of the Transactions, have been duly authorized by necessary corporate proceedings, and the Transaction Documents to which each is a party constitute legal, valid and binding obligations of the Parent, the Company and each of its Subsidiaries enforceable against the Parent, the Company and each of its Subsidiaries in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity. To the best knowledge of the Company, each of the Citicasters Documents, the Noble Documents and the Mexican Documents (i) constitute legal, valid and binding obligations of each party thereto (other than the Company or the Parent) enforceable against each such Person in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and (ii) are in full force and effect. To the best knowledge of the Company there are no material defaults, breaches or violations under the Citicasters Documents or the Noble Documents or defaults, breaches or violations which affect the enforceability of such agreements, the Noble Document Assignment or the Mexican Document Assignment or which restrict or prohibit consummation of the Transactions.

              Section 3 NO CONFLICT; GOVERNMENT CONSENT, ETC. Except as set forth on Schedule 5.3 hereto, neither the execution and delivery by the Parent, the Company or any of its Subsidiaries of the Transaction Documents nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Parent, the Company or any of its Subsidiaries or the Parent's, the Company's or any of its Subsidiaries' articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Parent, the Company or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Parent, the Company or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement. Except as set forth on Schedule 5.3 hereto, on and after the Effective Date, no order, consent, approval, license, authorization, or validation of, or application, filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents or in connection with consummation of the


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Transactions contemplated thereby that are consummated on or before the
Effective Date, other than (i) the filing, within the period established by applicable law, of the Loan Documents with the FCC, (ii) the filing and/or recording of financing statements (and/or financing statement amendments), and
(iii) orders, consents, approvals, applications and filings which have already been made or obtained. Except as set forth on Schedule 5.3 hereto, on and after the Closing Date, no order, consent, approval, license, authorization, or validation of, or application, filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents or in connection with consummation of the Transactions that are consummated on or before the Closing Date, other than (i) the filing, within the period established by applicable law, of the Loan Documents with the FCC, (ii) the filing and/or recording of financing statements (and/or financing statement amendments), the Company Mortgages and the Subsidiary Mortgages and (iii) orders, consents, approvals, applications and filings which have already been made or obtained.

              Section 4  FINANCIAL STATEMENTS.

                   (a) The audited December 31, 1993, December 31, 1994, and December 31, 1995 consolidated financial statements of the Parent and its Subsidiaries and the unaudited consolidated financial statements of the Parent and its Subsidiaries and of the Company and its Subsidiaries for each of the months ending on the last day of the two consecutive months ended immediately prior to the Closing Date heretofore delivered to the Lenders were each prepared in accordance with Generally Accepted Accounting Principles in effect on the dates such statements were prepared (except with respect to such unaudited financial statements which are not adjusted to reflect (1) the carrying value of barter receivables and barter payables in accordance with FASB No. 63 and (2) the classification of outstanding debt between short term and long term) and fairly present the consolidated financial condition and operations of the Parent and its Subsidiaries, at such dates and the consolidated results of operations of the Parent and its Subsidiaries for the periods then ended. In addition, such unaudited statements do not include footnotes.

                   (b) To the best knowledge of the Parent and the Company after due inquiry, the audited December 31, 1993, and December 31, 1994 and December 31, 1995 consolidated financial statements of Noble and its Subsidiaries and the unaudited consolidated financial statements of Noble and its Subsidiaries for each of the months ending on the last day of the two consecutive months ended immediately prior to the Closing Date heretofore delivered to the Lenders were each prepared in accordance with Generally Accepted Accounting Principles in effect on the dates such statements were prepared (except with respect to such unaudited financial statements which are not adjusted to reflect (1) the carrying value of barter receivables and barter payables in accordance with FASB No. 63 and (2) the classification of outstanding debt between short term and long term) and fairly present the consolidated financial condition and operations of Noble and its Subsidiaries at such dates and the consolidated results of operations of Noble and its Subsidiaries for the periods then ended. In addition, such unaudited statements do not include footnotes.

                   (c) To the best knowledge of the Parent and the Company after due inquiry, the audited December 31, 1993, December 31, 1994 and December 31, 1995 consolidated financial statements of Citicasters and its Subsidiaries and the unaudited consolidated financial statements of Citicasters and its Subsidiaries for each of the months ending on the last day of the two consecutive months ended immediately prior to the Closing Date heretofore delivered to the Lenders were each prepared in accordance with Generally Accepted Accounting Principles in effect on the dates such statements were prepared (except with respect to such unaudited financial statements which are not adjusted to reflect (1) the carrying value of barter receivables and barter payables in accordance with FASB No. 63 and (2) the


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classification of outstanding debt between short term and long term) and fairly present the consolidated financial condition and operations of Citicasters and its Subsidiaries at such dates and the consolidated results of operations of Citicasters and its Subsidiaries for the periods then ended. In addition, such unaudited statements do not include footnotes.

              Section 5 MATERIAL ADVERSE CHANGE. As of the Effective Date and as of the Closing Date, no material adverse change in the business, properties, financial condition or results of operations of the Parent and its Subsidiaries or of the Company and its Subsidiaries or Noble or Citicasters or any of its Subsidiaries has occurred since December 31, 1995.

              Section 6 TAXES. The Parent, the Company and its Subsidiaries have filed (or have obtained extensions for filing) all United States federal, state and local tax returns and all other tax returns which are required to be filed and have paid all taxes which have become due or pursuant to any assessment received by the Parent, the Company or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with Generally Accepted Accounting Principles. No United States or state income tax returns of the Parent, the Company or any of its Subsidiaries has been audited by the Internal Revenue Service or any State agency. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Parent, the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

              Section 7 LITIGATION AND CONTINGENT OBLIGATIONS. Except as set forth on Schedule 5.7 hereto, as of the Effective Date and as of the Closing Date there is no litigation, arbitration, governmental investigation, proceeding, inquiry or Environmental Claim pending or, to the knowledge of any of their officers, threatened against or affecting the Parent, the Company or any of its Subsidiaries which could reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, or the ability of the Parent, the Company or any of its Subsidiaries to perform its obligations under the Transaction Documents or to consummate the Transactions. Other than any liability incident to such litigation, arbitration, proceedings or Environmental Claim, as of the Closing Date neither the Parent nor the Company nor any of its Subsidiaries has any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

              Section 8  ENVIRONMENTAL MATTERS.

                   (a) Except as set forth in Schedule 5.8(a) hereto, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against (i) the Parent, the Company or any of its Subsidiaries or, (ii) to the Parent's, the Company's or its Subsidiaries' knowledge against any Person whose liability for any Environmental Claim that the Parent, the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, which could reasonably be expected to materially adversely affect the business, properties, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, or of the Company and its Subsidiaries, taken as a whole, or the ability of the Parent, the Company or any of its Subsidiaries to perform its obligations under the Transaction Documents or to consummate the Transactions.

                   (b) Except as set forth in Schedule 5.8(b), to the Parent's or the Company's knowledge (i) there are no on-site or off-site locations where the Parent, the Company or any of its Subsidiaries has stored, disposed of or arranged for the disposal of Materials of Environmental Concern, (ii) there are no underground storage tanks located on property owned or leased by


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the Parent, the Company or any of its Subsidiaries, (iii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by the Parent, the Company or any of its Subsidiaries, and (iv) no polychlorinated biphenyls (PCB's) are used or stored at any property owned or leased by the Parent, the Company or any of its Subsidiaries, which could reasonably be expected to materially adversely affect the business, properties, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, or of the Company and its Subsidiaries, taken as a whole, or the ability of the Parent, the Company or any of its Subsidiaries to perform its obligations under the Transaction Documents or to consummate the Transactions.

              Section 9  ERISA.

                   (a) Except as set forth on Schedule 5.9 hereto, as of the Closing Date (i) there are no Unfunded Liabilities in any Plan which liabilities in the aggregate would have a material adverse effect on the business, properties, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, or of the Company and its Subsidiaries, taken as a whole; (ii) each Parent Plan complies in all material respects with all applicable requirements of law and regulations and no Reportable Event has occurred with respect to any Parent Plan and, to the Company's actual knowledge, with respect to any Plan that is not a Parent Plan; (iii) neither the Parent, the Company nor any of its Subsidiaries nor any ERISA Affiliate has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan, in each case under circumstances which would have a material adverse effect on the business, properties, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, or of the Company and its Subsidiaries, taken as a whole; and (iv) neither the Parent, the Company nor any of its Subsidiaries nor any ERISA Affiliate has engaged in any prohibited transaction (as defined in Section 4975 of the Internal Revenue Code) that would subject the Parent, the Company or any of its Subsidiaries to any penalty which would have a material adverse effect on the business, properties, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, or of the Company and its Subsidiaries, taken as a whole.

                   (b) Except as set forth on Schedule 5.9 hereto, as of the Closing Date, neither the Parent, the Company nor any of its Subsidiaries nor any of their ERISA Affiliates has any contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA) that is reasonably likely to have a material adverse effect on the business, properties, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, or of the Company and its Subsidiaries, taken as a whole, other than liability for continuation coverage under Part 6 of Subtitle B of Title I of ERISA.

                   (c) Except as set forth on Schedule 5.9 hereto, as of the Closing Date, no lien under Section 412(n) of the Internal Revenue Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA has been or is reasonably expected by the Parent, the Company, any of its Subsidiaries or any of their ERISA Affiliates to be imposed on the assets of the Parent, the Company, any of its Subsidiaries or any of their ERISA Affiliates that is reasonably likely to have a material adverse effect on the business, properties, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, or of the Company and its Subsidiaries, taken as a whole.

                   (d) Except as set forth on Schedule 5.9 hereto, as of the Closing Date, no material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan, Multiemployer Plan or any trust related thereto has been, or is expected by the Parent, the Company, any of its Subsidiaries or, to the actual knowledge of the Company, any of their ERISA Affiliates, to be incurred by the Parent, the Company, any of its Subsidiaries or any of their ERISA Affiliates that is reasonably likely to have a material adverse effect on the business, properties, financial condi-


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tion or results of operations of the Parent and its Subsidiaries, taken as a whole, or of the Company and its Subsidiaries, taken as a whole.

              Section 10 ACCURACY OF INFORMATION. No information, exhibit, certificate, schedule or report furnished by the Parent, the Company or any of its Subsidiaries to any Agent or to any Lender in connection with the negotiation of the Loan Documents contains, and no information, certificate or report which shall in the future be furnished by the Parent, the Company or any of its Subsidiaries in connection with any of the Loan Documents will contain, any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading.

              Section 11 MARGIN REGULATIONS. No part of the proceeds of any Loan will be used by the Parent, the Company or any of its Subsidiaries to purchase or carry any margin stock (as defined in any Margin Regulation) or to extend credit to others for the purpose of purchasing or carrying any such margin stock, if the making of any Loan or the use of the proceeds thereof or the Issuance of any Letter of Credit would violate or be inconsistent with the provisions of any Margin Regulation.

              Section 12 MATERIALLY BURDENSOME AGREEMENTS. Except as disclosed on Schedule 5.12 hereto or as identified in the notes to the Parent's financial statements delivered to the Administrative Agent and the Lenders pursuant to Section 4.1(r), neither the Parent, the Company nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction materially and adversely affecting its business, properties or assets, operations or condition (financial or otherwise) as currently conducted or used in connection with its business. Neither the Parent, the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument evidencing or governing Indebtedness or any other agreement to which it is a party, which default might have a material adverse effect on the business, properties, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, or of the Company and its Subsidiaries, taken as a whole.

              Section 13  COMPLIANCE WITH LAWS; FRANCHISES AND LICENSES.

                   (a) The Parent, the Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions (including, without limitation, all Environmental Laws and the Communications Act) of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where the failure to so comply would not have a material adverse effect on the business, properties, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, or of the Company and its Subsidiaries, taken as a whole. The Parent, the Company and its Subsidiaries have obtained all franchises, licenses, certificates, consents, approvals and authorizations granted or issued by any public or governmental body, agency or authority necessary and appropriate to own and/or operate the Radio Stations and Television Stations and all such franchises, licenses, certificates, consents, approvals and authorizations are in full force and effect with respect to the Radio Stations and Television Stations.

                   (b) Schedule 5.13(b)(i) hereto includes, as of the Effective Date and as of the Closing Date, all FCC Broadcast Station Licenses of the Parent, the Company and each of its Subsidiaries and all FCC Broadcast Station Licenses to be acquired upon consummation of the Transactions by the Company and its Subsidiaries. On and after the Closing Date, each FCC Broadcast Station License which is materially necessary to the operation of the business of the Parent, the Company or any of its Subsidiaries has been validly issued and is in full force and effect. Such FCC Broadcast Station Licenses constitute all of the FCC authorization necessary for the operation of the Parent's, the Company's and its Subsidiaries' businesses in the same manner as it is presently conducted. Each of the Company and its Subsidiaries


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has fulfilled and performed all of its material obligations with respect thereto, and, on and after the Closing Date, complete and correct copies of the FCC Broadcast Station Licenses of the Parent, the Company and each of its Subsidiaries will have been delivered to the Administrative Agent. No event has occurred which (a) results in, or after notice or lapse of time or both would result in, revocation or termination of any FCC Broadcast Station License or (b) materially and adversely affects or in the future will be reasonably likely (so far as the Company can now reasonably foresee) to materially adversely affect any of the rights of the Parent, the Company or any of its Subsidiaries thereunder (other than proceedings related to the radio broadcast industry generally). No other FCC license is necessary for the operation of the business of the Parent, the Company or any of its Subsidiaries as now conducted. Except as set forth on Schedule 5.13(b)(ii) hereto and as may be required under Section 310 of the Communications Act, none of the FCC Broadcast Station Licenses or other franchises or licenses require that any present stockholder, director, officer or employee of the Parent, the Company or any of its Subsidiaries remain a stockholder or employee of the Parent, the Company or any of its Subsidiaries, or that any transfer of control of the Parent, the Company or any of its Subsidiaries must be approved by any public or governmental body other than the FCC.

                   (c) Except as described on Schedule 5.13(c) hereto, to the best of the Parent's and the Company's knowledge, on the Effective Date and on the Closing Date, none of the Parent, the Company, any of its Subsidiaries, Noble, any of its Subsidiaries, Citicasters or any of its Subsidiaries is a party to any investigation, notice of violation, order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the radio or television industries generally) which could in any manner threaten or adversely affect the validity or continued effectiveness of the FCC Broadcast Station Licenses set forth on Schedule 5.13(b)(i) hereto. Except as described on Schedule 5.13(c), as of the Effective Date and as of the Closing Date, neither the Parent nor the Company has any reason to believe (other than in connection with there being no legal assurance thereof) that the FCC Broadcast Station Licenses listed and described on Schedule 5.13(b)(i) will not be renewed in the ordinary course. Each of the Parent, the Company and each of its Subsidiaries, and to the best knowledge of the Company and the Parent, Noble and each of its Subsidiaries and Citicasters and each of its Subsidiaries, has filed all reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of the FCC to the extent that the failure to file the same could threaten or adversely effect the validity or continued effectiveness of their respective FCC Broadcast Station Licenses, including, without limitation, those set forth on Schedule 5.13(b)(i).

              Section 14  OWNERSHIP OF PROPERTIES.  Except as set forth on
Schedule 5.14 hereto, the Parent, the Company and each of its Subsidiaries has good and marketable title, free of all Liens, other than those permitted by
Section 6.17, to all of the properties and assets reflected in the financial statements as owned by it.

              Section 15  LOCATION OF PROPERTIES.

                   (a) Except as set forth on Schedule 5.15(a) hereto, or as otherwise disclosed by written notice from the Company to the Administrative Agent from time to time, neither the Parent, the Company nor any of its Subsidiaries owns or possesses any fee or leasehold interest in real property (other than interests in property which in the aggregate are of no material value to the Parent, the Company or its Subsidiaries).

                   (b) Except as set forth on Schedule 5.15(b) hereto, or as otherwise disclosed by written notice from the Company to the Administrative Agent from time to time, neither the Parent, the Company nor any of its Subsidiaries owns or possesses any interest in any tangible personal property (including, without limitation, equipment, fixtures and inventory) of any type whatsoever, which is not located at one of the properties listed on Schedule


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5.15(a) hereto, or as otherwise has been disclosed by written notice from the
Company to the Administrative Agent from time to time (other than property which may be located at other properties from time to time which in the aggregate is of no material value to the Parent, the Company or its Subsidiaries).

              Section 16 INVESTMENT COMPANY ACT. Neither the Parent, the Company nor any of its Subsidiaries nor any corporation controlling the Parent or the Company or under common control with the Parent or the Company is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

              Section 17 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Parent, the Company nor any of its Subsidiaries nor any corporation controlling the Parent or the Company or under common control with the Parent or the Company is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              Section 18  CAPITAL STRUCTURE.

                   (a) Schedule 5.18(a) hereto sets forth as of the Closing Date, both before and after giving effect to the Transactions to be consummated on the Closing Date, the number of authorized and issued shares of each class of capital stock of the Parent, the Company and each of its Subsidiaries, the par value thereof and the registered owner(s) of the capital stock of the Company and each Subsidiary of the Company. All of such stock has been duly and validly issued and is fully paid and non-assessable. Except as set forth in Schedule 5.18(a) hereto, as of the Closing Date, neither the Parent, the Company nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock nor does the Parent, the Company or any of its Subsidiaries have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock. On the Closing Date, Z/C owns not less than 40% of the issued and outstanding shares of common stock of the Parent. The Parent owns 100% of the issued and outstanding capital stock of the Company. As of the Effective Date, the Company has no Subsidiaries and owns no assets.

                   (b) Schedule 5.18(b)(i) hereto identifies, as of the Closing Date, all of the Indebtedness of the Company and its Subsidiaries immediately prior to the making of the Loans and the application of the proceeds thereof and includes, without limitation, the Citicasters Existing Debt (the "Existing Debt"). As of the Closing Date and after the making of the Loans and the application of the proceeds thereof and after the consummation of the other Transactions which are to occur on or before the Closing Date, the Company and its Subsidiaries shall have no Indebtedness to any Person other than Indebtedness arising under the Loan Documents and the Indebtedness identified on
Schedule 5.18(b)(ii) hereto (the "Surviving Debt"). Schedule 5.18(b)(iii) hereto identifies, as of the Closing Date, all of the Indebtedness of the Parent immediately prior to consummation of the Transactions that will have been consummated on or before the Closing Date (the "JCI Existing Debt"). As of the Closing Date and after the consummation of the other Transactions which are to occur on or before the Closing Date (including repayment of JCI Existing Debt), the Parent shall have no Indebtedness to any Person other than Indebtedness arising under the Collateral Documents to which it is a party and Liquid Yield Option Notes issued on or before the Closing Date, and, if the Noble Transactions have not been consummated on or before the Closing Date, payment obligations under the Noble Documents in connection with consummation of the Noble Transactions.

                   (c) Except as set forth on Schedule 5.18(b)(ii) hereto or as permitted under Section 6.11, upon the making of the initial Loans and the application of the proceeds thereof on the Closing Date (i) all claims in


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

connection with the Existing Debt (other than with respect to the Surviving
Debt) shall have been satisfied and released and (ii) the Obligations shall constitute the only outstanding secured indebtedness of the Company and its Subsidiaries.

                   (d) As of the Closing Date, simultaneously with the funding of the initial Loans, the Parent shall have contributed the assets of the Parent to the Company pursuant to the Parent Contribution Documents, in compliance with all laws, rules and regulations and title to such assets shall have been transferred to the Company under applicable state law.

                   (e) On or prior to the Closing Date and prior to the initial funding of the Loans, the Company has received cash proceeds of the Senior Subordinated Notes in an aggregate principal amount not less than $100,000,000 before deduction of commissions and other reasonable fees, costs and expenses associated with the issuance thereof, the aggregate principal amount of Subordinated Debt of the Company (including the Senior Subordinated Notes and the Citicasters Subordinated Debt) outstanding on the Closing Date is not less than $220,000,000 and the subordination provisions with respect to all Subordinated Debt are enforceable against the holders thereof. The Obligations constitute "Senior Indebtedness" as defined in the Citicasters Subordinated Debt Indenture and the Obligations constitute "Senior Debt" as defined in the Senior Subordinated Note Indenture.

                   (f) As of the Closing Date, the Parent shall have received cash proceeds in an aggregate amount not less than $325,000,000 before deduction of commissions and other reasonable fees, costs and expenses associated with the issuance thereof which the Parent shall have received from (i) the issuance of Liquid Yield Option Notes in an amount not less than $100,000,000 before deduction of commissions and other reasonable fees, costs and expenses associated with the issuance thereof, and (ii) the issuance of equity of the Parent issued in an amount not less than $225,000,000 (net of the amount of Existing Warrants repurchased on the Closing Date and underwriting commissions), which aggregate proceeds shall be contributed to the capital of the Company to permit the Company to consummate the Citicasters Transactions and shall be applied to repay the JCI Existing Debt.

              Section 19 COLLATERAL ASSIGNMENTS. Each of the Company and any of its Subsidiaries that is party to a Joint Sales Agreement or a Local Marketing Agreement has entered into a Collateral Assignment with respect to each such Joint Sales Agreement or Local Marketing Agreement.

              Section 20 EXCLUDED SUBSIDIARIES, ETC. None of the Excluded Subsidiaries has any material assets. As of the Closing Date, Georgia Network Equipment, Inc. has no material assets other than satellite dishes and related equipment located in various locations in the State of Georgia and several other states with a value on the Closing Date not in excess of $75,000.

              Section 21 LABOR MATTERS. Except as set forth on Schedule 5.21 hereto, there is no collective bargaining agreement covering any of the employees of the Company or any of its Subsidiaries on the Effective Date or on the Closing Date. As of the Closing Date, no single employment contract is necessary for the profitable operation of the Company's or any of its Subsidiaries' business. As of the Closing Date, no attempt to organize the employees of the Company or any of its Subsidiaries, and no labor disputes, strikes or walkouts affecting the operations of the Company or any of its Subsidiaries, is pending or, to the knowledge of the Company and its officers, threatened.

              Section 22 SOLVENCY. On the Effective Date and on the Closing Date and at all times after the Closing Date and after giving effect to the Transactions, the Parent, the Company and each of its Subsidiaries (other than Excluded Subsidiaries) will be Solvent.


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
              Section 23  SECURITY INTERESTS AND LIENS.

                   (a) The Collateral Documents (other than the Intercompany Security Agreement) create, as security for the Obligations, valid and enforceable security interests in and Liens on all of the Collateral, in favor of the Administrative Agent for the benefit of the Agents and the Lenders. Upon the filing of the financing statements identified in Section 4.1(j) in the filing offices contemplated therein, the filing of the Company Trademark Agreement and the Subsidiary Trademark Agreement in the United States Patent and Trademark Office and the filing and recordation of the Mortgages, such security interests in and Liens on the Collateral (other than Collateral consisting of goods of Georgia Network Equipment, Inc., fixtures on real property owned or leased by the Company or any of its Subsidiaries which is not subject to a Mortgage and motor vehicles) shall be superior to and prior to the rights of all third parties (except as disclosed on Schedule 5.23 hereto), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law.

                   (b) The Intercompany Security Agreement creates, as security for the "Secured Obligations" (as defined therein), valid and enforceable security interests in and Liens on all of the "Collateral", in favor of the Company. Upon the filing of the financing statements identified in
Section 4.1(j) in the filing offices contemplated therein, such security interests in and Liens on such "Collateral" (other than Collateral consisting of goods of Georgia Network Equipment, Inc., United States registered trademarks (to the extent that perfection of a security interest therein requires a filing with respect thereto with the United States Patent and Trademark Office), fixtures on real property owned or leased by the Company or any of its Subsidiaries which is not subject to a Mortgage and motor vehicles) shall be superior to and prior to the rights of all third parties other than the Administrative Agent for the benefit of the Agents and the Lenders (except as disclosed on Schedule 5.23 hereto), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law.

                   Section 24 CLOSING DATE TRANSACTIONS. On the Closing Date and immediately prior to or contemporaneously with the making of the initial Loans hereunder, the Transactions intended to be consummated on the Closing Date will have been, and the Transactions consummated prior to the Closing Date have been, consummated in accordance with all applicable laws. All consents and approvals of, and filings and registrations with, and all other actions by, any Person required in order to make or consummate such Transactions have been obtained, given, filed or taken and are or will be in full force and effect. No material term or condition of any Noble Document or any Citicasters Document has been amended, modified or waived from the terms and conditions contained in the Noble Documents and the Citicasters Documents, respectively, delivered to the Administrative Agent on or before the Closing Date without the prior written consent of the Required Lenders; and the Parent, the Company and each of its Subsidiaries have, and to the best of the Parent's and the Company's knowledge all other parties thereto have, performed and complied in all material respects with all of the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Closing Date.

                   Section 25 CALL LETTERS; PATENTS, TRADEMARKS, ETC. As of the Effective Date and the Closing Date, the Parent, the Company and its Subsidiaries in the aggregate have all rights pursuant to the rules and regulations of the FCC to use as call letters of AM broadcast radio stations the call letters "WGST", "WLW", "WCKY", "KOA", "KTLK", "WFLA", "WBRD", "WJGR", "WZAZ", "KEX", "WTVN", "KSLX" and "WDAF", of FM radio broadcasting station call letters "WPCH", "KHTS", "WEBN", "WOFX", "KRFX", "KBPI", "WFLZ", "WDUV", "WQIK", "WSOL", "WJBT", "WKRQ", WWNK", "WLVQ", "WLLD", "WHOK", "WLOH", "KYYS", "WKLS", "KSLX" "KKRZ", "KKCW", "KSEG", "KRXQ", "WXTB" and "WTBT", television broad-


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

casting call letters of "WKRC" and "WTSP" and all trademarks, service marks, logos and tradenames material to the operations thereof, of the Georgia News Network, Inc., of Critical Mass Media, Inc. and of the Radio Stations. After the Closing Date, the Company and its Subsidiaries will have all rights pursuant to the rules and regulations of the FCC to use all call letters of the Radio Stations necessary for the operation of their respective businesses and all trademarks, service marks, logos and tradenames material to the operation thereof. As of the Closing Date, the Company and its Subsidiaries in the aggregate have certain rights pursuant to Joint Sales Agreements, Local Marketing Agreements and the Mexican Sales Agency Agreement to use AM broadcast radio station call letters "WSAI", "WAOZ" and XETRA, and FM broadcast radio station call letters "WGST", "WAQZ", "KTCL" and "XETRA". To the knowledge of the Company and its officers, as of the Closing Date, and except (i) with respect to call letters used by the Company and its Subsidiaries pursuant to Joint Sales Agreements, Local Marketing Agreements and the Mexican Sales Agency Agreement, or (ii) as set forth in Schedule 5.25 hereto, no Person other than the Company and its Subsidiaries has, owns, possesses, holds or claims any interest with respect to the use of (or has challenged the right of the Company or any of its Subsidiaries to use) any of such call letters, trademarks, service marks, logos or tradenames, except for claims which do not, either individually or in the aggregate, materially affect the Company or any of its Subsidiaries. Neither the Parent, the Company nor any of its Subsidiaries owns any United States registered patent, trademark, service mark or copyright material to the Company or its Subsidiaries, except for those listed on Schedule 5.25 hereto.

              Section 26 NO DEFAULT. No Default or Unmatured Default has occurred and is continuing.

              Section 27 BROKERS' FEES. Except as set forth on Schedule 5.27 hereto, and except as payable to any person party to this Agreement or the Fee Letters, neither the Parent, the Company nor any of its Subsidiaries has any obligation to any Person in respect of any finder's, brokers, investment banking or other similar fee in connection with any of the Transactions.

              Section 28 INSURANCE. Schedule 5.28 hereto accurately sets forth as of the Effective Date all insurance policies and programs currently in effect with respect to the respective property and assets and business of the Parent, the Company and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof and (vi) the annual premium with respect thereto. As of the Closing Date, the Parent, the Company and its Subsidiaries will have in place insurance policies and programs substantially equivalent to the types and amounts, and against substantially equivalent liabilities, casualties and contingencies, as are covered by the insurance policies and programs in effect as of the Effective Date. The insurance policies, programs and amounts of insurance maintained by the Parent, the Company and its Subsidiaries are adequate for the type of risks reasonably anticipated for the lines of businesses in which the Parent, the Company and its Subsidiaries engage.

              Section 29  REPRESENTATIONS AND WARRANTIES IN NOBLE DOCUMENTS.
All of the representations made by the Parent, the Company and each of its Subsidiaries in each Noble Document and, to the best of the Parent's and the Company's knowledge, all representations made by each other Person in each of the Noble Documents and the Mexican Documents are true and correct in all material respects. None of such representations and warranties of the Parent or the Company or any of its Subsidiaries are inconsistent in any material respect with the representations and warranties made herein or in any other Loan Document.

              Section 30 REPRESENTATIONS AND WARRANTIES IN CITICASTERS DOCUMENTS. All of the representations made by the Parent and the Company in each of the Citicasters Documents and, to the best of the Parent's and the Company's knowledge, all representations made by each other Person in each of


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

the Citicasters Documents are true and correct in all material respects. None of such representations and warranties of the Parent or the Company are inconsistent in any material respect with the representations and warranties made herein or in any other Loan Document.

              Section 31 SUBSIDIARY AGREEMENTS. Each Subsidiary of the Company (other than the Excluded Subsidiaries) has duly executed and delivered to the (i) Company (A) an Intercompany Demand Note and, if required pursuant to
Section 6.11(c), an Intercompany Acquisition Note and (B) a counterpart signature page to the Intercompany Security Agreement and (ii) Administrative Agent, (A) a counterpart signature page to the (1) Subsidiary Guaranty and the
(2) Subsidiary Security Agreement and (B) a Subsidiary Mortgage, a Subsidiary Pledge Agreement and a Subsidiary Trademark Agreement, if any such Subsidiary owns any real property (other than any such property deemed immaterial by the Administrative Agent), any stock and any trademarks, respectively.

                                      ARTICLE VI

                                      COVENANTS

              The Company covenants and agrees that, from and after the Closing Date until the Aggregate Commitment has been terminated, each of the Letters of Credit has expired or been terminated and the Obligations have been indefeasibly paid in full, unless the Required Lenders shall otherwise consent in writing:

              Section 1 FINANCIAL REPORTING. The Company will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with Generally Accepted Accounting Principles, and furnish to the Administrative Agent and the Lenders:

                   (a) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants of nationally recognized standing, acceptable to the Administrative Agent, prepared in accordance with Generally Accepted Accounting Principles on a consolidated basis for the Company and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements (consolidated only), setting forth in comparative form the figures for the previous fiscal year, and a statement of cash flows (consolidated only), accompanied by (i) a letter from said accountants substantially in the form of Exhibit L hereto and (ii) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

                   (b) Within 30 days after the end of each calendar month, for the Company and its Subsidiaries, consolidated and consolidating unaudited balance sheets and Capital Expenditure statements as at the close of each such month and consolidated profit and loss statements for such month and for the period from the beginning of the Company's fiscal year to the end of such month, in each case prepared in accordance with Generally Accepted Accounting Principles and setting forth in comparative form the corresponding figures for the comparable periods in the preceding fiscal year, for the period from the beginning of such fiscal year to the end of such month, and, in each case, in comparative form the corresponding figures for the corresponding items in the budget for such periods delivered by the Company to the Administrative Agent and the Lenders pursuant to Section 6.1(c), all certified by the Company's Treasurer or Chief Financial Officer and prepared in accordance with Generally Accepted Accounting Principles, except with respect to the unaudited balance sheets which are not adjusted to reflect (1) the carrying value of barter receivables and barter payables in accordance with FASB No. 63 and (2) the classification of outstanding debt between short term and long term. In addition, such statements will not include footnotes.


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

                   (c) As soon as available, (i) but in any event within 45 days after the beginning of each fiscal year of the Company, a copy of the annual budget prepared on a monthly basis for the Company and each market with respect to the Radio Stations and Television Stations for such fiscal year reflecting cash flow requirements and results of operations and (ii) any revisions to the budgets previously delivered.

                   (d) Together with the financial statements required to be delivered under Section 6.1(a) and the financial statements required to be delivered under Section 6.1(b) for the last month of each fiscal quarter of the Company and, at the Required Lenders' option, the financial statements required to be delivered under Section 6.1(b) for any other month, a duly completed Compliance Certificate.

                   (e) Within 180 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Parent Plan, certified as correct by an Authorized Officer of the Company and the Parent.

                   (f) As soon as possible and in any event within five Business Days after an Authorized Officer of the Company learns (i) that any Reportable Event has occurred with respect to any Parent Plan or (ii) that any Reportable Event has occurred with respect to any Plan other than a Parent Plan and, in the exercise of such officer's good faith judgment, such officer determines that such Reportable Event is reasonably likely to result in payment by the Company and its Subsidiaries in excess of $4,000,000, in each such case, a statement, signed by the Chief Financial Officer of the Company, describing said Reportable Event and the action which the Company or the ERISA Affiliate (if applicable) proposes to take with respect thereto.

                   (g) Promptly upon the furnishing thereof to the shareholders of the Parent, copies of all financial statements, reports and proxy statements so furnished.

                   (h) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Parent or any of its Subsidiaries files with the Securities and Exchange Commission or the FCC.

                   (i) Simultaneously with delivery to the holders of the Senior Subordinated Notes, the Citicasters Subordinated Notes or the Liquid Yield Option Notes, any report, financial statement, notice, certificate or other information required to be delivered to any holder of Senior Subordinated Notes, Citicasters Subordinated Notes or Liquid Yield Option Notes, respectively, pursuant to any of the Senior Subordinated Note Documents, the Citicasters Subordinated Debt Indenture or the Liquid Yield Option Note Documents and copies of all notices of default delivered to the Company or the Parent by any such holder, promptly upon receipt thereof by the Company or the Parent.

                   (j) Prior to or within 5 days after the date on which any License is lost as described in Section 7.14, a certificate of an Authorized Officer of the Company setting forth calculation in reasonable detail of the applicable Broadcast Cash Flow percentages resulting from any such loss of a License or Licenses.

                   (k) Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

              Section 2  NOTICE OF DEFAULT, LITIGATION ETC.  The Company will,
(a) within two (2) Business Days after an Authorized Officer of the Parent or the Company learns of the occurrence or existence thereof, give notice in writing to the Administrative Agent of the occurrence of any Default or Unmatured Default and (b) within five (5) Business Days after an Authorized Officer of the Parent or the Company learns of the occurrence or existence thereof, give notice to the Administrative Agent in writing of (i) any


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litigation or other development (other than the issuance or adoption of any new federal, state or local statute, regulation or ordinance or any other development affecting the broadcasting industry generally), financial or otherwise, which is reasonably likely to materially adversely affect the business, properties, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, or of the Company and its Subsidiaries, taken as a whole, or which is reasonably likely to adversely affect the ability of the Parent, the Company or any of its Subsidiaries to repay the Obligations as and when due or perform any of their other respective obligations under the Loan Documents, (ii) the receipt by the Parent, the Company or any of its Subsidiaries of any notice from any federal, state or local governmental or regulatory body or authority of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any license granted by the FCC or any other license now or hereafter held by the Parent, the Company or any of its Subsidiaries which is required to operate any of the Radio Stations or Television Stations in compliance with all applicable laws and regulations,
(iii) any federal, state or local statute, regulation or ordinance or judicial or administrative order limiting or controlling the broadcast operations of the Parent, the Company or any of its Subsidiaries which has been issued or adopted hereafter and which is of material adverse importance or effect in relation to the operation of any of the Radio Stations or Television Stations (other than matters affecting the radio broadcast industry generally) or (iv) the timely filing by any party of an application to the FCC for an authorization for a new or modified broadcasting station that is in conflict with any of the applications of the Parent, the Company or any of its Subsidiaries for renewal of any licenses of the Radio Stations or Television Stations.

              Section 3  FINANCIAL RATIOS.

                   6.3.1. LEVERAGE RATIO. The Company will maintain, at all times during the periods set forth below, a Leverage Ratio not greater than the ratio set forth below opposite each such period:

                   Period                             Ratio
                   ------                             -----
              Closing Date - 06/29/97                 7.00:1
              06/30/97 - 06/29/98                     6.75:1
              06/30/98 - 06/29/99                     6.25:1
              06/30/99 - 06/29/00                     5.75:1
              06/30/00 - 06/29/01                     5.25:1
              For each fiscal quarter
                ending after 06/29/01                 4.75:1

PROVIDED, HOWEVER, notwithstanding the foregoing, if (A)(i) any Citicasters Subordinated Debt remains outstanding, (ii) the Citicasters Put Period has not expired and (iii) the Company has not entered into a binding commitment with any Person or Persons to provide Qualified Subordinated Indebtedness in an amount sufficient to refinance all of the Citicasters Subordinated Debt then outstanding or (B) a Senior Leverage Step-up Period exists, the Company will maintain at all times a Leverage Ratio of not greater than 6.5 to 1.

                   6.3.2. SENIOR LEVERAGE RATIO. The Company will maintain, at all times during the periods set forth below, a Senior Leverage Ratio not greater than the ratio set forth below opposite each such period:

                   Period                             Ratio
                   ------                             -----
              Closing Date - 06/29/97                 5.50:1
              06/30/97 - 06/29/98                     5.25:1
              06/30/98 - 06/29/99                     4.75:1
              06/30/99 - 06/29/00                     4.50:1
              06/30/00 - 06/29/01                     4.25:1
              For each fiscal quarter
                ending after 06/29/01                 4.00:1


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

PROVIDED, HOWEVER, notwithstanding the foregoing, if (A) the Citicasters Put Period shall not have expired and (B) a Senior Leverage Step-up Period exists, the Company will maintain, at all times during such period, a Senior Leverage Ratio of not greater than 6.5 to 1.

                   6.3.3. INTEREST COVERAGE. The Company will maintain, as at the last day of each fiscal quarter ending during the periods set forth below, a ratio of (a) Operating Cash Flow to (b) Cash Interest Expense, in each case calculated for the four consecutive fiscal quarters then most recently ended for the Company and its Subsidiaries on a consolidated basis, not less than the ratio set forth below opposite each such period; PROVIDED, HOWEVER, (i) for the period ending on the last day of the first fiscal quarter of the Company ended after the Closing Date (which quarter may be less than a full fiscal quarter), Cash Interest Expense shall be annualized based upon the number of days in such period from the Closing Date to the last day of such first fiscal quarter ended after the Closing Date, (ii) for the period ending on the last day of the second fiscal quarter of the Company ended after the Closing Date, Cash Interest Expense will be the product of (A) the sum of (x) Cash Interest Expense from clause (b)(i) above divided by 4 PLUS (y) actual Cash Interest Expense for the period from the first day of such second fiscal quarter to the last day of such second fiscal quarter, MULTIPLIED BY (B) 2, (iii) for the period ending on the last day of the third fiscal quarter of the Company ended after the Closing Date, Cash Interest Expense will be the product of (A) the sum of (x) Cash Interest Expense set forth in clause (b) (i) above divided by 4 PLUS actual Cash Interest Expense for the period from the first day of such second fiscal quarter to the last day of such third fiscal quarter, MULTIPLIED BY (B) 1.33, and (iv) for the period ending on the last day of the fourth fiscal quarter of the Company ended after the Closing Date, Cash Interest Expense will be the sum of
(A) an amount equal to the amount of Cash Interest Expense set forth in clause
(b)(i) above DIVIDED BY four, and (B) actual Cash Interest Expense for the period from the first day of such second fiscal quarter to the last day of such fourth fiscal quarter:

                   Period                             Ratio
                   ------                             -----
              Closing Date - 06/29/97                 1.50:1
              06/30/97 - 06/29/98                     1.75:1
              For each fiscal quarter
                ending after 06/29/98                 2.00:1

                   6.3.4. FIXED CHARGE COVERAGE. The Company will maintain, as at the last day of any fiscal quarter a ratio of (i) Operating Cash Flow to
(ii) Fixed Charges, in each case calculated for the four consecutive fiscal quarters then most recently ended for the Company and its Subsidiaries on a consolidated basis, of not less than 1.05 to 1.0; PROVIDED, HOWEVER, that for each quarterly period ending on the last day of each of the first, second, third and fourth fiscal quarters of the Company ended after the Closing Date, (A) the Cash Interest Expense component of Fixed Charges shall be determined as provided in Section 6.3.3 and (B) the components of Fixed Charges contained in clauses
(iii), (iv) and (v) of the definition of Fixed Charges shall be determined on a consolidated historical pro forma 12 month trailing basis.

              Section 4 CONDUCT OF BUSINESS; MAINTENANCE OF LICENSES. The Company will, and will cause each of its Subsidiaries to, (a) carry on and conduct the business of owning and operating the Radio Stations and Television Stations in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, provided that broadcast format and personnel changes shall not be deemed a breach of this clause (a); (b) do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; and (c) do all things necessary to renew, extend and continue in effect all permits, licenses and authorizations which may at any time and from time to time be necessary to operate the Radio Stations and Television Stations in compliance with all applicable laws and regulations.


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

              Section 5 TAXES. The Company will, and will cause each of its Subsidiaries to, pay, before they become delinquent, all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Generally Accepted Accounting Principles.

              Section 6 INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all their property in such amounts and covering such risks as is consistent with sound business practice and is acceptable to the Required Lenders, and the Company will furnish to any Lender upon request full information as to the insurance carried and shall maintain the Administrative Agent and the Lenders as named additional insureds as their interest may appear on each such policy and each such policy, as appropriate, shall contain a lender's loss payee endorsement in form and substance satisfactory to the Administrative Agent in favor of the Administrative Agent on behalf of the Agents and the Lenders.

              Section 7 COMPLIANCE WITH LAWS AND FCC FILINGS IN CONNECTION WITH LOAN DOCUMENTS. The Company will, and will cause each of its Subsidiaries to, comply with all laws (including, without limitation, the Communications
Act), rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, all Environmental Laws and all rules and regulations promulgated by the FCC and all FCC authorizations, except where the failure to so comply would not have a material adverse effect on the business, properties, financial condition or results of operations of the Parent and its Subsidiaries, taken as a whole, or of the Company and its Subsidiaries, taken as a whole, and would not result in the loss, cancellation, rescission, termination or revocation of any broadcast license granted to the Company or any of its Subsidiaries by the FCC. Within five days after the Closing Date, the Company shall have made all necessary filings with the FCC in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, including, without limitation, the applicable FCC filings set forth in Section 4.1(y) and on Schedule 5.3 hereto.

              Section 8 MAINTENANCE OF PROPERTIES. The Company will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

              Section 9 INSPECTION, ETC. The Company will, and will cause each of its Subsidiaries to, permit the Administrative Agent and any Lender, by their respective representatives and agents, to inspect any of the properties, corporate books and financial records of the Company and each of its Subsidiaries, to examine and (except in the case of confidential information relating to the Company's relationship with third parties) make copies of the books of accounts and other financial records of the Company and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and each of its Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as any Lender may designate by reasonable prior notice to the Company. The Company shall provide to the Administrative Agent such appraisals of the Parent's, the Company's and each of its Subsidiaries' properties as the Administrative Agent or any Lender is required to obtain by any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and any rules promulgated to implement such provisions.

              Section 10 RESTRICTED PAYMENTS. The Company will not, nor will it permit any of its Subsidiaries to, (a) declare or pay any dividends on its


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capital stock, or return any capital to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders in respect of its capital stock, (b) redeem, repurchase or otherwise acquire or retire, directly or indirectly, any of its capital stock or the capital stock of the Parent at any time outstanding (or any options, warrants or rights issued with respect to its capital stock) or (c) make any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt (including, without limitation, any Indebtedness under the Senior Subordinated Note Documents, the Citicasters Subordinated Debt Indenture and the Citicasters Subordinated Notes) or set aside any funds for any of the foregoing purposes (collectively, the "Restricted Payments"), except: (i) so long as no Default or Unmatured Default shall have occurred and be continuing or would result therefrom, the Company may declare and pay dividends to the Parent for the purposes of repurchasing the Parent's stock but only to the extent such stock repurchases constitute Permitted Stock Repurchases by the Parent, PROVIDED, HOWEVER, prior to the payment of any such dividend by the Company, the Parent shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer of the Parent stating that the proceeds of such dividends shall be used by the Parent for the repurchase of Parent's stock which purchase constitutes a Permitted Stock Repurchase; (ii) so long as no Default or Unmatured Default shall have occurred and be continuing or would result therefrom, the Company may declare and pay dividends during any fiscal year in an amount not to exceed 50% of Excess Cash Flow for the immediately preceding fiscal year, PROVIDED HOWEVER, in any fiscal year (the "Current Fiscal Year") in which the Leverage Ratio was equal to or greater than 5.00 to 1.00 at the end of such preceding fiscal year, the Company shall only be permitted to pay dividends to the Parent in an amount not to exceed 25% of Excess Cash Flow during the Current Fiscal Year; (iii) any Wholly-Owned Subsidiary may declare and pay dividends to the Company; (iv) so long as no Default or Unmatured Event of Default shall have occurred and be continuing or would result therefrom, the Company may declare and pay dividends to the Parent in an amount necessary to permit the Parent to satisfy its legally required obligations in respect of dissenter's rights for shareholders of the Parent; (v) so long as no Default or Unmatured Default shall have occurred and be continuing or would result therefrom, the Company may declare and pay dividends to the Parent for the purposes of repurchasing the Existing Warrants in an amount, when aggregated with all other dividends made by the Company pursuant to this Section 6.10(v) on and after the Closing Date, not to exceed the Warrant Repurchase Cap; PROVIDED, HOWEVER, that prior to the payment of any such dividend by the Company, the Parent shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer of the Parent stating that the Parent has issued the capital stock and the Liquid Yield Option Notes in an amount necessary to satisfy the requirements of this Section 6.10(v), that the Parent has made a capital contribution to the Company in such amount and that the proceeds of such dividends shall be used by the Parent for the repurchase of the Existing Warrants and (vi) the Company may make the scheduled periodic payments of interest under the Senior Subordinated Notes and the Citicasters Subordinated Notes (as in effect on the Closing Date or as amended in accordance with the terms of this Agreement) in accordance with the terms thereof, but subject to the subordination provisions contained in the Senior Subordinated Note Indenture and the Citicasters Subordinated Debt Indenture. The Parent may use dividends and distributions permitted by clause
(ii) of this Section 6.10 for any corporate purpose, including the repurchase of Parent's stock; and stock so repurchased shall not be considered to be Permitted Stock Repurchases in calculating the limitation on Permitted Stock Repurchases.

              Section 11 INDEBTEDNESS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness, except:

                   (a) Indebtedness under this Agreement and the other Loan Documents, including, without limitation, Indebtedness consented to by the


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Required Lenders to the extent such Indebtedness is permitted to be incurred pursuant to Section 8.2(d).

                   (b) Guarantees (excluding Guarantees of obligations of Subsidiaries of the Company to the extent that the obligations guaranteed thereby do not constitute Indebtedness and the obligations so guaranteed are permitted to be incurred by such Subsidiary hereunder) in an amount not to exceed, without duplication when aggregated with the Indebtedness permitted under clauses (d) and (f) of this Section 6.11, $10,000,000 at any one time outstanding.

                   (c) Indebtedness of (i) the Company to any Wholly-Owned Subsidiary (other than an Excluded Subsidiary) provided that any such Indebtedness is subordinated to the Obligations on subordination terms satisfactory to the Administrative Agent, (ii) any Wholly-Owned Subsidiary to any other Wholly-Owned Subsidiary (other than an Excluded Subsidiary) to the extent, but only to the extent, that the proceeds of such Indebtedness are used by Subsidiaries of the Company for working capital and other general corporate purposes of such Subsidiary or (iii) any Wholly-Owned Subsidiary to the Company
(A) to the extent, but only to the extent, that the proceeds of such Indebtedness are used by such Wholly-Owned Subsidiary for working capital and other general corporate purposes of such Subsidiary which Indebtedness is evidenced by Intercompany Demand Notes which have been pledged and delivered to the Administrative Agent, duly indorsed in blank by the Company, pursuant to the Company Pledge Agreement or (B) with respect to Intercompany Acquisition Loans, which Indebtedness is evidenced by Intercompany Acquisition Notes which have been pledged and delivered to the Administrative Agent, duly indorsed in blank by the Company, pursuant to the Company Pledge Agreement.

                   (d) Indebtedness incurred to fund Capital Expenditures to the extent permitted pursuant to Section 6.18 in an amount not to exceed, when aggregated with the Indebtedness permitted under clauses (b) and (f) of this
Section 6.11, $10,000,000 at any one time outstanding.

                   (e) Existing Indebtedness identified on Schedule 6.11(e) hereto.

                   (f) Additional Indebtedness in an amount not to exceed, when aggregated with Indebtedness permitted under clauses (b) and (d) of this
Section 6.11, $10,000,000 at any one time outstanding.

                   (g) Subordinated Debt incurred by the Company; provided that (i) such Subordinated Debt shall be issued pursuant to terms (including, without limitation, maturity, amortization, interest, premiums, fees, covenants, events of default and remedies) acceptable to the Required Lenders in their sole discretion, (ii) such Subordinated Debt is subordinated in a manner and pursuant to subordination terms acceptable to the Required Lenders in their sole discretion, (iii) no Default or Unmatured Default shall exist at the time such Subordinated Debt is issued or shall result from the issuance thereof, (iv) the proceeds from the issuance of such Subordinated Debt are applied pursuant to
Section 2.8(d), (v) the Company shall be in compliance with the financial ratios set forth in Section 6.3 on a pro forma basis after giving effect to the incurrence of such Subordinated Debt and (vi) the Company shall have delivered to the Administrative Agent and each Lender a certificate of an Authorized Officer of the Company certifying compliance with clauses (iii) through (v) above, setting forth the calculations with respect thereto.

                   (h) Indebtedness of the Company incurred pursuant to the Senior Subordinated Notes in an aggregate principal amount not to exceed $100,000,000 and Guaranties by Subsidiaries of the Company (other than Excluded Subsidiaries) of the Indebtedness of the Company under the Senior Subordinated Notes; provided that (A) such Indebtedness incurred pursuant to such Senior Subordinated Notes shall be issued pursuant to terms (including, without limitation, maturity, redemption, amortization, interest, premiums, fees, covenants, events of default and remedies) acceptable to the Agents and (B) such Indebtedness incurred pursuant to such Senior Subordinated Notes


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shall be subordinated in a manner and pursuant to subordination terms acceptable to the Agents.

                   (i) Indebtedness of the Company pursuant to the Citicasters Subordinated Notes and the Citicasters Subordinated Debt Indenture in an aggregate principal amount not to exceed $125,000,000.

              Section 12 MERGER. The Company will not, nor will it permit any of its Subsidiaries to, merge or consolidate with or into any other Person (other than pursuant to the Citicasters Merger), except that (i) any Wholly-Owned Subsidiary not holding an FCC Broadcast Station License may merge into the Company or another Wholly-Owned Subsidiary and (ii) a Subsidiary of the Company may merge with or into a Subsidiary of the Company or another Person (other than the Company) in connection with, and for the purpose of consummating, a Permitted Acquisition. Notwithstanding the foregoing, either a Subsidiary of the Company which has issued a Subsidiary Guaranty shall be the surviving corporation or the surviving corporation shall enter into a new Subsidiary Guaranty, a Subsidiary Security Agreement, a Subsidiary Mortgage and a Subsidiary Pledge Agreement, if applicable.

              Section 13 SALE OF ASSETS. The Company will not, nor will it permit any of its Subsidiaries to, without the prior written approval of the Required Lenders, lease, sell, transfer or otherwise dispose of any of its property, assets or business to any other Person (including, without limitation, any of its rights under the Noble Documents and the Mexican Documents) (a "Disposition") except for:

                   (a) Dispositions of inventory or of equipment which is no longer useful or is obsolete, in each case in the ordinary course of business;

                   (b) Dispositions of those assets described in Schedule 6.13 hereto with respect to which the Company or the Parent has entered into negotiations prior to the date hereof;

                   (c) Dispositions of Radio Stations or Television Stations other than Excluded Television Station Sales so long as:

                        (i) during any four quarter period, the Station Broadcast Cash Flow of the Radio Stations or Television Stations being disposed of (other than those which are disposed of as Excluded Television Station Sales) does not exceed, in the aggregate, 15% of Broadcast Cash Flow during that four quarter period; and

                        (ii) the aggregate Station Broadcast Cash Flow of Radio Stations or Television Stations disposed of since the Closing Date, including the proposed disposition (but excluding Television Stations disposed of as Excluded Television Station Sales), would not exceed 30% of Broadcast Cash Flow for the four quarter period ended immediately prior to the date of the then-proposed disposition. For the purposes of paragraph
    (f) of this Section 6.13 and this paragraph (c), the "Station Broadcast Cash Flow" of each Radio Station or Television Station disposed of shall mean the Broadcast Cash Flow of such station for the four quarter period ended immediately prior to the date such station was disposed of or is currently proposed to be disposed of. The Station Broadcast Cash Flow so calculated for each station shall remain the Station Broadcast Cash Flow of such station for all future calculations of Station Broadcast Cash Flow.

              The Company shall deliver a certificate of an Authorized Officer of the Company to the Administrative Agent on or prior to the date on which the Company or any of its Subsidiaries makes or proposes to make a Disposition pursuant to this Section 6.13(c) setting forth calculation in reasonable detail of the applicable Station Broadcast Cash Flow/Broadcast Cash Flow percentages resulting from any such Disposition and certifying compliance with this Section 6.13(c);


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                   (d)  Dispositions of Non-broadcast Assets so long as the
proceeds of such Dispositions are applied as Permitted Non-broadcast Proceeds Applications or to repay Obligations in accordance with the terms and provisions of Section 2.8(b);

                   (e) Dispositions in connections with (i) a swap of any Television Station for one or more radio stations (including, without limitation, any Television Station acquired as a Television Swap Acquisition pursuant to Section 6.18(a)) or (ii) a swap of any radio stations or properties related thereto acquired for cash after the Closing Date for a purchase price of less than $50,000,000. Any assets received in connection with each such swap shall have a Fair Market Value, determined in good faith by the Company, at least equal to the assets transferred by the Company and its Subsidiaries as a result of such swap; and

                   (f) Dispositions of Television Stations after the Closing Date that have Station Broadcast Cash Flow not exceeding $15,000,000 in the aggregate ("Excluded Television Station Sales").

              Notwithstanding the foregoing, no Disposition shall be permitted under clauses (b) through (f) above (i) if a Default shall have occurred and be continuing or a Default or Unmatured Default shall result therefrom and (ii) unless the board of directors of the Company determines in good faith that the Company or such Subsidiary of the Company, as applicable, receives Fair Market Value for such Disposition. All of the net cash proceeds of any Disposition shall be applied as specified in Section 2.8, and all other proceeds shall be pledged to the Administrative Agent to secure the Obligations, and when and as such proceeds are reduced to cash, such cash shall be applied as specified in
Section 2.8; provided that, if any Cash Equivalents are received as proceeds from any such Disposition, all such Cash Equivalents must be converted into or reduced to cash within two Business Days after the date of any such Disposition and such cash proceeds must immediately be applied as specified in Section 2.8(b).

              The Company will not, nor will it permit any of its Subsidiaries to, sell, discount (except to the obligor thereof in the ordinary course of business) or otherwise dispose of any Receivables or any interest therein, with or without recourse, other than Receivables generated by a Radio Station or a Television Station which are sold to a purchaser of such Radio Station or such Television Station, respectively.

              Section 14 SALE AND LEASEBACK. The Company will not, nor will it permit any of its Subsidiaries to, sell or transfer any property in order to concurrently or subsequently lease as lessee such or similar property.

              Section 15 INVESTMENTS AND ACQUISITIONS. The Company will not, nor will it permit any of its Subsidiaries to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, the Company or its Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any interest in any Person, except for:

                        (i) Permitted Acquisitions which may be consummated without violating any of the other terms hereof, provided, that the Administrative Agent for the benefit of the Agents and the Lenders has received a perfected first priority security interest in the assets so acquired or the assets and stock of the Subsidiary so acquired which shall be used to accomplish any such Acquisition as required pursuant to Section 2.17, provided further, however, that the Lenders agree that the Administrative Agent will not receive a security interest in either such assets or stock if and to the extent that such security interest in favor of the Administrative Agent would violate applicable law; and

                        (ii) the following Investments, so long as the Administrative Agent for the benefit of the Agents and the Lenders has received a per-


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

    fected first priority security interest in such Investments other than (1) the Investments described in Section 6.15(c)(iv); (2) the Investments described in Section 6.15(g) (to the extent that such investments are not evidenced by stock certificates or other instruments); (3) to the extent permitted with respect to the Investments described on Schedule 6.15(f) hereto or (4) Investments described in Section 6.15(h):

                   (a) Short-term obligations of, or fully guaranteed by, the United States of America.

                   (b) Commercial paper rated A-1 or better by Standard and Poor's Ratings Group or P-1 or better by Moody's Investors Service, Inc. or the Dreyfus Cash Management Fund or the American AAdvantage Money Market Fund.

                   (c) Demand deposit accounts maintained in the ordinary course of business at one or more of the Lenders or pursuant to an account agreement which shall be satisfactory to the Administrative Agent, and (i) petty cash in an amount not to exceed, in the aggregate for all Radio Stations and Television Stations, $300,000 plus an additional $12,000 following any Acquisition at any time, (ii) accounts established by the Company or any of its Subsidiaries in connection with promotions with funds and other amounts credited thereto not to exceed $50,000 in the aggregate at any time, (iii) payroll accounts, provided that the amount credited thereto shall not on any day exceed the sum of all payroll checks then outstanding plus the aggregate amount of all payroll checks to be issued on the next Business Day plus $10,000, (iv) an account maintained by the Company to fund withdrawals from its 401(k) plan, provided that amounts credited thereto shall not exceed the sum of all 401(k) withdrawals then pending plus $500, (v) disbursement accounts, provided that amounts credited thereto shall not on any day exceed the amount of checks presented for payment on such account and which remain unpaid, and (vi) funds held pursuant to customary lock-box arrangements, provided that such funds shall be deposited in an account maintained at one or more of the Lenders or pursuant to an account agreement satisfactory to the Administrative Agent not later than one Business Day after the day on which funds are first deposited in any such lock-box.

                   (d) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $500,000,000.

                   (e) Loans and advances constituting Indebtedness of the Company or a Wholly-Owned Subsidiary permitted by the terms of Section 6.11(c), provided that, with respect to any such Indebtedness of a Wholly-Owned Subsidiary to the Company, such Indebtedness shall be evidenced by an Intercompany Demand Note or an Intercompany Acquisition Note which has been pledged and delivered to the Administrative Agent (duly indorsed in blank) pursuant to the Company Pledge Agreement and shall be secured by substantially all of the assets of such Subsidiary pursuant to the Intercompany Security Agreement.

                   (f)  The Investments set forth on Schedule 6.15(f) hereto.

                   (g) Additional Investments not exceeding, in the aggregate for the Company and its Subsidiaries, $30,000,000 at any one time outstanding, provided that no Default shall have occurred and be continuing at the time any such Investment pursuant to this Section 6.15(g) is made or would result therefrom, provided further that no such additional Investments shall be made in any Excluded Subsidiary or in the Parent, Z/C or any of their Affiliates (other than Subsidiaries of the Company which are not Excluded Subsidiaries).

                   (h) Funds, in an amount not in excess of $30,000 maintained in a segregated account at Society National Bank of Cleveland, in which the Administrative Agent and the Lenders shall not have a Lien, which funds shall be


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used for the purpose of making payments in respect of cash option elections and fractional shares and fractional warrants.

              Section 16 GUARANTIES. The Company will not, nor will it permit any of its Subsidiaries to, make or suffer to exist any Guaranty (including, without limitation, any Guaranty of the obligations of a Subsidiary of the Company), except (a) Guaranties arising under the Collateral Documents, (b) those Guaranties identified on Schedule 6.11(e), (c) Guaranties of obligations of Subsidiaries of the Company to the extent that the obligations guaranteed thereby do not constitute Indebtedness and the obligations so guaranteed are permitted to be incurred by such Subsidiary hereunder and (d) Guaranties permitted under Section 6.11(b) and Section 6.11(f).

              Section 17 LIENS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on any of the property or assets of the Company or any of its Subsidiaries, except:

                   (a) Liens for taxes, assessments or governmental charges or levies on its property and assets if the same shall not, at the time, be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings diligently conducted and with respect to which the Company or such Subsidiary is maintaining adequate reserves in accordance with Generally Accepted Accounting Principles.

                   (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or are being contested in good faith and by appropriate proceedings diligently conducted and with respect to which the Company or such Subsidiary is maintaining adequate reserves in accordance with Generally Accepted Accounting Principles.

                   (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation and deposits made in the ordinary course of business to secure obligations to public utilities and under leases and contracts (other than contracts for Indebtedness).

                   (d) Utility easements, building restrictions, reservations, encroachments, easements, exceptions, rights-of-way, covenants, conditions and such other title exceptions, encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries.

                   (e) Attachments, judgments and other similar Liens arising in connection with court proceedings, provided, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings diligently conducted.

                   (f) Liens on property of a Subsidiary of the Company, provided that such Liens secure only obligations owing by such Subsidiary to the Company or another Subsidiary of the Company and are assigned to the Administrative Agent for the ratable benefit of the Lenders.

                   (g) Liens in favor of the Administrative Agent and the Lenders created pursuant to the Collateral Documents.

                   (h)  Liens granted to secure the Indebtedness permitted by
Section 6.11(d) or (f), provided that no such Lien shall extend to any property other than the property purchased concurrently with the incurrence of such Indebtedness.


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

                   (i)  Existing Liens identified on Schedule 6.17(i) hereto.

              Section 18 CAPITAL EXPENDITURES. The Company will not, nor will it permit any of its Subsidiaries to, make, or commit to make, without double-counting, Capital Expenditures (other than Capital Expenditures made with insurance proceeds to repair or replace damaged, destroyed, lost or stolen fixed assets not in excess of $5,000,000 per fiscal year and Capital Expenditures financed with Net Cash Proceeds from the asset sales made by the Company and its Subsidiaries in the ordinary course of their respective businesses which are permitted to be retained by the Company and its Subsidiaries pursuant to Section 2.8) other than the following:

                   (a)  Permitted Acquisitions.

                   (b) Capital Expenditures incurred by the Company and its Subsidiaries in connection with broadcast radio or television operations owned or managed by the Company and its Subsidiaries on the Closing Date in an amount not to exceed the sum of $8,500,000 PLUS the applicable New Station Capex Increase (if any) in the aggregate during any fiscal year of the Company (collectively "Existing Radio Expenditure Maximum").

                   (c) Capital Expenditures incurred by the Company and its Subsidiaries in connection with broadcast radio or television stations (other than those referred to in clause (b) of this Section 6.18) which are acquired by the Company and its Subsidiaries after the Closing Date (each, a "New Station") in an amount not to exceed $300,000 for each such New Station or multiple New Stations using a single facility during the fiscal year in which such radio operations are first acquired ("New Radio Expenditure Maximum").

                   (d) Capital Expenditures incurred by the Company and its Subsidiaries in connection with the acquisition of a studio facility in Tampa, Florida in an amount not to exceed $3,000,000.

              Notwithstanding the foregoing, if in any fiscal year of the Company, the Company expends or commits to expend, without double-counting, less than the Existing Radio Expenditure Maximum or the New Radio Expenditure Maximum for any broadcast radio station, an amount equal to the difference between the Existing Radio Expenditure Maximum or the New Radio Expenditure Maximum for any broadcast radio station, as the case may be, and the amount actually expended or committed to be expended, without double-counting, in such fiscal year may be expended in the immediately subsequent fiscal year in addition to the Existing Radio Expenditure Maximum or the New Radio Expenditure Maximum for such broadcast radio station, respectively, otherwise permitted to be expended in such subsequent year.

              Section 19 RENTALS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist obligations for Rentals in excess of $10,000,000 during any one fiscal year in the aggregate for the Company and its Subsidiaries.

              Section 20  AFFILIATES.  Except for transactions described in
Schedule 6.20 hereto, the Company will not, and will not permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any property or service), with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arm's-length transaction and except that the Company and its Subsidiaries may enter into tax sharing arrangements with the Parent pursuant to which the Company and its Subsidiaries may make payments to the Parent with respect to the Company's federal, state, or local income or franchise tax liabilities where the Company is included in a consolidated, unitary or combined return filed by the Parent pursuant to an agreement in form and substance acceptable to the Agents; provided that the aggregate amount of payments made by the Company and its Subsidiaries pursuant to any such


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agreement shall not exceed the hypothetical stand-alone liability of the Company and its Subsidiaries for such taxes (determined as if the Company and its Subsidiaries were a separate consolidated, unitary or combined group).

              Section 21 MANAGEMENT FEES. The Company will not, nor will it permit any of its Subsidiaries to, pay or become obligated to pay, any management or other similar fee to Z/C, any of its Affiliates or the Parent other than (a) to Z/C or any of its Affiliates for reasonable and customary fees for services actually rendered by professionals, (b) to the Parent to reimburse the Parent for actual, reasonable out-of-pocket administrative, accounting, legal and rent expense incurred directly by the Parent on behalf of the Company and its Subsidiaries in the ordinary course of business and pursuant to the reasonable requirements of the Company's and its Subsidiaries' business and (c) the Company may pay to the Parent an annual management fee ("Annual Management Fee") payable only one time during the last ten days of each calendar year, in a maximum amount equal to $100,000 in excess of the original issue discount on the Liquid Yield Option Notes for such calendar year. The Annual Management Fee may be paid in cash; provided that any payments received by Parent are subject to the provisions of the Parent Guaranty.

              Section 22  INTEREST RATE PROTECTION, ETC.

                   (a) At any time when the one-month Eurodollar Base Rate equals or exceeds 8.00% per annum, the Company shall enter into (to the extent it has not already done so) interest rate protection agreements (each, a "Rate Hedging Agreement") with one or more financial institutions (provided that such financial institution or financial institutions are offering terms and conditions generally available within the applicable market at such time), which Rate Hedging Agreements, when taken together, shall have an aggregate notional principal amount at least equal to 50% of the aggregate principal amount of the Loans outstanding on the date of such agreement (the "Hedged Amount") pursuant to which the effective interest rate (inclusive of all fees and costs related to the Rate Hedging Agreements) payable by the Company with respect to such Hedged Amount will be fixed or capped at a rate no greater than 8.00% per annum plus the Applicable Margin for a period ending not earlier than the third anniversary of the first date on which such interest rate equals or exceeds 8.00% per annum. All obligations by the Company to any Lender (or an Affiliate thereof) under any Rate Hedging Agreement shall be secured by the Collateral, PARI PASSU, with the Obligations under the Loan Documents and shall be guaranteed pursuant to the Parent Guaranty and the Subsidiary Guaranty.

                   (b) Neither the Company nor any of its Subsidiaries shall enter into or become liable (directly or indirectly, absolutely or contingently) in any way under or with respect to any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) or any currency swaps or similar agreements except as required under Section 6.22(a) and except for such other interest rate protection agreements entered into by the Company (provided that any such agreements shall not be speculative in nature) with an aggregate notional principal amount, when combined with the notional principal amount of any Rate Hedging Agreements then maintained pursuant to Section 6.22(a), not in excess of the outstanding principal amount of the Loans at such time.

              Section 23 CERTAIN AGREEMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, enter into, assume or otherwise become liable under any agreement (other than the Loan Documents) which restricts the ability of the Company or any of its Subsidiaries to (a) enter into amendments, modifications or waivers of the Loan Documents, (b) sell, transfer or otherwise dispose of its assets, (c) create, incur, assume or suffer to exist any Lien upon any of its property, (d) create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness, or (e) make any Restricted Payment, provided that (1) Capital Leases or agreements governing purchase money Indebtedness which contain restrictions of the types referred to in clauses (b) or (c) with respect to the property covered thereby and contracts entered into in the ordinary course of business which contain standard


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non-assignment clauses shall be permitted and (2) restrictions of the types referred to in clauses (b) through (e) in the Citicasters Subordinated Debt Indenture and in the Senior Subordinated Note Indenture shall be permitted.

              Section 24 FISCAL YEAR; FISCAL QUARTER. The Company shall not, and shall not permit any of its Subsidiaries to, change its fiscal year or any of its fiscal quarters.

              Section 25 AMENDMENT TO OTHER AGREEMENTS. The Company shall not, and shall cause its Subsidiaries not to, amend, modify or waive any provision of the Intercompany Security Agreement, any Intercompany Demand Notes or any Intercompany Acquisition Notes without the prior written consent of the Administrative Agent on behalf of the Required Lenders. The Company shall not, and shall cause its Subsidiaries not to, amend, restate or otherwise modify or waive any provision of any of the Senior Subordinated Note Documents, the Citicasters Subordinated Notes, the Citicasters Subordinated Debt Indenture or the Parent Contribution Documents without the prior written consent of the Administrative Agent and the Required Lenders.

              Section 26 SUBSIDIARY OPERATIONS. The Company will not, nor will it permit any of its Subsidiaries to, activate, make any further Investment in or contribute any assets to an Excluded Subsidiary and the Company will not permit any Excluded Subsidiary to incur any Indebtedness or other obligations other than Indebtedness to the Company existing on the Closing Date. The Company will not, nor will it permit any of its Subsidiaries to, make any further Investment in or contribute any assets to Georgia Network Equipment, Inc. or permit Georgia Network Equipment, Inc. to change its business as operated on the Closing Date or to incur any Indebtedness or other obligations or to purchase any other assets except for purchases of satellite dishes and related equipment in an aggregate amount not to exceed $100,000.

              Section 27 FCC LICENSES. The Company shall not obtain or hold, or be licensee under, any FCC Broadcast Station License.

              Section 28 DEPOSIT ACCOUNTS. The Company shall not, and shall not permit any of its Subsidiaries to, open any new deposit accounts with any bank or other financial institution (other than petty cash and promotional accounts to the extent the same are permitted under Section 6.15) without the prior written consent of the Administrative Agent.

              Section 29  AMENDMENTS AND WAIVERS TO CITICASTERS DOCUMENTS,
NOBLE DOCUMENTS, THE MEXICAN DOCUMENTS AND THE EMPLOYMENT AGREEMENTS. Without the prior written consent of the Administrative Agent and the Required Lenders, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any material amendment to, or grant any material waiver, release or consent with respect to, any of the terms and conditions of any of the Citicasters Documents, the Noble Documents, the Mexican Documents or the Employment Agreements, PROVIDED THAT in any event, no such amendment, waiver or consent shall have any effect on the enforceability of any of the Citicasters Documents, the Noble Documents, the Mexican Documents or the Employment Agreements, or on the ability of the Parent, the Company or any of its Subsidiaries party thereto or the Administrative Agent, on behalf of the Lenders, to enforce such agreements pursuant to any of the terms and conditions thereof or pursuant to the Collateral Documents or otherwise.

              Section 30 COLLATERAL ASSIGNMENTS. The Company shall, and shall cause each of its Subsidiaries to, enter into and deliver to the Administrative Agent a Collateral Assignment for each Joint Sales Agreement and each Local Marketing Agreement to which the Company or any of its Subsidiaries is a party upon or prior to entering into any such Joint Sales Agreement or Local Marketing Agreement, respectively, duly acknowledged by the other party or parties thereto; provided that with respect to any such Joint Sales Agreement or Local Marketing Agreement entered into by the Parent, the Company or any of its Subsidiaries prior to the Closing Date, the Company and its Subsidiaries shall have used their best efforts to obtain the acknowledge-


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ment to such Collateral Assignment of the other party or parties to such Local
Marketing Agreement or Joint Sales Agreement.

                                     ARTICLE VII

                                       DEFAULTS

              The occurrence of any one or more of the following events shall constitute a Default:

              Section 1 BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by or on behalf of the Parent, the Company or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any other Loan Document, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false or misleading on the date as of which made or deemed made.

              Section 2 FAILURE TO MAKE PAYMENTS. (a) Nonpayment of principal of any Loan when due.

                   (b) Nonpayment of interest upon any Loan or of any fees or other obligations under any of the Loan Documents within three (3) Business Days after the same becomes due.

                   (c) Failure of any "Guarantor" (as defined in the Mexican Guaranty) to make any payment when due or perform any obligation pursuant to the terms and provisions of the Mexican Guaranty, which failure continues unremedied for a period of thirty (30) days after the occurrence of any such failure.

              Section 3 BREACH OF CERTAIN COVENANTS. The Company shall default in the due performance or observance of any term, covenant or agreement contained in (a) Section 6.2 (other than Section 6.2(a)) and such default shall continue unremedied for a period of fifteen (15) days or (b) Section 6.1, 6.4, 6.5, 6.6, 6.7 or 6.8 or the last sentence of Section 6.9 and such default shall continue unremedied for a period of thirty (30) days.

              Section 4 OTHER DEFAULTS. The breach by the Company (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement.

              Section 5  DEFAULT UNDER OTHER AGREEMENTS.  Failure of the
Parent, the Company or any of its Subsidiaries to pay any Indebtedness (other than the Obligations) in excess of $2,000,000 in the aggregate when due; or the default by the Parent, the Company or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness (other than the Obligations) was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity (other than any mandatory redemption of the Citicasters Subordinated Notes pursuant to the Citicasters Change of Control Put); or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled or contractually provided for payment (other than pursuant to an acceleration or similar clause)) prior to the stated maturity thereof.

              Section 6 BANKRUPTCY, ETC. The Parent, the Company or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal Bankruptcy Code, (b) not pay, or admit in writing its inability to pay, its debts generally as they come due, (c) make an assignment for the benefit of creditors, (d) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (e) institute any proceeding seeking an order for relief under the Federal Bankruptcy Code


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or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (f) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (g) fail to contest in good faith any appointment or proceeding described in Section 7.7.

              Section 7 APPOINTMENT OF RECEIVER. Without the application, approval or consent of the Company or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Parent, the Company or any of its Subsidiaries or any substantial part of its property, or a proceeding described in Section 7.6(e) shall be instituted against the Parent, the Company or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

              Section 8 CONDEMNATION, ETC. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of the Parent, the Company or any of its Subsidiaries. For purposes of this Section 7.8, "substantial portion" means assets (valued at the higher of book or fair market value) having a value in excess of 10% of the consolidated assets of the Company and its Subsidiaries.

              Section 9 JUDGMENTS. The Parent, the Company or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $2,000,000, which is not stayed on appeal or otherwise being appropriately and diligently contested in good faith by appropriate proceedings, unless the payment of all such amounts in excess of $2,000,000 is fully insured by a financially responsible insurance company.

              Section 10 ERISA. (a) With respect to any Parent Plan, a Reportable Event shall have occurred which is reasonably likely to result in the Parent, the Company or any of its Subsidiaries incurring a liability or obligation to such Plan in excess of $4,000,000; or

                   (b) With respect to any Plan (other than a Parent Plan), a Reportable Event shall have occurred which is reasonably likely to result in the Parent, the Company and/or its Subsidiaries being obligated to make a payment in excess of $4,000,000; or

                   (c) The PBGC, the Company, any Subsidiary of the Company, any ERISA Affiliate of the Parent, the Company or any Subsidiary of the Company or any other Person shall have initiated steps to terminate a Plan, or to have a trustee appointed for a Plan under Section 4042 of ERISA, if as the result of such appointment or termination, the Parent, the Company or any of its Subsidiaries is reasonably likely to be required to make a contribution to such Plan, or to incur liability or obligation to such Plan, or the PBGC, in excess of $4,000,000; or

                   (d) The Parent, the Company, any of its Subsidiaries or any of their ERISA Affiliates shall have terminated, reorganized or withdrawn from a Multiemployer Plan, if as the result of such withdrawal, termination or reorganization the Parent, the Company or any of its Subsidiaries incurs a liability to such Multiemployer Plan in excess of $4,000,000, which liability is not paid when required by applicable law (unless it is being appropriately and diligently contested in good faith by appropriate proceedings); or

                   (e) The Parent, the Company or any of its Subsidiaries shall have received any notice from the PBGC (and such notice shall either demand payment from the Parent, the Company or any of its Subsidiaries or shall suggest or indicate that the PBGC may initiate an administrative or judicial action against the Parent, the Company or any of its Subsidiaries)


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with respect to Unfunded Liabilities in excess of $4,000,000 of any Plan, or the
PBGC shall have initiated an administrative or judicial action with respect to Unfunded Liabilities in excess of $4,000,000 of any Plan.

              Section 11 DEFAULT UNDER LOAN DOCUMENTS. The occurrence of any "default", as defined in any Loan Document (other than this Agreement or the Notes), or the breach of any of the terms or provisions of any Loan Document (other than this Agreement or the Notes), which default or breach continues beyond any period of grace therein provided.

              Section 12 GUARANTEES. Any obligation of any Subsidiary of the Company under the Subsidiary Guaranty shall fail to remain in full force and effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any obligation of any Subsidiary of the Company under the Subsidiary Guaranty, or any Subsidiary of the Company denies that it has any further liability under any Subsidiary Guaranty to which it is a party, or gives notice to such effect. Any obligation of the Parent under the Parent Guaranty shall fail to remain in full force and effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any obligation of the Parent under the Parent Guaranty, or the Parent denies that it has any further liability under the Parent Guaranty, or gives notice to such effect.

              Section 13 COLLATERAL DOCUMENTS. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms hereof or of such Collateral Document, or shall fail to remain in full force and effect, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document.

              Section 14 LICENSES. (a) Any license, authorization, consent or permit necessary for the ownership or essential for the operation of any of the Radio Stations or Television Stations by the Company or any of its Subsidiaries (a "License") shall expire, and on or prior to such expiration, the same shall not have been or be in the process of being renewed or replaced by another license, authorization, consent or permit authorizing substantially the same operations of the Radio Stations or Television Stations by the Company or any of its Subsidiaries; or

                   (b) (i) any License (A) shall be cancelled, revoked, terminated, rescinded, annulled, suspended or modified in a materially adverse respect, or (B) shall no longer be in full force and effect and shall not be in the process of renewal or replacement or (ii) the grant or the effectiveness of any such License shall have been stayed, vacated, reversed or set aside, and, in each case, such action shall be no longer subject to further administrative or judicial review; or

                   (c) in any renewal or revocation proceeding involving any license necessary for the ownership or essential for the operation of any of the Radio Stations or Television Stations, any administrative law judge of the FCC (or successor to the functions of an administrative law judge of the FCC) shall have issued an initial decision to the effect that the Company or any of its Subsidiaries lacks the qualifications to hold any FCC broadcast license, and such initial decision shall not have been timely appealed or shall otherwise have become an order that is final and no longer subject to further administrative or judicial review or such administrative law judge shall issue a favorable determination on such matters, which determination shall subsequently be reversed on appeal;

PROVIDED, HOWEVER, that none of the foregoing events described in this Section
7.14 shall constitute a Default if, assuming the final non-appealable loss by the Company or any of its Subsidiaries of any such License at the conclusion of all legal proceedings incident thereto, such loss would, individually or in the aggregate with any such other losses after the Closing Date, not result in the loss of a License or Licenses for Radio Stations or Television Stations which generate in the aggregate in excess of 10% of the Broadcast Cash Flow of


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the Company and its Subsidiaries on a consolidated basis, provided that such percentage shall be calculated for the four quarter period ended immediately prior to the date on which any such loss of a License or Licenses occurs and each such quarterly calculation shall be aggregated with all such other percentage calculations with respect to any other Licenses lost from and after the Closing Date.

              Section 15 LIENS. Any Person shall take any action to enforce, foreclose upon or take similar action with respect to any Lien (whether or not permitted by the terms of this Agreement) on any material item or amount of Collateral.

              Section 16 CHANGE OF CONTROL. If (a) the Parent shall cease to own, free and clear of all Liens except as contemplated by the Parent Pledge Agreement, 100% of the issued and outstanding capital stock of the Company, (b) so long as any Citicasters Subordinated Debt remains outstanding, any event or condition exists or arises which constitutes a "Change of Control" as such term is defined in the Citicasters Subordinated Debt Indenture as in effect on the Closing Date (other than any such Change of Control occurring as a result of the Citicasters Merger), (c) so long as any Liquid Yield Option Notes remain outstanding and the Citicasters Subordinated Debt has been repaid in full, any event or condition exists or arises which constitutes a "Change of Control" as defined in the Liquid Yield Option Notes Indenture as in effect on the Closing Date, (d) so long as any Senior Subordinated Notes remain outstanding, any event or condition exists or arises which constitutes a "Change of Control" as such term is defined in the Senior Subordinated Note Indenture as in effect on the Closing Date or (e) Z/C shall at any time fail to have its designees constitute at least 30% in number of the members of the Parent's board of directors.

              Section 17 PREPAYMENT OR REDEMPTION WITH RESPECT TO CERTAIN INDEBTEDNESS. If (a) the Parent shall become obligated to make an offer or otherwise makes an offer to purchase or to redeem any Liquid Yield Option Notes or any portion thereof in cash prior to the maturity thereof (except for obligations in connection with any cash payments due with respect to any fractional shares of Common Stock of the Parent) for any reason or (b) the Company shall become obligated to make an offer to purchase or to redeem any Senior Subordinated Notes, any Citicasters Subordinated Notes or any other Subordinated Debt (other than any redemption of the Citicasters Subordinated Notes required as a result of the Change of Control with respect to the Citicasters Merger) or any portion thereof prior to the maturity thereof or the Parent or any Subsidiary of the Company shall become obligated with respect thereto.

              Section 18 NOBLE DOCUMENTS AND MEXICAN DOCUMENTS. Any of the following events shall occur with respect to any of the following Noble Documents or Mexican Documents:

                   (a) The Stock Closing shall not occur on the Stock Closing Date (as each such term is defined in the Noble Stock Purchase and Warrant Redemption Agreement) in accordance with the provisions of the Noble Stock Purchase and Warrant Redemption Agreement, in each case, as in effect on the Closing Date or as amended in accordance with Section 6.29.

                   (b) Within 20 Business Days of the receipt of the Mexican Approval, the Mexican Concession of R.D.P. shall not have been transferred to XETRA Communicaciones, S.A. de C.V. in accordance with the Mexican Documents.

                   (c) An Event of Default under (and as defined in) the Noble- Company Credit Agreement (as in effect on the Closing Date) (i) arising pursuant to either Section 7.1 or 7.2 thereof shall have occurred and be continuing (after giving effect to any applicable grace periods set forth in the Noble- Company Credit Agreement) and such Event of Default shall remain unremedied for a period of 90 days after the occurrence thereof, or (ii) arising pursuant to any other Section of the Noble-Company Credit Agreement if, with respect to clause (ii) of this Section 7.17(c), such breach would be


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reasonably expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole, or of the Company and its Subsidiaries, taken as a whole.

                   (d) The Parent or any of its Affiliates shall take any action to discontinue or to assert the invalidity or unenforceability of any obligation of any such Person (including, without limitation, the Parent or any such Affiliates) under any of the Noble Documents or any of the Mexican Documents, or the Parent or any of its Affiliates denies that it is obligated to perform any of its obligations under the terms of any Noble Document or any Mexican Document, or gives notice to such effect.

                   (e) (i) Any Person party to any of the Noble Documents or any of the Mexican Documents shall fail to perform any term or condition of the Noble Documents or the Mexican Documents, as the case may be, in accordance with the respective terms thereof, or (ii) any obligation of any Person under any of the Noble Documents or any of the Mexican Documents shall fail to remain in full force or effect, and in the case of subclauses (i) or (ii) of this Section 7.17(e), such failure would be reasonably expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole, or of the Company and its Subsidiaries, taken as a whole.

                   (f) The Parent, the Company or any of its Subsidiaries shall fail to actively pursue, on a best efforts basis, any of its material rights or remedies under any of the Noble Documents or any the Mexican Documents.

              Section 19 PARENT CONTRIBUTION DOCUMENTS. The Parent shall fail to make any payment to the Company when due pursuant to any Parent Contribution Document, or any obligation of the Parent under any Parent Contribution Document shall fail to remain in full force and effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any obligation of the Parent under any Parent Contribution Document, or the Parent denies that it has any further liability under any Parent Contribution Document, or gives notice to such effect.

                                     ARTICLE VIII

                    ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

              Section 1 ACCELERATION. If any Default described in Section 7.6 or 7.7 shall occur with respect to the Company or the Parent, the Aggregate Commitment and the obligation of the Lenders to make Loans hereunder shall automatically and immediately terminate and the unpaid principal amount of the Loans and all of the other Obligations shall automatically and immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender and without presentment, demand, protest or notice or any other requirement of any kind, all of which the Company hereby expressly waives. If any other Default shall occur and be continuing, upon the direction of the Required Lenders the Administrative Agent shall, (i) declare that the Aggregate Commitment is terminated, whereupon the Aggregate Commitment and the obligation of the Lenders to make Loans hereunder shall be immediately terminated and (ii) declare the unpaid principal amount of the Loans and the other Obligations to be due and payable, whereupon the same shall immediately be and become due and payable, without presentment, demand, protest or notice or any other requirement of any kind, all of which the Company hereby expressly waives. If any Default shall occur and be continuing, upon direction of the Required Lenders, the Administrative Agent shall require the Company to Cash Collateralize the Letters of Credit in an amount equal to the maximum aggregate amount that is, or at any time thereafter may become, available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at


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such time to present, the drafts or other documents required to draw under such
Letters of Credit)

              Section 2 AMENDMENTS. Subject to the provisions of this Article VIII and except as otherwise provided in any Loan Document, amendments or agreements supplemental hereto (and thereto, with respect to the relevant Subsidiary of the Company in the case of the Subsidiary Guaranty, the Subsidiary Security Agreement, a Subsidiary Pledge Agreement, a Subsidiary Trademark Agreement or a Subsidiary Mortgage and the Parent in the case of the Parent Guaranty or the Parent Pledge Agreement) may be entered into for the purpose of adding or modifying any provisions of this Agreement or any of the other Loan Documents or changing in any manner the rights of the Lenders or the Parent, the Company or any of its Subsidiaries hereunder or thereunder or waiving any Default hereunder or thereunder ("Amendments"), under the terms and in the manner set forth below:

                   (a) Except as provided in clauses (d) below, with respect to Amendments that forgive or reduce principal or interest or reduce the interest rate payable with respect to any Loan or Obligation or postpone any date fixed for any regularly-scheduled payment (other than with respect to prepayments under clauses (b) through (g) of Section 2.8) of principal of, or interest on, any such Loan or Obligation, postpone any Revolving Loan Commitment Reduction Date or any Term Loan Payment Date, increase the amount of the Aggregate Commitment, the Aggregate Revolving Loan Commitment, the Aggregate Term A Loan Commitment, the Aggregate Term B Loan Commitment, the Revolving Loan Commitment, the Term A Loan Commitment or the Term B Loan Commitment, postpone the Revolving Loan Termination Date, the Term A Loan Maturity Date, the Term B Loan Maturity Date, reduce any Revolving Loan Commitment Reduction Amount, change the definition of Leverage Ratio (to the extent that the same would affect the Applicable Margin) or amend or waive Section 2.4 (or amend the definition of any of the terms used in such Section to the extent that the same would affect the Applicable Margin), amend or waive Section 12.1 hereof or waive the payment of or reduce or defer any fees payable to the Lenders hereunder, consent to or permit the assignment or transfer by the Parent, the Company or any of its Subsidiaries of any of its rights or obligations under any of the Loan Documents, amend or waive this Section 8.2, change the definition of "Amendment," reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement or any other Loan Document to act on specified matters or release any guarantor or release all or any substantial portion of the Collateral from the Liens created by the Collateral Documents (except as may be expressly contemplated in the Loan Documents), all of the Lenders must approve such Amendments in writing; PROVIDED, that nothing contained in this
Section 8.2(a) shall restrict the ability of the Required Lenders to make determinations provided in the definition of Operating Cash Flow;

                   (b) With respect to Amendments that delay or reduce the amount of any mandatory prepayment or Revolving Loan Commitment Reduction Amount pursuant to any mandatory prepayment hereunder (other than as set forth in Section 8.2(a)), Lenders whose Pro Rata Shares in the aggregate are at least 85% must approve such Amendment in writing;

                   (c) With respect to Amendments that (i) (A) modify the pro rata nature of prepayment requirements with respect to any of the Lenders under this Agreement, (B) modify the ratable sharing of prepayments or (C) modify the ratable sharing of proceeds from the Collateral among any of the Lenders under this Agreement and (ii) adversely affect Lenders holding any class of Loans, Lenders holding such class of Loans representing not less than 66-2/3% of the aggregate amount of such class of Loans must approve such Amendments in writing;

                   (d) With respect to any Amendment requested by the Company which would increase the Aggregate Revolving Loan Commitment under this Agreement (the "Revolving Commitment Increase"), Lenders constituting the Required Lenders must approve any such Amendment provided that the following conditions


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are met with respect to such Amendment: (i) the aggregate principal amount of the Revolving Commitment Increase permitted pursuant to such Amendment shall not exceed $75,000,000 in the aggregate, (ii) the Company shall make an offer to each of the Lenders party to this Agreement on the date such request is sent to the Lenders, simultaneously to each Lender in writing to participate in the Aggregate Revolving Loan Commitment to the extent of the Revolving Commitment Increase in an amount based on each Lender's Pro Rata Share on the date of such notice by delivering a notice to the Administrative Agent which notice shall be distributed to each Lender and shall specify: (A) the date on which the Aggregate Revolving Loan Commitment is to be increased and Revolving Loans are to be available for borrowing thereunder (which date shall be not less than 30 days and not more than 60 days after the delivery of such notice to the Administrative Agent) and (B) the amount of such requested Revolving Commitment Increase, (iii) the Company shall not offer any other Person an opportunity to participate in the Aggregate Revolving Loan Commitment until 60 days after the Lenders have received the offer sent by the Company as set forth in clause (ii) above (the "Offer Expiration Date") and the Company must accept all acceptances by such Lenders received by the Company by such date in response to the Company's offer if the Company accepts any such offers (it being agreed that no Lender shall have any obligation to participate in the Revolving Commitment Increase and any decision by any Lender to accept or not accept such offer shall be in each Lender's sole discretion, and any failure to respond by any Lender by the end of the Offer Expiration Date shall be deemed to be a rejection by such Lender), (iv) the Aggregate Revolving Loan Commitment shall only be increased one time pursuant to this Section 8.2(d) (all other increases being subject to Section 8.2(a)), (v) the Company shall, and shall cause each of its Subsidiaries to, execute and deliver to the Administrative Agent any financing statements and other documents and take such further actions from time to time reasonably requested by the Administrative Agent in order to maintain a first priority perfected security interest in the Collateral as contemplated by the Collateral Documents and deliver to the Administrative Agent and the Lenders any legal opinions reasonably requested by the Administrative Agent or the Required Lenders and (vi) the Administrative Agent shall have received satisfactory reports of Uniform Commercial Code filings, tax lien, judgment and litigation searches requested by the Administrative Agent conducted by a search firm acceptable to the Administrative Agent.

                   (e) With respect to any other Amendment, the Lenders then constituting the Required Lenders must approve such Amendments in writing.

              No amendment of any provision of this Agreement or any other Loan Document relating to any Agent shall be effective without the written consent of such Agent including, without limitation, any provision of Article X.

              Section 3 PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agents to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Company to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude any other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Company, the Parent, its Subsidiary(ies) party thereto and the Agents and by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agents and the Lenders until the Obligations have been paid in full.


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                                      ARTICLE IX

                                  GENERAL PROVISIONS

              Section 1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Company contained in this Agreement shall survive delivery of this Agreement and the Notes and shall continue in full force and effect until the Obligations have been paid in full.

              Section 2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

              Section 3 TAXES. Any stamp, documentary and similar taxes and taxes in connection with the execution, delivery, filing or recordation of any of the Loan Documents shall be paid by the Company.

              Section 4 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

              Section 5 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Company, its Subsidiaries, the Parent, the Agents and the Lenders and supersede all prior agreements and understandings among the Company, its Subsidiaries, the Parent, the Agents and the Lenders relating to the subject matter thereof.

              Section 6 SEVERAL OBLIGATIONS. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agents are authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

              Section 7 EXPENSES; INDEMNIFICATION. The Company shall reimburse (i) each Agent for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for such Agent, which attorneys may be employees of such Agent) paid or incurred by such Agent in connection with the negotiation, documentation, preparation, review, execution, delivery, amendment, modification and administration of this Agreement and the other Loan Documents (including without limitation, reasonable costs and out-of- pocket expenses incurred in connection with post-closing UCC searches and the analysis thereof) or any other documents reasonably required to be reviewed or prepared in connection herewith or therewith and all out-of-pocket expenses incurred by such Agent in connection with the taking and perfection of Liens on the Collateral (including, without limitation, title and lien searches, surveys, title commitment and insurance costs, filing fees and documentary, stamp, filing and similar taxes and corporate search fees), (ii) each Agent and each of the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for each Agent and the Lenders, which attorneys may be employees of any Agent or any Lender) paid or incurred by any Agent or any Lender in connection with the collection and enforcement or amendment or modification of the Transaction Documents or any restructuring in respect of the Obligations and
(iii) any Agent or any Lender for any cost and expense of obtaining any appraisals in respect of the assets of the Company or any of its Subsidiaries, to the extent any Lender determines that such appraisals are required by any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and any rules promulgated to implement such provisions. The Company further agrees to indemnify each Agent and each Lender, and their respective directors, offi-


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cers, attorneys, agents, and employees, for, and hold each of them harmless against, all losses, claims (including, without limitation, all Environmental Claims), damages, penalties, judgments, liabilities, actions, proceedings, costs and expenses (including, without limitation, all attorney's fees and legal expenses incurred by any of them and other expenses of litigation or preparation therefor whether or not any suit or proceeding is brought or, if so, whether or not any Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Transaction Documents, the transactions contemplated hereby or thereby or any act, event or omission related hereto or thereto or the direct or indirect application or proposed application of any Letter of Credit or the proceeds of any Loan hereunder; PROVIDED, HOWEVER, that no such Agent, Lender, director, officer, attorney, agent or employee shall have a right to be indemnified or held harmless hereunder for its own gross negligence or willful misconduct as finally determined in a judgment of a court of competent jurisdiction. The obligations of the Company under this Section shall survive the repayment of the Obligations and the termination of this Agreement.

              Section 8 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

              Section 9 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Company and all of its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Parent's audited financial statements. In the event that Generally Accepted Accounting Principles change after the Closing Date in any manner that would cause the result of the calculation of any financial ratio under Agreement Accounting Principles pursuant to Section 6.3 to be materially different than the result that would have been obtained had Generally Accepted Accounting Principles been applied in such calculation, the Company, the Agents and the Lenders hereby agree to negotiate in good faith to amend this Agreement to accommodate the Company's desire not to maintain two sets of financial records.

              Section 10 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

              Section 11 NON-LIABILITY OF LENDER. The relationship between the Company and the Lenders and the Agents shall be solely that of borrower and lender. Neither any Agent nor any Lender shall have any fiduciary responsibilities to the Company. Neither any Agent nor any Lender undertakes any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations.

              Section 12 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

              Section 13 CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN


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INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY
LENDER TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION. THE COMPANY WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND, AS ADDITIONAL SECURITY FOR THE OBLIGATIONS, IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, WHOSE ADDRESS IS 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT.

              Section 14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Agents and the Lenders and the Company, each Agent and each Lender have delivered to the Administrative Agent executed counterpart signature pages hereto or a facsimile of such executed counterpart signature page.

              Section 15 LIMITATION OF RIGHTS. Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the collateral purported to be covered by any Collateral Document as provided herein or in any Collateral Document or any other action taken or proposed to be taken by any Agent or any Lender hereunder or thereunder which would affect the operational, voting, or other control of the Parent, the Company or any of its Subsidiaries, shall be pursuant to Section 310 of the Communications Act and to the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior consent of the FCC.

              Section 16 LIMITATION OF LIABILITY. No claim may be made by the Parent, the Company, any of its Subsidiaries or any other Person against any Agent or any Lender or the Affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transactions, or any act, omission or event occurring in connection therewith; and the Company (for itself and each of its Subsidiaries) hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor and the Company (for itself, the Parent, and each of its Subsidiaries) agrees to notify each Agent and each Lender, as applicable, of any such claim promptly upon learning of any such claim.

                                      ARTICLE X

                                      THE AGENTS

              Section 1 APPOINTMENT. Chemical Bank is hereby appointed as Administrative Agent hereunder and under the other Loan Documents, and each of the Lenders and each of the other Agents authorizes the Administrative Agent to act as the agent of such Lender and such Agents. Banque Paribas is hereby appointed as Documentation Agent hereunder and under the other Loan Documents, and each of the Lenders and each of the other Agents authorizes the Documentation Agent to act as the documentation agent of such Lender and such Agents. Bank of America is hereby appointed as Syndication Agent hereunder and under the other Loan Documents, and each of the Lenders and each of the other Agents authorizes the Syndication Agent to act as the syndication agent of such Lender and such Agents. Each Agent agrees to act as such upon the express conditions contained in this Article X and the other Loan Documents. Each of the Lenders authorizes the Administrative Agent to execute each of the Collateral Documents and the financing statements and other documents and instruments related thereto on behalf of such Lender (the terms of which shall be binding on such Lender). No Agent shall have a fiduciary relationship in respect of any Lender by reason of this Agreement or any other Loan Document.


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              Section 2  POWERS.  Each Agent shall have and may exercise such powers hereunder and under the other Loan Documents as are specifically delegated to such Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. No Agent shall have any implied duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any other Loan Document except any action specifically provided by this Agreement or such other Loan Document to be taken by such Agent.

              Section 3 GENERAL IMMUNITY. Neither any Agent nor any of their respective directors, officers, agents, attorneys or employees shall be liable to the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct as finally determined in a judgment of a court of competent jurisdiction.

              Section 4 NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. No Agent shall be responsible to the Lenders for any recitals, reports, statements, warranties or representations herein or in any other Loan Document or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Loan Document.

              Section 5 ACTION ON INSTRUCTIONS OF LENDERS. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under the other Loan Documents in accordance with written instructions signed by the Required Lenders, or, if applicable, the Lenders required pursuant to Article VIII hereof, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of the Notes.

              Section 6 EMPLOYMENT OF AGENTS AND COUNSEL. Each Agent may execute any of its duties as the applicable Agent hereunder or under the other Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency created hereby and by the other Loan Documents and its duties hereunder and thereunder.

              Section 7 RELIANCE ON DOCUMENTS; COUNSEL. Each Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect of legal matters, upon the advice or opinion of counsel selected by such Agent which counsel may be employees of such Agent.

              Section 8  AGENT'S REIMBURSEMENT AND INDEMNIFICATION.  Each
Lender agrees to reimburse and indemnify each Agent for its Pro Rata Share (i) of any amounts not reimbursed by the Company or any of its Subsidiaries for which such Agent is entitled to reimbursement by the Company or any of its Subsidiaries under the Loan Documents, (ii) of any other expenses incurred by such Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and
(iii) of any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other document delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby by the enforcement of any of the terms hereof or of any other Loan Document or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of any Agent as finally determined in a final judgment of a court of competent jurisdiction.

              Section 9 RIGHTS AS A LENDER. With respect to the Loans made by it and the other Obligations owing to it, each Agent shall have the same


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rights and powers hereunder as any Lender and may exercise the same as though it were not such Agent and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, the Parent, the Company or any of its Subsidiaries as if it were not an Agent.

              Section 10 LENDER DECISIONS. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

              Section 11 SUCCESSOR AGENT. Any Agent may resign at any time by giving ten (10) days' prior written notice thereof to the Lenders and the Company, effective upon the expiration of such ten (10) days, and any Agent may be removed at any time with or without cause by written notice received by such Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint on behalf of the Lenders a successor Agent which successor Agent shall, absent the occurrence and continuance of a Default or Unmatured Default, be consented to by the Company (which consent shall not be unreasonably withheld). If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within ten (10) days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint on behalf of the Lenders a successor Agent which successor Agent shall, absent the occurrence and continuance of a Default or Unmatured Default, be acceptable to the Company. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from any further duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

              Section 12 COLLATERAL RELEASES. Provided that no Default or Unmatured Default shall exist, the Company and its Subsidiaries may from time to time sell or otherwise dispose of certain of the Collateral as permitted by the terms of Section 6.13 (subject to compliance by the Company and its Subsidiaries with Section 2.8) and, upon the written request of the Company, the Administrative Agent shall at the Company's expense release the security interest of the Administrative Agent in the Collateral which is to be sold or otherwise disposed of by the Company or any such Subsidiary in accordance with the terms of Section 6.13. The Lenders hereby empower and authorize the Administrative Agent to execute and deliver to the Company or any of its Subsidiaries any such agreements, documents or instruments as shall be necessary or appropriate to effect any such release and any other releases of Collateral which shall have been approved by the Lenders in writing, in accordance with
Section 8.2.

                                      ARTICLE XI

                               SETOFF; RATABLE PAYMENTS

              Section 1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Company becomes insolvent, however evidenced, or any Default shall occur and be continuing, any indebt-


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edness from any Lender to the Company (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

              Section 2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a participation in the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action as shall be necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                     ARTICLE XII

                  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

              Section 1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Company and the Lenders and their respective successors and assigns, except that the Parent, the Company and its Subsidiaries shall not have the right to assign its rights or delegate its duties or obligations under the Loan Documents, and any assignment by any Lender must be made in compliance with Section 12.3. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, and any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

              Section 2  PARTICIPATIONS.

                   12.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan made by such Lender or any other interest of such Lender under the Loan Documents, provided that any such Participant shall agree in writing to be bound by Sections 12.4 and 12.5. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, and the Company and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, provided that such Lender shall provide notice to the Company of such sale to a Participant which is not an Affiliate of such selling Lender, a Lender or an Affiliate thereof following any such sale and such Lender shall comply with Sections 12.4 and 12.5 with respect to confidential information.

                   12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Obligation in which such Participant has an interest which postpones any date fixed for any regularly- scheduled payment of principal (including a Revolving Loan Commitment Reduction Date) or postpones the final maturity of any of the Loans,


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forgives principal or interest or reduces the interest rate payable with respect to any such Loan or Obligation, releases any guarantor of any such Loan or Obligation or releases all or substantially all of the Collateral securing any such Loan or Obligation.

                   12.2.3. BENEFIT OF SETOFF AND INDEMNITIES. The Company agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant, except to the extent such Participant has exercised its right of setoff. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, in accordance with Section 11.2 as if each Participant were a Lender. The Company also agrees that each Participant shall be entitled to the benefits of Sections 3.1 and 3.2 with respect to its participation; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

              Section 3  ASSIGNMENTS.

                   12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time, assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents; PROVIDED that any partial assignment of any Lender's rights and obligation hereunder shall be either for all of such Lender's rights and obligations under the Loan Documents or shall be in a minimum principal amount of $5,000,000 of such Lender's Loans and/or Commitments and such Lender shall comply with Sections 12.4 and 12.5 with respect to confidential information. Such assignment (other than an assignment to the Federal Reserve Bank) shall be substantially in the form of Exhibit M hereto. The consent of the Administrative Agent and, unless a Default has occurred and is continuing, the consent of the Company (such consent of the Administrative Agent and the Company not to be unreasonably withheld), shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender, an Affiliate thereof or a Federal Reserve Bank. Such consents shall be substantially in the form attached as Schedule I to Exhibit M (a "Notice of Assignment") hereto and shall not be unreasonably withheld or delayed.

                   12.3.2. EFFECT; EFFECTIVE DATE. After delivery to the Administrative Agent of a Notice of Assignment with a copy to the Company, together with any consents required by Section 12.3.1, and payment of a $3,500 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and the other Loan Documents and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Obligations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Company shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Loans, as adjusted pursuant to such assignment.

                   12.3.3. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee (other than a then-existing Lender)


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which is organized under the laws of any jurisdiction other than the United
States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agents and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Company or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans,
(ii) to furnish to the transferor Lender, the Administrative Agent and the Company either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and an Internal Revenue Service Form W-8 or W-9 or successor appropriate forms (wherein such Transferee claims exemption from United States back-up withholding tax) and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Company) to provide the transferor Lender, the Administrative Agent and the Company a new Form 4224 or Form 1001 or Form W-8 or W-9 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding and back-up withholding tax exemptions.

              Section 4 DISSEMINATION OF INFORMATION. The Company authorizes each Lender to disclose to any Participant, Purchaser, Interest Rate Hedge Provider, institution party to an agreement in respect of the transfer of economic risk of any Lender's obligations to the Company through the use of credit swaps or other such instruments or any other Person acquiring an interest in the Obligations, any portion thereof or the Loan Documents by operation of law (each "Transferee"), and any prospective Transferee, any and all information in such Lender's possession concerning the creditworthiness of the Parent or the Company; PROVIDED that each Transferee and prospective Transferee agrees to be bound by Section 12.5; and PROVIDED FURTHER, that each Lender agrees to provide to the Company notice of the identity of such Transferee or prospective Transferee (other than a Transferee which is an Affiliate of a selling Lender, a Lender or an Affiliate of a Lender) at least four days prior to the delivery of an agreement with respect to confidentiality required by Section 12.5 to any Transferee or prospective Transferee.

              Section 5 CONFIDENTIALITY. Each Lender agrees to hold any information designated as confidential which it may receive from the Company pursuant to this Agreement in confidence, except for disclosure: (i) to other Lenders, (ii) to legal counsel, accountants, and other professional advisors to such Lender, (iii) to regulatory officials, (iv) as required by law, regulation, legal process, or in connection with any legal proceeding, (v) information which has previously been made public and (vi) in connection with an actual or proposed sale, assignment, participation or other disposition or proposed disposition of such Lender's interests hereunder not prohibited by this Agreement (including, without limitation, a transfer of economic risk of any Lender's obligations to the Company through the use of credit swaps or other such instruments) provided that the assignee, proposed assignee, participant, proposed participant or other Transferee or proposed Transferee shall have agreed in a writing delivered by such Lender to the Company to be bound by this
Section 12.5.

                                     ARTICLE XIII

                                       NOTICES

              Section 1 GIVING NOTICE. Any notice required or permitted to be given under this Agreement may be, and shall be deemed, given, if mailed, three days after the date when deposited in the United States mail, postage prepaid, or if by telegraph, when delivered to the appropriate office for transmission, charges prepaid, or if by personal delivery or by facsimile, when received, addressed to the Company (with copies to Sheli Z. Rosenberg,

Rosenberg & Liebentritt, 2 North Riverside Plaza, Suite 600, Chicago, Illinois 60606, provided, however, that the failure to provide any such copies shall not affect the validity or sufficiency of any such notice), the Lenders or the Agents at the addresses indicated below their signatures to this Agreement (with, in the case of any notice to the Administrative Agent, a copy thereof to Agent Bank Services Group, 29th floor, 140 East 45th Street, New York, New York 10017, Attention: Jesus Sang (fax: 212-622-0002)).

              Section 2 CHANGE OF ADDRESS. The Company, any Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                     ARTICLE XIV

                                 WAIVER OF JURY TRIAL

              THE COMPANY, EACH AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

               IN WITNESS WHEREOF, the Company, the Lenders and the Agents have executed this Agreement as of the date first above written.

                                       JCAC, INC., A FLORIDA CORPORATION


                                       By:  /s/ R.Christopher Weber
                                          -------------------------------------
                                       Title: Senior Vice President
                                              -----------------------------

                                       By:  /s/ John M. Berry
                                          -------------------------------------
                                       Title: Senior Vice President
                                              -----------------------------
                                       1300 PNC Center
                                       201 East Fifth Street
                                       Cincinnati, Ohio 45202
                                       Facsimile:     (513) 621-6087
                                       Attention:     R. Christopher Weber

                                       CHEMICAL BANK,
                                       Individually and as Administrative
                                       Agent

                                       By:  /s/ C.C. Wardell
                                          -------------------------------------
                                       Title: Managing Director
                                                  -----------------------------

                                       By:  /s/ C.C. Wardell
                                          -------------------------------------
                                       Title: Managing Director
                                              -----------------------------

                                       Chemical Bank
                                       Administrative Agent
                                       270 Park Avenue
                                       New York, New York 10017

                                       BANQUE PARIBAS,
                                       Individually and as Documentation Agent

                                       By:  /s/ SM Heinen
                                          -------------------------------------
                                       Title: Vice President
                                              -----------------------------

                                       By:  /s/ Gerald E. O'Keefe
                                          -------------------------------------
                                       Title: Vice President
                                              -----------------------------

                                       227 West Monroe Street
                                       Suite 3300
                                       Chicago, Illinois  60606
                                       Facsimile:  (312) 853-6020
                                       Attention:     Steve Heinen
                                                      Mark Radzik

                                       Banque Paribas, Media Group
                                       Equitable Tower
                                       787 7th Avenue
                                       32nd Floor
                                       New York, New York 10019
                                       Facsimile:  (212) 841-2369
                                       Attention:     Eileen Burke
                                                      Salo Aizenberg

                                       BANK OF AMERICA ILLINOIS,
                                       Individually and as Syndication Agent

                                       By:  /s/ Kevin P. Morrison
                                          -------------------------------------
                                       Title: Vice President
                                              -----------------------------

                                       231 South LaSalle Street
                                       14th Floor
                                       Chicago, Illinois  60697
                                       Facsimile:     (312) 974-8014
                                       Attention:     Mary Rose Gage
                                       ABN AMRO BANK N.V.

                                       By:  /s/ James J. Johnston
                                          -------------------------------------
                                       Title: Vice President
                                             -----------------------------

                                       By:  /s/ Mary L. Janovksky
                                          -------------------------------------
                                       Title: Vice President
                                              -----------------------------

                                       135 South LaSalle Street, Suite 425
                                       Chicago, Illinois  60674-9135
                                       Facsimile:  (312) 606-8425
                                       Attention:  Joanna Riopelle and
                                                      James Johnston

                                       THE BANK OF NEW YORK

                                       By:  /s/ Brenda Nedzi
                                          -------------------------------------
                                       Title: Vice President
                                             -----------------------------

                                       One Wall Street, 16th Floor
                                       New York, New York  10286
                                       Facsimile:  (212) 635-8593
                                       Attention:  Brendan Nedzi

                                       THE BANK OF NOVA SCOTIA

                                       By:  /s/ Margo C. Bright
                                          -------------------------------------
                                       Title:
                                              -----------------------------

                                       One Liberty Plaza
                                       New York, New York  10006
                                       Facsimile:  (212) 225-5091
                                       Attention:  Margot C. Bright

                                       CAISSE NATIONALE DE CREDIT AGRICOLE

                                       By:  /s/ Dean Balice
                                          -------------------------------------
                                       Title: Senior Vice President
                                              -----------------------------

                                       55 East Monroe Street
                                       Chicago, Illinois  60603-5702
                                       Facsimile:  (312) 372-2830
                                       Attention:  Leslie McMillan

                                       C.I.B.C., INC.

                                       By:  /s/ P.C. Smith
                                          -------------------------------------
                                       Title: Authorized Signor
                                              -----------------------------

                                       425 Lexington Avenue
                                       New York, New York  10017
                                       Facsimile:  (212) 856-3558
                                       Attention:  Peter Smith

                                       CREDIT LYONNAIS NEW YORK BRANCH

                                       By:  /s/ Stephen C. Levi
                                          -------------------------------------
                                       Title: Vice President
                                              -----------------------------

                                       1301 Avenue of the Americas
                                       New York, New York  10019
                                       Facsimile:  (212) 261-3318
                                       Attention:  Stephen Levi

                                       DRESDNER BANK AG, NEW YORK AND
                                         GRAND CAYMAN BRANCHES

                                       By:  /s/ William E. Lambert
                                          -------------------------------------
                                       Title: Assistant Vice President
                                              -----------------------------


                                       By:  /s/ Jane A Majeski
                                          -------------------------------------
                                       Title: Vice President
                                              -----------------------------

                                       75 Wall Street, 29th Floor
                                       New York, New York  10005-2889
                                       Facsimile:  (212) 429-2129
                                       Attention:  Jane Majeski

                                        FIRST BANK NATIONAL ASSOCIATION

                                       By:  /s/ John E. Besse
                                          -------------------------------------
                                       Title: Senior Vice President
                                              -----------------------------

                                       First Bank Place
                                       601 Second Avenue South
                                       Minneapolis, Minnesota  55402
                                       Facsimile:  (612) 973-0824
                                       Attention:  Robert Miller, MPFP0905

                                       THE FIRST NATIONAL BANK OF BOSTON

                                       By:  /s/ Robert Milordi
                                          -------------------------------------
                                       Title: Managing Director
                                              -----------------------------

                                       100 Federal Street
                                       Boston, Massachusetts  02110
                                       Facsimile:  (617) 434-3401
                                       Attention:  Rob Milordi

                                       ING CAPITAL ADVISORS, INC.

                                       By:  /s/ Michael P. McAdams
                                          -------------------------------------
                                       Title: Managing Director
                                              -----------------------------

                                       333 South Grand Avenue, Suite 400
                                       Los Angeles, California  90071
                                       Facsimile:  (213) 626-6552
                                       Attention:  Mike Hatley

                                       MELLON BANK, N.A.

                                       By:  /s/ Lisa Pellow
                                          -------------------------------------
                                       Title: First Vice President
                                              -----------------------------

                                       One Mellon Bank Center, Room 4440
                                       Pittsburgh, Pennsylvania  15258
                                       Facsimile:  (412) 234-6375
                                       Attention:  Lisa Pellow

                                       MERRILL LYNCH SENIOR FLOATING RATE
                                       FUND, INC.

                                       By:  /s/ Anthony R. Clemente
                                          -------------------------------------
                                       Title: Authorized Signor
                                              -----------------------------

                                       800 Scudders Mills Road
                                       Plainsboro, New Jersey  08536
                                       Facsimile:  (609) 282-2756
                                       Attention:  Anthony R. Clemente

                                       MORGAN GUARANTY TRUST COMPANY

                                       By:  /s/ Sandra Kurek
                                          -------------------------------------
                                       Title: Associate
                                              -----------------------------

                                       60 Wall Street, 22nd Floor
                                       New York, New York  10260-0060
                                       Facsimile:  (212) 648-5018
                                       Attention:  Sandra Kurek

                                       NATIONSBANK OF TEXAS, N.A.

                                       By:  /s/ Greg Meador
                                          -------------------------------------
                                       Title: Vice President
                                              -----------------------------

                                       901 Main Street, 64th Floor
                                       Dallas, Texas  75202
                                       Facsimile:  (214) 508-9390
                                       Attention:  Greg Meador

                                       PILGRIM AMERICA PRIME RATE TRUST

                                       By:  /s/ Howard Tiffen
                                          -------------------------------------
                                       Title: Vice President
                                              -----------------------------

                                       40 North Central Avenue, Suite 1200
                                       Phoenix, Arizona  85004-4424
                                       Facsimile:  (602) 417-8327
                                       Attention:  Howard Tiffen

                                       PRIME INCOME TRUST

                                       By:  /s/ Rafael Scolari
                                          -------------------------------------
                                       Title:
                                              -----------------------------

                                       Dean Witter Intercapital
                                       c/o Prime Income Trust
                                       Two World Trade Center
                                       New York, New York  10048
                                       Facsimile:  (212) 392-5345
                                       Attention:  Rafael Scolari

                                       PROTECTIVE LIFE INSURANCE COMPANY

                                       By:  /s/ Mark Okada
                                          -------------------------------------
                                       Title: Principal
                                              -----------------------------

                                       13455 Noel Road
                                       2 Galleria Tower, Suite 1150
                                       Dallas, Texas  75240
                                       Facsimile:  (214) 233-4343
                                       Attention:  Mark Okada

                                       SOCIETY NATIONAL BANK

                                       By:  /s/ Michael Stark
                                          -------------------------------------
                                       Title: Assistant Vice President
                                              -----------------------------

                                       127 Public Square, OH-01-27-0602
                                       Cleveland, Ohio  44114-1306
                                       Facsimile:  (216) 689-4666
                                       Attention:  Michael Stark

                                       UNION BANK OF CALIFORNIA, N.A.

                                       By:  /s/ Kevin Sampson
                                          -------------------------------------
                                       Title: Assistant Vice President
                                              -----------------------------

                                       445 South Figueroa Street, 7th Floor
                                       Los Angeles, California  90071
                                       Facsimile:  (213) 236-5747
                                       Attention:  Kevin Sampson

                                       VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                                       INCOME TRUST

                                       By:  /s/ Jeffrey W. Maillet
                                          -------------------------------------
                                       Title: Senior Vice President
                                              -----------------------------

                                       One Parkview Plaza
                                       Oakbrook Terrace, Illinois  60181
                                       Facsimile:  (708) 684-6741
                                       Attention:  Jeffrey Maillet

              The undersigned, as successor by merger to JCAC, Inc., hereby assumes and agrees to perform as the "Company" each and every of the covenants, duties, obligations, promises and liabilities of the Company in the foregoing Agreement and each other Loan Document and hereby confirms and restates each and every of the representations and warranties of the Company therein.

                                       CITICASTERS INC.

                                       By:
                                          -------------------------------------
                                       Title:
                                             ----------------------------------